Exhibit 4.18

Execution version

Novation, Amendment and Restatement Agreement

Dated	20 December	2023

(1)	Chemical Tankers 28 Inc (as Original Charterer)

(2)	Hafnia Chemical Tankers Pte. Ltd. (as New Charterer)

(3)	HAFNIA LIMITED (as New Guarantor)

(4)	Fortune chem4 Shipping Limited (as Owner)

Execution version

Contents

Page

1 Interpretation	2

2 Representations and Warranties	3

3 Conditions	4

4 Novation, amendment and restatement	4

5 Counterparts	5

6 Notices	5

7 Law and arbitration	6

8 Waiver of immunity	6

Schedule 1 Effective Date Confirmation	8

Schedule 2 Conditions Precedent	9

Schedule 3 Form of Amended and Restated Charter	12

Schedule 4 Form of Protocol of Delivery and Acceptance	13

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Novation, Amendment and Restatement Agreement

Dated	20 December	2023

Between:

(1)	CHEMICAL TANKERS 28 INC, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 70856 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Original Charterer”); and

(2)	Hafnia Chemical Tankers Pte. Ltd., a company incorporated under the law of Singapore (with UEN 202234749G) whose registered address is 10 Pasir Panjang Road, #18-01, Mapletree Business City, Singapore 117438 (the “New Charterer”); and

(3)	hafnia limited, a company incorporated under the laws of Bermuda (with company registration number 49023) and whose registered office is at the offices of Inchona Services Limited, Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda (the “New Guarantor”); and

(4)	Fortune chem4 Shipping Limited, a company incorporated under the laws of Hong Kong with company number 3013094 whose registered address is at Room 1801, 18th Floor, Worldwide House, No. 19 Des Voeux Road Central, Hong Kong (the “Owner”).

Whereas

(A)	Pursuant to a bareboat charter (comprising (i) a BIMCO standard bareboat charter in the “BARECON 2001” form (the “BIMCO Standard Form”) and (ii) the additional clauses to the BIMCO Standard Form dated 28 January 2021 and executed by the Owner (as owners) and the Original Charterer (as charterers) (as amended and supplemented pursuant to a side letter dated 30 July 2021 and as supplemented pursuant to a supplemental agreement dated 3 July 2023, the “Original Charter”), the Owner has agreed to let and the Original Charterer has agreed to charter the chemical/oil products tanker named “HAFNIA TOPAZ” with IMO number 9753686 (the “Vessel”).

(B)	By a request for consent dated 20 July 2023 the Original Charterer informed the Owner that as part of an ongoing corporate reorganization of the Group, the Group would like to replace the Original Charterer with the New Charterer and replace Chemical Tankers Inc with Hafnia Limited as the new charter guarantor.

(C)	The Original Charterer wishes to transfer to the New Charterer, and the New Charterer wishes to assume, all of the rights and obligations of the Original Charterer under the Original Charter. The Owner is willing to agree to the substitution of the New Charterer in place of the Original Charterer in relation to those rights and obligations and to the release of the Original Charterer in respect of those rights and obligations, subject to and upon the terms and conditions of this Agreement.

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It is agreed that:

1	Interpretation

1.1	In this Novation, Amendment and Restatement Agreement:

“Charter Agreements” means (a) the Original Charter, (b) the Novated Charter and (c) this Agreement.

“Effective Date” means the date on which the Owner confirms to the Original Charterer and the New Charterer in writing substantially in the form set out in Schedule 1 that all of the conditions referred to in Clause 3.1 have been satisfied, which confirmation the Owner shall be under no obligation to give if a Termination Event shall have occurred.

“Minimum Amount” means an amount equal to US$3,380,542.08.

“New Account Charge” has the meaning given to such term in paragraph 4 of Schedule 2 (Conditions Precedent).

“New Charterers’ Assignment” has the meaning given to such term in paragraph 4 of Schedule 2 (Conditions Precedent).

“New Guarantee” has the meaning given to such term in paragraph 4 of Schedule 2 (Conditions Precedent).

“New Technical Manager’s Undertaking” has the meaning given to such term in paragraph 4 of Schedule 2 (Conditions Precedent).

“New Transaction Documents” means, together, the New Guarantee, the New Charterers’ Assignment, the New Account Charge, the New Technical Manager’s Undertaking and the Original Charter as novated, amended and supplemented pursuant to this Agreement.

“Novated Charter” means the Original Charter as novated, amended and restated by this Agreement.

“Novation PDA” means the protocol of delivery and acceptance in relation to the Vessel substantially in the form of Schedule 4 (Form of Protocol of Delivery and Acceptance) hereto executed between the Original Charterer, the New Charterer, and the Owner.

“Parties” means the parties to this Novation, Amendment and Restatement Agreement and “Party” means any one of them.

1.2	All words and expressions defined in the Original Charter shall have the same meaning when used in this Novation, Amendment and Restatement Agreement unless the context otherwise requires, and clause 33 (Interpretations) of the Original Charter shall apply to the interpretation of this Novation, Amendment and Restatement Agreement as if it is set out in full.

1.3	The Owner and the New Charterer hereby designate this Novation, Amendment and Restatement Agreement as a Transaction Document under the Novated Charter.

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2	Representations and Warranties

2.1	Each Party’s representations and warranties

Each Party represents and warrants to each of the other Parties that the following statements are, at the date hereof, true and accurate:

2.1.1	it is duly incorporated under the laws of its country of incorporation and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated the Charter Agreements to which it is a party;

2.1.2	the execution, delivery and performance by it of the Charter Agreements to which it is a party and the consummation of the transactions contemplated by the Charter Agreements have been duly authorised by all necessary corporate action and do not contravene any applicable law, regulation or order binding on it or any of its assets or its constitutional documents;

2.1.3	neither the execution, delivery and performance by it of the Charter Agreements to which it is a party nor the consummation of any of the transactions by it contemplated by the Charter Agreements to which it is a party, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, except such as have been obtained and are in full force and effect; and

2.1.4	the obligations assumed by it in the Charter Agreements to which it is a party are legal, valid and binding upon it, subject to the general principles of equity and laws affecting creditors’ rights generally.

2.2	The Original Charterer’s representations and warranties to the Owner

Each of the representations contained in clause 48(b) of the Original Charter shall be deemed repeated by the Original Charterer to the Owner at the date of this Novation, Amendment and Restatement Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Transaction Documents include this Novation, Amendment and Restatement Agreement.

2.3	The Original Charterer’s representations and warranties to the New Charterer

The Original Charterer represents and warrants to the New Charterer that the following statements are, at the date of this Agreement, true and accurate:

2.3.1	the Original Charterer has supplied the New Charterer with a true, complete and up-to-date copy of the Original Charter;

2.3.2	the Original Charterer is not aware of any unremedied defaults by the Owner under the Original Charter and the Original Charterer has complied with the terms and conditions of the Original Charter; and

2.3.3	the Original Charter has not been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Original Charterer and the Owner relating to the leasing of the Vessel.

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3	Conditions

3.1	As conditions for the agreement of the Owner to novate, amend and restate the Original Charter in accordance with Clause 4, the Original Charterer and the New Charterer shall deliver or cause to be delivered to or to the order of the Owner all of the documents and other evidence listed in Schedule 2.

3.2	All documents and evidence delivered to the Owner pursuant to Clause 3.1 shall:

3.2.1	be in form and substance acceptable to the Owner;

3.2.2	if required by the Owner, be certified, notarised, legalised or attested in a manner acceptable to the Owner.

3.3	The New Charterer shall deliver or cause to be delivered to the Owner, within twenty (20) Business Days from the Effective Date, letters of undertaking in respect of the Insurances as required by the New Transaction Documents, together with copies of the relevant policies or cover notes or entry certificates in respect of the Insurances duly endorsed with the interest of the Owner.

4	Novation, amendment and restatement

4.1	In consideration of the mutual agreements and undertakings contained in this Novation, Amendment and Restatement Agreement and for other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the Parties) it is hereby agreed that as and with effect from the Effective Date:

4.1.1	the New Charterer assumes all the obligations and liabilities of the Original Charterer under the Original Charter and agrees to be bound by the terms of the Original Charter in every way as if the New Charterer were a party to the Original Charter in place of the Original Charterer and therefore shall duly and punctually perform all the obligations of the Original Charterer under the Original Charter;

4.1.2	the Owner releases and discharges the Original Charterer from all obligations, and liabilities under the Original Charter and accepts the liabilities and obligations of the New Charterer under the Original Charter in place of the liabilities and obligations of the Original Charterer;

4.1.3	the New Charterer has the benefit of all the rights of the Original Charterer under the Original Charter and the Owner agrees to be bound by the terms of the Original Charter in every way as if the New Charterer were a party to the Original Charter in place of the Original Charterer; and

4.1.4	the Original Charterer releases and discharges the Owner from all obligations and liabilities under the Original Charter.

4.2	Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall subject the Owner to any liability to which it would not otherwise be subject under the Original Charter or diminish in any way any rights or remedies to which the Owner would otherwise be entitled under the Original Charter or modify in any respect the Owner’s contractual rights and obligations under any Original Document.

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4.3	With effect from the Effective Date the Original Charter shall be read and construed as if its text is replaced by the text of the amended and restated bareboat charter attached to this Novation, Amendment and Restatement Agreement at Schedule 3.

4.4	With effect from the Effective Date, the Vessel shall be deemed to be delivered to, and accepted by, the New Charterer pursuant to the Novated Charter and the Original Charterer shall be fully responsible for the physical delivery of the Vessel to the New Charterer under the Novated Charter. Notwithstanding and without prejudice to the foregoing, the Owner, the Original Charterer and the New Charterer nonetheless agree to enter into and execute the Novation PDA on delivery of the Vessel.

5	Counterparts

This Novation, Amendment and Restatement Agreement may be executed in any number of counterparts each of which shall be original but which shall constitute the same instrument.

6	Notices

6.1	Any communication to be made under or in connection with this Novation, Amendment and Restatement Agreement shall be made in writing and, unless otherwise stated, may be made by letter or email.

6.2	The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Novation, Amendment and Restatement Agreement are:

6.2.1	in the case of the Original Charterer:

CHEMICAL TANKERS 28 INC

Address:      10 Pasir Panjang Road, #18-01 Mapletree Business City, Singapore 117438

Email:          spa@hafniabw.com; jla@hafniabw.com; cts@hafniabw.com; jte@hafniabw.com; jto@hafniabw.com; corptf@hafniabw.com

6.2.2	Attention: Corporate Finance Team in the case of the New Charterer:

HAFNIA CHEMICAL TANKERS PTE. LTD.

Address:      10 Pasir Panjang Road, #18-01 Mapletree Business City, Singapore 117438

Email:          spa@hafniabw.com; jla@hafniabw.com; cts@hafniabw.com; jte@hafniabw.com; jto@hafniabw.com; corptf@hafniabw.com

6.2.3	Attention: Corporate Finance Team in the case of the Owner:

FORTUNE CHEM4 SHIPPING LIMITED

Address:      Room 1802-3, 18/F, Worldwide House, 19 Des Voeux Road Central, Central, Hong Kong

Email:          zhangxr@csscshipping.com

Attention:    Zhang Xiaoran

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or any substitute address, email address or department or officer as a Party may notify to the other Parties by not less than five (5) Business Days’ notice.

6.3	Any communication or document made or delivered by one Party to another Party under or in connection with this Novation, Amendment and Restatement Agreement will only be effective:

(i)	if by way of email, when sent with no error message received; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 6.2 above, if addressed to that department or officer.

Any communication or document which becomes effective, in accordance with this Clause 6.3, after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day..

7	Law and arbitration

(a)	This Novation, Amendment and Restatement Agreement and any contractual or non-contractual obligations arising from or connected with this Supplemental Agreement shall be governed by, and interpreted in accordance with, English law.

(b)	Any dispute, controversy, difference or claim arising out of or relating to this Novation, Supplemental Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(c)	The seat of the arbitration shall be Hong Kong.

(d)	The arbitration proceedings shall be conducted in English.

(e)	The law governing this Clause 7 (Law and arbitration) shall be English law.

(f)	The number of arbitrators shall be three.

8	Waiver of immunity

To the extent that either the Original Charterer or the New Charterer has acquired or may, after the date of this Novation, Supplemental Agreement, acquire any immunity, with respect to itself and its revenues and assets (irrespective of their use or intended use), on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

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(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and it irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings), that Party irrevocably and expressly waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Novation, Supplemental Agreement.

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Schedule 1
Effective Date Confirmation

To:

CHEMICAL TANKERS 28 INC (the “Original Charterer”)

and

Hafnia Chemical Tankers Pte. Ltd. (the “New Charterer”)

Effective Date Confirmation

We, Fortune chem4 Shipping Limited, refer to the Novation, Supplemental Agreement dated                                                 2023 (the “Supplemental Agreement”) executed by us, the Original Charterer and the New Charterer relating to a bareboat charter dated 28 January 2021 and executed by us (as owners) and the Original Charterer (as charterers) relating to the chemical/oil products tanker named “HAFNIA TOPAZ” with IMO number 9753686 (as amended and supplemented pursuant to a side letter dated 30 July 2021 and as supplemented pursuant to a supplemental agreement dated 3 July 2023, the “Original Charter”).

We hereby confirm that all conditions precedent referred to in Clause 3.1 of the Novation, Amendment and Restatement Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Novation, Amendment and Restatement Agreement, the Effective Date is the date of this confirmation, the novation, amendment and restatement of the Original Charter is now effective.

Dated	20

Signed:___________________________________

For and on behalf of

Fortune chem4 Shipping Limited

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Schedule 2
Conditions Precedent

1	New Charterer and Hafnia Limited (the “New Guarantor”, together with the New Charterer, the “New Obligors”)

(i)	certified true copies of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each New Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation;

(ii)	certified true copies of written resolutions or (as the case may be) resolutions passed at meetings of the board of directors of each New Obligor, evidencing their respective approval of the relevant New Transaction Documents and authorising appropriate officers, directors or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on their behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owner;

(iii)	[Intentionally left blank]

(iv)	an original certificate of an authorised signatory of each New Obligor certifying that each copy document relating to it specified in this paragraph 1 is correct, complete and in full force and effect; and

(v)	if applicable, the original power of attorney of each New Obligor under which any documents (including the New Transaction Documents) are to be executed or transactions undertaken by them.

2	Original Charterer

(i)	a true extract of the unanimous consent in writing of the directors of the Original Charterer, evidencing its approval of this Agreement and authorising appropriate officers, directors or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owner;

(ii)	if applicable, the original power of attorney of the Original Charterer under which any documents (including this Agreement) are to be executed or transactions undertaken by them; and

(iii)	an original certificate of the secretary of the Original Charterer certifying that each copy document relating to it specified in this paragraph 1 is true, complete and in full force and effect.

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3	Current Technical Manager

(i)	copies of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of Thome Croatia d.o.o. (the “Current Technical Manager”) and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation;

(ii)	a copy of the written resolutions or (as the case may be) resolutions passed at meetings of the board of directors of the Current Technical Manager, evidencing its approval of the relevant New Technical Manager’s Undertaking and authorising appropriate officers, directors or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owner.

4	Transaction documents

(i)	this Novation, Amendment and Restatement Agreement, duly executed by the Parties;

(ii)	the duly executed guarantee and indemnity from the New Guarantor (the “New Guarantee”);

(iii)	the duly executed charterers’ assignment from the New Charterer (the “New Charterers’ Assignment);

(iv)	the duly executed account charge in relation to the account opened with Citibank N.A., Singapore Branch in the name of the New Charterer with account number 0101083039 (the “Cash Security Account”) from the New Charterer (the “New Account Charge”); and

(v)	the duly executed manager’s undertaking from the Current Technical Manager (the “New Technical Manager’s Undertaking”),

in each case in substantially the same form as the equivalent documents under the Original Charter, together with all documents required by any of them (other than the letters of undertaking required under the New Charterers’ Assignment).

5	Legal opinions

(i)	A legal opinion of legal advisers to the Owner as to English law in relation to the relevant New Transaction Document(s), or confirmation satisfactory to the Owner that such legal opinion will be issued.

(ii)	A legal opinion of legal advisers to the Owner as to the laws of the Republic of the Marshall Islands in relation to the relevant New Transaction Document(s), or confirmation satisfactory to the Owner that such legal opinion will be issued.

(iii)	A legal opinion of legal advisers to the Owner as to the laws of Singapore in relation to the relevant New Transaction Document(s), or confirmation satisfactory to the Owner that such legal opinion will be issued.

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(iv)	A legal opinion of legal advisers to the Owner as to the laws of Bermuda in relation to the relevant New Transaction Document(s), or confirmation satisfactory to the Owner that such legal opinion will be issued.

(v)	A legal opinion of legal advisers to the Owner as to the laws of Croatia in relation to the relevant New Transaction Document(s), or confirmation satisfactory to the Owner that such legal opinion will be issued.

6	Fees

Evidence that any fees, costs and expenses due from the Original Charterer under clauses 59 (Fees and expenses) and 62 (Further indemnities) of the Original Charter have been paid.

7	Original Financial Statements

The audited consolidated financial statements of the New Guarantor for the financial year ended 31 December 2022.

8	Novation PDA

The duly executed Novation PDA.

9	Vessel documents

Evidence that:

(i)	the existing Vessel Management Agreement entered into between the Original Charterer and the Current Technical Manager has been novated to the New Charterer or a new Vessel Management Agreement has been entered into between the New Charterer and the Current Technical Manager; and

(ii)	the pool agreement (titled “Hafnia Chemical IMO 2 MR Pool Agreement”) in relation to the Vessel (and other vessels) dated 1 May 2022 entered into between the Original Charterer and Hafnia Middle East DMCC has been novated to the New Charterer or a new pool agreement in relation to the Vessel (and other vessels) has been entered into between the New Charterer and Hafnia Middle East DMCC.

10	Certificate of goodstanding If required by the relevant local counsel, a copy of the certificate of good standing (or any equivalent document) of each of the New Obligors and the Original Charterer, each issued within one (1) month of the date of the relevant legal opinion referred to in paragraph 5 above.

11	Cash Security Account

Evidence that the Cash Security Account has been opened and the balance standing to the credit of the Cash Security Account is not less than the Minimum Amount.

12	Related Vessels

Evidence that the “Effective Date” (as defined in the novation, amendment and restatement agreement in relation to each Related Vessel) has occurred.

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Schedule 3 Form of Amended and Restated Charter

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1.	Shipbroker			2.	Place and date

Dated 28 January 2021 as amended and supplemented pursuant to a side letter dated 30 July 2021, as supplemented pursuant to a supplemental agreement dated 3 July 2023, and as novated, amended and restated pursuant to the novation, amendment and restatement agreement dated

2023

3.	Owners/Place of business (Cl. 1)			4.	Bareboat Charterers/Place of business (Cl. 1)
	Fortune Chem4 Shipping Limited				Hafnia Chemical Tankers Pte. Ltd.
	1801, 18/F., Worldwide House, 19 Des Voeux Road, Central, Hong Kong				10 Pasir Panjang Road, #18-01, Mapletree Business City, Singapore 117438
5.	Vessel’s name, call sign and flag (Cl. 1 and 3)
	Name: Hafnia Topaz
	Call sign: V7RA2
	Flag of Actual Delivery Date: The Republic of the Marshall Islands
6.	Type of Vessel			7.	GT/NT
	chemical/oil products tanker				29,492 / 13,589
8	When/Where built			9.	Total DWT (abt.) in metric tons on summer
	2016				freeboard
	STX Offshore & Shipbuilding Co., Ltd.				49,561
10.	Classification Society	(Cl. 3)		11.	Date of last special survey by the Vessel’s classification society
	American Bureau of	Shipping			N/A
12.	Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3)
	N/A
13.	Port or Place of delivery (Cl. 3)	14.	Time for delivery (Cl. 4)	15.	Cancelling date (Cl. 5)
	As per MOA		See Additional Clause 35 (Delivery)		See Additional Clause 34 (Background)
16.	Port or Place of redelivery (Cl. 15)			17.	No. of months’ validity of trading and class certificates upon redelivery (Cl. 15)
	See Additional Clause 44 (Redelivery)				N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

18.	Running days’ notice if other than stated in Cl. 4	19.	Frequency of dry-docking (Cl. 10(g))
	N/A		In accordance with Classification Society or flag state requirements
20.	Trading limits (Cl. 6)

Trading worldwide always within International Navigating Limits, except in ports where the call of the Vessel (i) would result in breach of the applicable United Nations, United States or the Approved Flag State sanctions or (ii) would materially adversely affect the insurance cover of the Vessel.

21.	Charter period (Cl. 2)	22.	Charter hire (Cl. 11)
	120 months commencing from the Actual Delivery Date		See Additional Clause 40 (Hire)
23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii))
	See Additional Clause 39(c) (Structural changes and alterations)
24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV	25.	Currency and method of payment (Cl. 11)
	See Additional Clause 40 (Hire)		US Dollars (see also Additional Clause 40 (Hire))
26.	Place of payment; also state beneficiary and bank account (Cl. 11)	27.	Bank guarantee/bond (sum and place) (Cl. 24) (optional)
	See Additional Clause 40 (Hire)		N/A
28.	Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee (s) / Place of business) (Cl.12)	29.	Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)
	12 (b) applies; form of Financial Instrument and name of Mortgagee to be determined
30.	Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))	31.	Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
			See Additional Clause 32 (Definitions)
	See Additional Clause 32 (Definitions)
32.	Latent defects (only to be filled in if period other than stated in Cl. 3)	33.	Brokerage commission and to whom payable (Cl. 27)
			N/A
34.	Grace period (state number of clear banking days) (Cl. 28)	35.	Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)
	See Additional Clause 52 (Termination Events)		choose an item See Additional Clause 79 (Enforcement)
36.	War cancellation (indicate countries agreed) (Cl. 26(f))
	N/A
37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional)	38.	Name and place of Builders (only to be filled in if PART III applies)
	No; Part III does not apply		N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

39.	Vessel’s Yard Building No. (only to be filled in if PART III applies)	40.	Date of Building Contract (only to be filled in if PART III applies)
	N/A		N/A
41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1)
	(a) N/A
	(b) N/A
	(c) N/A
42.	Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional)	43.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional)
	No; Part IV does not apply		No; Part V does not apply
44.	Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies)	45.	Country of the Underlying Registry (only to be filled in if PART V applies)
			N/A
	N/A
46.	Number of additional clauses covering special provisions, if agreed
	Clause 32 (Definitions) to Clause 83 (Discharge and re-assignment of Security)

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include

PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

~~Signature (Owners)~~ 	~~Signature (Charterers)~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

1	1.	Definitions

2	In this Charter, the following terms shall have the meanings hereby assigned to them:

3	“The Owners” shall mean the party identified in Box 3;

4	“The Charterers” shall mean the party identified in Box 4;

5	“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

6	“Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument ~~as~~which falls under the definition of “Finance Document”. See also Additional Clauses 32 (Definitions) and 33 (Interpretations).

7	~~annexed to this Charter and stated in Box 28.~~

11	2.	Charter Period

12	In consideration of the hire detailed in Box 22,

13	the Owners have agreed to let and the Charterers have

14	agreed to hire the Vessel for the period stated in Box 21

15	(“The Agreed Charter Period”).

16	3.	Delivery

See Additional Clause 35 (Delivery).

~~17~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~18~~	~~(a) The Owners shall before and at the time of delivery~~

~~19~~	~~exercise due diligence to make the Vessel seaworthy~~

~~20~~	~~And in every respect ready in hull, machinery and~~

~~21~~	~~equipment for service under this Charter.~~

~~22~~	~~The Vessel shall be delivered by the Owners and taken~~

~~23~~	~~over by the Charterers at the port or place indicated in~~

~~24~~	~~Box 13 in such ready safe berth as the Charterers may~~

~~25~~	~~direct.~~

~~26~~	~~(b) The Vessel shall be properly documented on~~

~~27~~	~~delivery in accordance with the laws of the flag State~~

~~28~~	~~indicated in Box 5 and the requirements of the~~

~~29~~	~~classification society stated in Box 10. The Vessel upon~~

~~30~~	~~delivery shall have her survey cycles up to date and~~

~~31~~	~~trading and class certificates valid for at least the number~~

~~32~~	~~of months agreed in Box 12.~~

~~33~~	~~(c) The delivery of the Vessel by the Owners and the~~

~~34~~	~~taking over of the Vessel by the Charterers shall~~

~~35~~	~~constitute a full performance by the Owners of all the~~

~~36~~	~~Owners’ obligations under this Clause 3, and thereafter~~

~~37~~	~~the Charterers shall not be entitled to make or assert~~

~~38~~	~~any claim against the Owners on account of any~~

~~39~~	~~conditions, representations, or warranties expressed or~~

~~40~~	~~implied with respect to the Vessel but the Owners shall~~

~~41~~	~~be liable for the cost of but not the time for repairs or~~

~~42~~	~~renewals occasioned by latent defects in the Vessel,~~

~~43~~	~~her machinery or appurtenances, existing at the time of~~

~~44~~	~~delivery under this Charter, provided such defects have~~

~~45~~	~~manifested themselves within twelve (12) months after~~

~~46~~	~~delivery unless otherwise provided in Box 32.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

47	4.	Time for Delivery

See Additional Clause 35 (Delivery).

~~48~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~49~~	~~The Vessel shall not be delivered before the date~~

~~50~~	~~indicated in Box 14 without the Charterers’ consent and~~

~~51~~	~~the Owners shall exercise due diligence to deliver the~~

~~52~~	~~Vessel not later than the date indicated in Box 15.~~

~~53~~	~~Unless otherwise agreed in Box 18, the Owners shall~~

~~54~~	~~give the Charterers not less than thirty (30) running days’~~

~~55~~	~~preliminary and not less than fourteen (14) running days’~~

~~56~~	~~definite notice of the date on which the Vessel is~~

~~57~~	~~expected to be ready for delivery.~~

~~58~~	~~The Owners shall keep the Charterers closely advised~~

~~59~~	~~of possible changes in the Vessel’s position.~~

60	5.Cancelling

See Additional Clause 34 (Background).

~~61~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~62~~	~~(a) Should the Vessel not be delivered latest by the~~

~~63~~	~~cancelling date indicated in Box 15, the Charterers shall~~

~~64~~	~~have the option of cancelling this Charter by giving the~~

~~65~~	~~Owners notice of cancellation within thirty-six (36)~~

~~66~~	~~running hours after the cancelling date stated in Box~~

~~67~~	~~15, failing which this Charter shall remain in full force~~

~~68~~	~~and effect.~~

~~69~~	~~(b) If it appears that the Vessel will be delayed beyond~~

~~70~~	~~the cancelling date, the Owners may, as soon as they~~

~~71~~	~~are in a position to state with reasonable certainty the~~

~~72~~	~~day on which the Vessel should be ready, give notice~~

~~73~~	~~thereof to the Charterers asking whether they will~~

~~74~~	~~exercise their option of cancelling, and the option must~~

~~75~~	~~then be declared within one hundred and sixty-eight~~

~~76~~	~~(168) running hours of the receipt by the Charterers of~~

~~77~~	~~such notice or within thirty-six (36) running hours after~~

~~78~~	~~the cancelling date, whichever is the earlier. If the~~

~~79~~	~~Charterers do not then exercise their option of cancelling,~~

~~80~~	~~the seventh day after the readiness date stated in the~~

~~81~~	~~Owners’ notice shall be substituted for the cancelling~~

~~82~~	~~date indicated in Box 15 for the purpose of this Clause 5.~~

~~83~~	~~(c) Cancellation under this Clause 5 shall be without~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~84~~	~~prejudice to any claim the Charterers may otherwise~~

~~85~~	~~have on the Owners under this Charter.~~

86	6.	Trading Restrictions

87	The Vessel shall be employed in lawful trades for the

88	carriage of suitable lawful merchandise within the trading

89	limits indicated in Box 20.

90	The Charterers undertake not to employ the Vessel or

91	suffer the Vessel to be employed otherwise than in

92	conformity with the terms of the ~~contracts of insurance~~Insurances (as defined in Additional Clause 32 (Definitions))

93	(including any warranties expressed or implied therein)

94	without first obtaining the consent of the insurers to such

95	employment and complying with such requirements as

96	to extra premium or otherwise as the insurers may

97	prescribe.

98	The Charterers also undertake not to employ the Vessel

99	or suffer her employment in any trade or business which

100	is forbidden by the law of any country to which the Vessel

101	may sail or is otherwise illicit or in carrying illicit or

102	prohibited goods or in any manner whatsoever which

103	may render her liable to condemnation, destruction,

104	seizure or confiscation.

105	Notwithstanding any other provisions contained in this

106	Charter it is agreed that nuclear fuels or radioactive

107	products or waste are specifically excluded from the

108	cargo permitted to be loaded or carried under this

109	Charter. This exclusion does not apply to radio-isotopes

110	used or intended to be used for any industrial,

111	commercial, agricultural, medical or scientific purposes.

~~112~~	~~provided the Owners’ prior approval has been obtained~~

~~113~~	~~to loading thereof.~~

114	7.	Surveys on Delivery and Redelivery

~~115~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~116~~	~~The Owners and Charterers shall each appoint~~

~~117~~	~~surveyors for the purpose of determining and agreeing~~

~~118~~	~~in writing the condition of the Vessel at the time of~~

~~119~~	~~delivery and redelivery hereunder. The Owners shall~~

~~120~~	~~bear all expenses of the On-hire Survey including loss~~

~~121~~	~~of time, if any, and the Charterers shall bear all expenses~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~122~~	~~of the Off-hire Survey including loss of time, if any, at~~

~~123~~	~~the daily equivalent to the rate of hire or pro rata thereof.~~

124	8.	Inspection

125	Subject to Additional Clause 43 (Inspection), ~~T~~the Owners shall have the right at any time after giving

126	reasonable notice to the Charterers to inspect or survey

127	the Vessel or instruct a duly authorised surveyor to carry

128	out such survey on their behalf in accordance with Additional Clause 43 (Inspection):-

129	(a) to ascertain the condition of the Vessel and satisfy

130	themselves that the Vessel is being properly repaired

131	and maintained. The costs and fees for each such inspection

132	or survey shall be paid in accordance with Additional Clause 43 (Inspection);~~by the Owners unless the Vessel~~

~~133~~	~~is found to require repairs or maintenance in order to~~

~~134~~	~~achieve the condition so provided;~~

135	(b) in dry-dock ~~if the Charterers have not dry-docked~~

~~136~~	~~Her in accordance with Clause 10(g). The costs and fees~~

~~137~~	~~for such inspection or survey shall be paid by the~~

~~138~~	~~Charterers~~ in accordance with Additional Clause 43 (Inspection); and

139	(c) for any other commercial reason they consider

140	necessary (provided it does not unduly interfere with

141	the commercial operation of the Vessel). The costs and

142	fees for such inspection(s) and survey(s) shall be paid in accordance with Additional Clause 43 (Inspection).~~by the~~

~~143~~	~~Owners.~~

144	All time used in respect of inspection, survey or repairs

145	shall be for the Charterers’ account and form part of the

146	Charter Period.

147	The Charterers shall also permit the Owners to inspect

148	the Vessel’s log books whenever reasonably requested and shall

149	whenever required by the Owners furnish them with full

150	information regarding any material casualties or other accidents

151	or damage to the Vessel.

152	9.	Inventories, Oil and Stores

153	A complete inventory of the Vessel’s entire equipment,

154	outfit including spare parts~~,~~ and appliances ~~and of all~~

155	~~consumable stores~~ on board the Vessel shall be made

156	by the Charterers ~~in conjunction with the Owners~~ on

157	delivery and again on redelivery of the Vessel where the Vessel is not being transferred to the Charterers. Without limiting the foregoing,

~~T~~the

158	Charterers shall also provide~~and~~ the Owners with a complete inventory of~~, respectively, shall at the~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

159	~~time of delivery and redelivery take over and pay for~~ all

160	bunkers, lubricating oil, unbroached provisions, paints,

161	ropes and other consumable stores ~~(excluding spare~~

162	~~parts)~~ in the ~~said~~ Vessel ~~at the then current market prices~~

163	~~at the ports of delivery and redelivery, respectively. The~~

~~164~~	~~Charterers shall ensure that all spare parts listed in the~~

~~165~~	~~inventory and used during the Charter Period are~~

~~166~~	~~replaced at their expense prior to~~ on redelivery of the

167	Vessel. See also Additional Clause 37 (Bunkers and Iuboils).

168	10.Maintenance and Operation

169	(a)(i) Maintenance and Repairs - During the Charter

170	Period the Vessel shall be in the full possession

171	and at the absolute disposal for all purposes of the

172	Charterers and under their complete control in

173	every respect. The Charterers shall maintain the

174	Vessel, her machinery, boilers, appurtenances and

175	spare parts in a good state of repair, in efficient

176	operating condition and in accordance with good

177	commercial maintenance practice for vessels of this type~~and, except as~~

178	~~provided for in Clause 14(l), if applicable,~~ at their

179	own expense they shall at all times keep the

180	Vessel’s Class fully up to date with the Classification

181	Society indicated in Box 10 and maintain all other

182	necessary certificates in force at all times.

~~183~~	~~(ii) New Class and Other Safety Requirements - In the~~

~~184~~	~~event of any improvement, structural changes or~~

~~185~~	~~new equipment becoming necessary for the~~

~~186~~	~~continued operation of the Vessel by reason of new~~

~~187~~	~~class requirements or by compulsory legislation~~

~~188~~	~~Costing (excluding the Charterers’ loss of time)~~

~~189~~	~~more than the percentage stated in Box 23, or if~~

~~190~~	~~Box 23 is left blank, 5 per cent. of the Vessel’s~~

~~191~~	~~insurance value as stated in Box 29, then the~~

~~192~~	~~extent, if any, to which the rate of hire shall be varied~~

~~193~~	~~and the ratio in which the cost of compliance shall~~

~~194~~	~~be shared between the parties concerned in order~~

~~195~~	~~to achieve a reasonable distribution thereof as~~

~~196~~	~~between the Owners and the Charterers having~~

~~197~~	~~regard, inter alia, to the length of the period~~

~~198~~	~~remaining under this Charter shall, in the absence~~

~~199~~	~~of agreement, be referred to the dispute resolution~~

~~200~~	~~method agreed in Clause 30.~~

201	(iii) Financial Security - The Charterers shall maintain

202	financial security or responsibility in respect of third

203	party liabilities as required by any government,

204	including federal, state or municipal or other division

205	or authority thereof, to enable the Vessel, without

206	penalty or charge, lawfully to enter, remain at, or

207	leave any port, place, territorial or contiguous

208	waters of any country, state or municipality in

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

209	performance of this Charter without any delay. This
210	obligation shall apply whether or not such

211	requirements have been lawfully imposed by such
212	government or division or authority thereof.
213	The Charterers shall make and maintain all arrange-
214	ments by bond or otherwise as may be necessary to

215	satisfy such requirements at the Charterers’ sole
216	expense and the Charterers shall indemnify the Owners
217	against all consequences whatsoever (including loss of
218	me) for any failure or inability to do so.
219	(b) Operation of the Vessel - The Charterers shall at
220	their own expense and by their own procurement man,
221	victual, navigate, operate, supply, fuel and, whenever
222	required, repair the Vessel during the ~~Charter Period~~Agreement Term

223	and they shall pay all charges and expenses of every
224	kind and nature whatsoever incidental to their use and
225	operation of the Vessel under this Charter, including
226	annual flag State fees and any foreign general

227	municipality and/or state taxes. The Master, officers
228	and crew of the Vessel shall be the servants of the Charterers
229	for all purposes whatsoever, even if for any reason

230	appointed by the Owners.

231	Charterers shall comply with the regulations regarding
232	officers and crew in force in the country of the Vessel’s
233	flag or any other applicable law.

234	(c) The Charterers shall keep the Owners and the
235	mortgagee(s) advised of the intended employment,
236	planned dry-docking and major repairs of the Vessel,

237	as reasonably required. See also Additional Clause 61 (Operational notifiable events).
238	(d) Flag and Name of Vessel – See Additional Clause 54 (Name of Vessel).~~During the Charter~~
~~239~~	~~Period, the Charterers shall have the liberty to paint the~~
~~240~~	~~Vessel in their own colours, install and display their~~

~~241~~	~~funnel insignia and fly their own house flag.~~ The
242	Charterers shall not~~also have the liberty~~, unless with the Owners’ prior written
243	consent, which shall not be unreasonably withheld, ~~to 244 change the flag and/or the name of the Vessel during~~

245	the Charter Period. Any change to the flag of the Vessel shall be at the cost and expense of the Charterers (which shall include, without limitation, any Taxes payable in the state or jurisdiction of any flag state of the Vessel and costs of the Finance Parties (if applicable)).~~Painting and re-painting, instalment~~

~~246~~	~~and re-instalment, registration and re-registration, if~~
~~247~~	~~required by the Owners, shall be at the Charterers’~~

~~248~~	~~expense and time.~~
249	(e) Changes to the Vessel – See Additional Clause 39 (Structural changes and alterations).~~Subject to Clause 10(a)(ii),~~
~~250~~	~~the Charterers shall make no structural changes in the~~
~~251~~	~~Vessel or changes in the machinery, boilers, appurten-~~
~~252~~	~~ances or spare parts thereof without in each instance~~
~~253~~	~~first securing the Owners’ approval thereof. If the Owners~~

~~254~~	~~so agree, the Charterers shall, if the Owners so require,~~
~~255~~	~~restore the Vessel to its former condition before the~~
~~256~~	~~termination of this Charter.~~

257	(f) Use of the Vessel’s Outfit, Equipment and
258	Appliances - The Charterers shall have the use of all
259	outfit, equipment, and appliances on board the Vessel

260	at the time of delivery, provided the same or their

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

261	substantial equivalent shall be returned to the Owners

262	on redelivery in the same good order and condition as

263	when received, ordinary wear and tear excepted. The

264	Charterers shall from time to time during the Charter

265	Period replace, renew or substitute such items of equipment as shall be so

266	damaged or worn as to be unfit for use at the Charterers’ own expense. Title to any such replacement, renewal or substitute shall remain with the Owners until such time as the title to the Vessel is transferred to the Charterers . The Charterers

267	are to procure that all repairs to or replacement of any

268	damaged, worn, or lost parts or equipment be effected

269	in such manner (both as regards workmanship and

270	quality of materials) as not to diminish the value of the

271	Vessel. The Charterers have the right to fit additional

272	equipment at their expense and risk but title to such additional equipment shall be deemed to have passed to the Owners immediately upon such fitting (except for rental/leased items) and the Charterers

273	shall remove such equipment at the end of the Charter ~~p~~Period if

274	requested by the Owners unless the Charterers purchase the Vessel at the end of the Charter Period. Any equipment including radio

275	equipment on hire on the Vessel at time of delivery shall

276	be kept and maintained by the Charterers and the

277	Charterers shall assume the obligations and liabilities

278	of the Owners under any lease contracts in connection

279	therewith and shall reimburse the Owners for all

280	expenses incurred in connection therewith, also for any

281	new equipment required in order to comply with radio

282	regulations.

283	(g) Periodical Dry-Docking - The Charterers shall dry-

284	dock the Vessel and clean and paint her underwater

285	parts whenever required by the Classification Society.~~the same may be necessary, but not~~

~~286~~	~~less than once during the period stated in Box 19 or, if~~

~~287~~	~~Box 19 has been left blank, every sixty (60) calendar~~

~~288~~	~~months after delivery or such other period as may be~~

~~289~~	~~required by the Classification Society or flag State.~~

290	11.Hire

See Additional Clause 40 (Hire).

~~291~~	~~(a) The Charterers shall pay hire due to the Owners~~

~~292~~	~~punctually in accordance with the terms of this Charter~~

~~293~~	~~in respect of which time shall be of the essence.~~

~~294~~	~~(b) The Charterers shall pay to the Owners for the hire~~

~~295~~	~~of the Vessel a lump sum in the amount indicated in~~

~~296~~	~~Box 22 which shall be payable not later than every thirty~~

~~297~~	~~(30) running days in advance, the first lump sum being~~

~~298~~	~~payable on the date and hour of the Vessel’s delivery to~~

~~299~~	~~the Charterers. Hire shall be paid continuously~~

~~300~~	~~throughout the Charter Period.~~

~~301~~	~~(c) Payment of hire shall be made in cash without~~

~~302~~	~~discount in the currency and in the manner indicated in~~

~~303~~	~~Box 25 and at the place mentioned in Box 26.~~

~~304~~	~~(d) Final payment of hire, if for a period of less than~~

~~305~~	~~thirty (30) running days, shall be calculated proportionally~~

~~306~~	~~according to the number of days and hours remaining~~

~~307~~	~~before redelivery and advance payment to be effected~~

~~308~~	~~accordingly.~~

~~309~~	~~(e) Should the Vessel be lost or missing, hire shall~~

~~310~~	~~cease from the date and time when she was lost or last~~

~~311~~	~~heard of. The date upon which the Vessel is to be treated~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~312~~	~~as lost or missing shall be ten (10) days after the Vessel~~

~~313~~	~~was last reported or when the Vessel is posted as~~

~~314~~	~~missing by Lloyd’s, whichever occurs first. Any hire paid~~

~~315~~	~~in advance to be adjusted accordingly.~~

~~316~~	~~(f) Any delay in payment of hire shall entitle the~~

~~317~~	~~Owners to interest at the rate per annum as agreed~~

~~318~~	~~in Box 24. If Box 24 has not been filled in, the three months~~

~~319~~	~~Interbank offered rate in London (LIBOR or its successor)~~

~~320~~	~~for the currency stated in Box 25, as quoted by the British~~

~~321~~	~~Bankers’ Association (BBA) on the date when the hire~~

~~322~~	~~fell due, increased by 2 per cent., shall apply.~~

~~323~~	~~(g) Payment of interest due under sub-clause 11(f)~~

~~324~~	~~shall be made within seven (7) running days of the date~~

~~325~~	~~of the Owners’ invoice specifying the amount payable~~

~~326~~	~~or, in the absence of an invoice, at the time of the next~~

~~327~~	~~hire payment date.~~

328	12.Mortgage

~~329~~	~~(only to apply if Box 28 has been appropriately filled in)~~

~~330~~	~~*) (a) The Owners warrant that they have not effected~~

~~331~~	~~any mortgage(s) of the Vessel and that they shall not~~

~~332~~	~~effect any mortgage(s) without the prior consent of the~~

~~333~~	~~Charterers, which shall not be unreasonably withheld.~~

334	~~*)~~ (b) The Vessel chartered under this Charter ~~is~~may be financed

335	by a mortgage according to the Financial Instrument in accordance with Additional Clause 47 (Owners’ mortgage).

336	The Charterers undertake to comply, and provide such

337	Information and documents to enable the Owners to

338	comply, with all such instructions or directions in regard

339	to the employment, insurances, operation, repairs and

340	maintenance of the Vessel as laid down in the Financial

341	Instrument or as may be directed from time to time during

342	the currency of the Charter by the mortgagee(s) in

343	conformity with ~~the~~each Financial Instrument. See also Additional Clause 47 (Owners’ mortgage).~~The Charterers~~

~~344~~	~~confirm that, for this purpose, they have acquainted~~

~~345~~	~~themselves with all relevant terms, conditions and~~

~~346~~	~~provisions of the Financial Instrument and agree to~~

~~347~~	~~acknowledge this in writing in any form that may be~~

~~348~~	~~required by the mortgagee(s). The Owners warrant that~~

~~349~~	~~they have not effected any mortgage(s) other than stated~~

~~350~~	~~in Box 28 and that they shall not agree to any~~

~~351~~	~~amendment of the mortgage(s) referred to in Box 28 or~~

~~352~~	~~effect any other mortgage(s) without the prior consent~~

~~353~~	~~of the Charterers, which shall not be unreasonably~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~354~~	~~withheld.~~

~~355~~	~~*) (Optional, Clauses 12(a) and 12(b) are alternatives;~~

~~356~~	~~indicate alternative agreed in Box 28).~~

357	13.Insurance and Repairs

See Additional Clause 42 (Insurance).

~~358~~	~~(a) During the Charter Period the Vessel shall be kept~~

~~359~~	~~insured by the Charterers at their expense against hull~~

~~360~~	~~and machinery, war and Protection and Indemnity risks~~

~~361~~	~~(and any risks against which it is compulsory to insure~~

~~362~~	~~for the operation of the Vessel, including maintaining~~

~~363~~	~~financial security in accordance with sub-clause~~

~~364~~	~~10(a)(iii)) in such form as the Owners shall in writing~~

~~365~~	~~approve, which approval shall not be un-reasonably~~

~~366~~	~~withheld. Such insurances shall be arranged by the~~

~~367~~	~~Charterers to protect the interests of both the Owners~~

~~368~~	~~and the Charterers and the mortgagee(s) (if any), and~~

~~369~~	~~The Charterers shall be at liberty to protect under such~~

~~370~~	~~insurances the interests of any managers they may~~

~~371~~	~~appoint. Insurance policies shall cover the Owners and~~

~~372~~	~~the Charterers according to their respective interests.~~

~~373~~	~~Subject to the provisions of the Financial Instrument, if~~

~~374~~	~~any, and the approval of the Owners and the insurers,~~

~~375~~	~~the Charterers shall effect all insured repairs and shall~~

~~376~~	~~undertake settlement and reimbursement from the~~

~~377~~	~~insurers of all costs in connection with such repairs as~~

~~378~~	~~well as insured charges, expenses and liabilities to the~~

~~379~~	~~extent of coverage under the insurances herein provided~~

~~380~~	~~for.~~

~~381~~	~~The Charterers also to remain responsible for and to~~

~~382~~	~~effect repairs and settlement of costs and expenses~~

~~383~~	~~incurred thereby in respect of all other repairs not~~

~~384~~	~~covered by the insurances and/or not exceeding any~~

~~385~~	~~possible franchise(s) or deductibles provided for in the~~

~~386~~	~~insurances.~~

~~387~~	~~All time used for repairs under the provisions of sub-~~

~~388~~	~~clause 13(a) and for repairs of latent defects according~~

~~389~~	~~to Clause 3(c) above, including any deviation, shall be~~

~~390~~	~~for the Charterers’ account.~~

~~391~~	~~(b) If the conditions of the above insurances permit~~

~~392~~	~~additional insurance to be placed by the parties, such~~

~~393~~	~~cover shall be limited to the amount for each party set~~

~~394~~	~~out in Box 30 and Box 31, respectively. The Owners or~~

~~395~~	~~the Charterers as the case may be shall immediately~~

~~396~~	~~furnish the other party with particulars of any additional~~

~~397~~	~~insurance effected, including copies of any cover notes~~

~~398~~	~~or policies and the written consent of the insurers of~~

~~399~~	~~any such required insurance in any case where the~~

~~400~~	~~consent of such insurers is necessary.~~

~~401~~	~~(c) The Charterers shall upon the request of the~~

~~402~~	~~Owners, provide information and promptly execute such~~

~~403~~	~~documents as may be required to enable the Owners to~~

~~404~~	~~comply with the insurance provisions of the Financial~~

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PART II

~~405~~	~~Instrument.~~

~~406~~	~~(d) Subject to the provisions of the Financial Instru-~~

~~407~~	~~ment, if any, should the Vessel become an actual,~~

~~408~~	~~constructive, compromised or agreed total loss under~~

~~409~~	~~the insurances required under sub-clause 13(a), all~~

~~410~~	~~insurance payments for such loss shall be paid to the~~

~~411~~	~~Owners who shall distribute the moneys between the~~

~~412~~	~~Owners and the Charterers according to their respective~~

~~413~~	~~interests. The Charterers undertake to notify the Owners~~

~~414~~	~~and the mortgagee(s), if any, of any occurrences in~~

~~415~~	~~consequence of which the Vessel is likely to become a~~

~~416~~	~~total loss as defined in this Clause.~~

~~417~~	~~(e) The Owners shall upon the request of the~~

~~418~~	~~Charterers, promptly execute such documents as may~~

~~419~~	~~be required to enable the Charterers to abandon the~~

~~420~~	~~Vessel to insurers and claim a constructive total loss.~~

~~421~~	~~(f) For the purpose of insurance coverage against hull~~

~~422~~	~~and machinery and war risks under the provisions of~~

~~423~~	~~sub-clause 13(a), the value of the Vessel is the sum~~

~~424~~	~~indicated in Box 29.~~

425	14.Insurance, Repairs and Classification

~~426~~	~~(Optional, only to apply if expressly agreed and stated~~

~~427~~	~~in Box 29, in which event Clause 13 shall be considered~~

~~428~~	~~deleted).~~

~~429~~	~~(a) During the Charter Period the Vessel shall be kept~~

~~430~~	~~insured by the Owners at their expense against hull and~~

~~431~~	~~machinery and war risks under the form of policy or~~

~~432~~	~~policies attached hereto. The Owners and/or insurers~~

~~433~~	~~shall not have any right of recovery or subrogation~~

~~434~~	~~against the Charterers on account of loss of or any~~

~~435~~	~~damage to the Vessel or her machinery or appurt-~~

~~436~~	~~enances covered by such insurance, or on account of~~

~~437~~	~~payments made to discharge claims against or liabilities~~

~~438~~	~~of the Vessel or the Owners covered by such insurance.~~

~~439~~	~~Insurance policies shall cover the Owners and the~~

~~440~~	~~Charterers according to their respective interests.~~

~~441~~	~~(b) During the Charter Period the Vessel shall be kept~~

~~442~~	~~insured by the Charterers at their expense against~~

~~443~~	~~Protection and Indemnity risks (and any risks against~~

~~444~~	~~which it is compulsory to insure for the operation of the~~

~~445~~	~~Vessel, including maintaining financial security in~~

~~446~~	~~accordance with sub-clause 10(a)(iii)) in such form as~~

~~447~~	~~the Owners shall in writing approve which approval shall~~

~~448~~	~~not be unreasonably withheld.~~

~~449~~	~~(c) In the event that any act or negligence of the~~

~~450~~	~~Charterers shall vi ate any of the insurance herein~~

~~451~~	~~provided, the Charterers shall pay to the Owners all~~

~~452~~	~~losses and indemnify the Owners against all claims and~~

~~453~~	~~demands which would otherwise have been covered by~~

~~454~~	~~such insurance.~~

~~455~~	~~(d) The Charterers shall, subject to the approval of the~~

~~456~~	~~Owners or Owners’ Underwriters, effect all insured~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~457~~	~~repairs, and the Charterers shall undertake settlement~~
~~458~~	~~of all miscellaneous expenses in connection with such~~
~~459~~	~~repairs as well as all insured charges, expenses and~~
~~460~~	~~liabilities, to the extent of coverage under the insurances~~

~~461~~	~~provided for under the provisions of sub-clause 14(a).~~
~~462~~	~~The Charterers to be secured reimbursement through~~

~~463~~	~~the Owners’ Underwriters for such expenditures upon~~
~~464~~	~~presentation of accounts.~~
~~465~~	~~(e) The Charterers to remain responsible for and to~~

~~466~~	~~effect repairs and settlement of costs and expenses~~
~~467~~	~~incurred thereby in respect of all other repairs not~~

~~468~~	~~covered by the insurances and/or not exceeding any~~
~~469~~	~~possible franchise(s) or deductibles provided for in the~~
~~470~~	~~insurances.~~
~~471~~	~~(f) All time used for repairs under the provisions of~~

~~472~~	~~sub-clauses 14(d) and 14(e) and for repairs of latent~~
~~473~~	~~defects according to Clause 3 above, including any~~
~~474~~	~~deviation, shall be for the Charterers’ account and shall~~
~~475~~	~~form part of the Charter Period.~~
~~476~~	~~The Owners shall not be responsible for any expenses~~
~~477~~	~~as are incident to the use and operation of the Vessel~~
~~478~~	~~for such time as may be required to make such repairs.~~
~~479~~	~~(g) If the conditions of the above insurances permit~~

~~480~~	~~additional insurance to be placed by the parties such~~
~~481~~	~~cover shall be limited to the amount for each party set~~
~~482~~	~~out in Box 30 and Box 31, respectively. The Owners or~~
~~483~~	~~the Charterers as the case may be shall immediately~~

~~484~~	~~furnish the other party with particulars of any additional~~
~~485~~	~~insurance effected, including copies of any cover notes~~
~~486~~	~~or policies and the written consent of the insurers of~~

~~487~~	~~any such required insurance in any case where the~~

~~488~~	~~consent of such insurers is necessary.~~

~~489~~	~~(h) Should the Vessel become an actual, constructive,~~

~~490~~	~~compromised or agreed total loss under the insurances~~

~~491~~	~~required under sub-clause 14(a), all insurance payments~~

~~492~~	~~for such loss shall be paid to the Owners, who shall~~

~~493~~	~~distribute the moneys between themselves and the~~

~~494~~	~~Charterers according to their respective interests.~~

~~495~~	~~(i) If the Vessel becomes an actual, constructive,~~

~~496~~	~~compromised or agreed total loss under the insurances~~

~~497~~	~~arranged by the Owners in accordance with sub-clause~~

~~498~~	~~14(a), this Charter shall terminate as of the date of such~~

~~499~~	~~loss.~~

~~500~~	~~(j) The Charterers shall upon the request of the~~

~~501~~	~~Owners, promptly execute such documents as may be~~

~~502~~	~~required to enable the Owners to abandon the Vessel~~

~~503~~	~~to the insurers and claim a constructive total loss.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~504~~	~~(k) For the purpose of insurance coverage against hull~~

~~505~~	~~and machinery and war risks under the provisions of~~

~~506~~	~~sub-clause 14(a), the value of the Vessel is the sum~~

~~507~~	~~indicated in Box 29.~~

~~508~~	~~(l) Notwithstanding anything contained in sub-clause~~

~~509~~	~~10(a), it is agreed that under the provisions of Clause~~

~~510~~	~~14, if applicable, the Owners shall keep the Vessel’s~~

~~511~~	~~Class fully up to date with the Classification Society~~

~~512~~	~~indicated in Box 10 and maintain all other necessary~~

~~513~~	~~certificates in force at all times.~~

514	15.	Redelivery

See Additional Clauses 44 (Redelivery) and 45 (Redelivery conditions).

~~515~~	~~At the expiration of the Charter Period the Vessel shall~~

~~516~~	~~be redelivered by the Charterers to the Owners at a~~

~~517~~	~~safe and ice-free port or place as indicated in Box 16, in~~

~~518~~	~~such ready safe berth as the Owners may direct. The~~

~~519~~	~~Charterers shall give the Owners not less than thirty~~

~~520~~	~~(30) running days’ preliminary notice of expected date,~~

~~521~~	~~range of ports of redelivery or port or place of redelivery~~

~~522~~	~~and not less than fourteen (14) running days’ definite~~

~~523~~	~~Notice of expected date and port or place of redelivery.~~

~~524~~	~~Any changes thereafter in the Vessel’s position shall be~~

~~525~~	~~notified immediately to the Owners.~~

~~526~~	~~The Charterers warrant that they will not permit the~~

~~527~~	~~Vessel to commence a voyage (including any preceding~~

~~528~~	~~ballast voyage) which cannot reasonably be expected~~

~~529~~	~~to be completed in time to allow redelivery of the Vessel~~

~~530~~	~~within the Charter Period. Notwithstanding the above,~~

~~531~~	~~should the Charterers fail to redeliver the Vessel within~~

~~532~~	~~The Charter Period, the Charterers shall pay the daily~~

~~533~~	~~equivalent to the rate of hire stated in Box 22 plus 10~~

~~534~~	~~per cent. or to the market rate, whichever is the higher,~~

~~535~~	~~for the number of days by which the Charter Period is~~

~~536~~	~~exceeded. All other terms, conditions and provisions of~~

~~537~~	~~this Charter shall continue to apply.~~

~~538~~	~~Subject to the provisions of Clause 10, the Vessel shall~~

~~539~~	~~be redelivered to the Owners in the same or as good~~

~~540~~	~~structure, state, condition and class as that in which she~~

~~541~~	~~was delivered, fair wear and tear not affecting class~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~542~~	~~excepted.~~

~~543~~	~~The Vessel upon redelivery shall have her survey cycles~~

~~544~~	~~up to date and trading and class certificates valid for at~~

~~545~~	~~least the number of months agreed in Box 17.~~

546	16. Non-Lien

547	The Charterers will not suffer, nor permit to be continued,

548	any lien or encumbrance incurred by them or their

549	agents other than a Permitted Security Interest (as defined in Additional Clause 32 (Definitions)), which might have priority over the title and

550	interest of the Owners in the Vessel. ~~The Charterers~~

~~551~~	~~further agree to fasten to the Vessel in a conspicuous~~

~~552~~	~~place and to keep so fastened during the Charter Period~~

~~553~~	~~a notice reading as follows:~~

~~554~~	~~“This Vessel is the property of (name of Owners). It is~~

~~555~~	~~under charter to (name of Charterers) and by the terms~~

~~556~~	~~of the Charter Party neither the Charterers nor the~~

~~557~~	~~Master have any right, power or authority to create, incur~~

~~558~~	~~or permit to be imposed on the Vessel any lien~~

~~559~~	~~whatsoever.”~~

560	17. Indemnity

See also Additional Clause 62 (Further Indemnities).

561	(a) The Charterers shall indemnify the Owners against

562	any loss, damage or expense (including, without limitation, legal expense) incurred by the Owners

563	arising out of or in relation to a breach of this Charter and/or the operation of the Vessel

564	by the Charterers, and against any lien of whatsoever

565	nature arising out of an event occurring during the

566	~~Charter Period~~Agreement Term, except to the extent that such loss, damage or expense has solely resulted from the Owners’

gross negligence or wilful misconduct. If the Vessel be arrested or otherwise

567	detained by reason of claims or liens arising out of her

568	operation hereunder by the Charterers, the Charterers

569	shall at their own expense take all reasonable steps to

570	secure that within a reasonable time the Vessel is

571	released, including the provision of bail.

572	Without prejudice to the generality of the foregoing, the

573	Charterers agree to indemnify the Owners against all

574	consequences or liabilities arising from the Master,

575	officers or agents signing Bills of Lading or other

576	documents.

577	(b) If the Vessel be arrested or otherwise detained by

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

578	reason of a claim or claims against the Owners, the

579	Owners shall at their own expense take all reasonable

580	steps to secure that within a reasonable time the Vessel

581	is released, including the provision of bail.

582	In such circumstances the Owners shall indemnify the

583	Charterers against any loss, damage or expense

584	incurred by the Charterers (~~including~~ excluding ~~h~~Hire paid under

585	this Charter) as a direct consequence of such arrest or

586	detention.

587	18. Lien

~~588~~	~~The Owners to have a lien upon all cargoes, sub-hires~~

~~589~~	~~and sub-freights belonging or due to the Charterers or~~

~~590~~	~~any sub-charterers and any Bill of Lading freight for all~~

~~591~~	~~claims under this Charter, and the Charterers to have a~~

~~592~~	~~lien on the Vessel for all moneys paid in advance and~~

~~593~~	~~not earned.~~

594	19. Salvage

595	All salvage and towage performed by the Vessel shall

596	be for the Charterers’ benefit and the cost of repairing

597	damage occasioned thereby shall be borne by the

598	Charterers.

599	20. Wreck Removal

600	In the event of the Vessel becoming a wreck or

601	obstruction to navigation the Charterers shall indemnify

602	the Owners against any sums whatsoever which the

603	Owners shall become liable to pay and shall pay in

604	consequence of the Vessel becoming a wreck or

605	Obstruction to navigation.

606	21. General Average

607	The Owners shall not contribute to General Average.

608	22. Assignment, Sub-Charter and Sale

See Additional Clause 53 (Sub-chartering and assignment).

~~609~~	~~(a) The Charterers shall not assign this Charter nor~~

~~610~~	~~sub-charter the Vessel on a bareboat basis except with~~

~~611~~	~~the prior consent in writing of the Owners, which shall~~

~~612~~	~~not be unreasonably withheld, and subject to such terms~~

~~613~~	~~and conditions as the Owners shall approve.~~

~~614~~	~~(b) The Owners shall not sell the Vessel during the~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~615~~	~~currency of this Charter except with the prior written~~

~~616~~	~~consent of the Charterers, which shall not be unreason-~~

~~617~~	~~ably withheld, and subject to the buyer accepting an~~

~~618~~	~~assignment of this Charter.~~

619	23. Contracts of Carriage

620	*) (a) The Charterers are to procure that all documents

621	issued during the ~~Charter Period~~Agreement Term evidencing the terms

622	and conditions agreed in respect of carriage of goods

623	shall contain a paramount clause incorporating any

624	legislation relating to carrier’s liability for cargo

625	compulsorily applicable in the trade; if no such legislation

626	exists, the documents shall incorporate the Hague-Visby

627	Rules. The documents shall also contain the New Jason

628	Clause and the Both-to-Blame Collision Clause.

~~629~~	~~*) (b) The Charterers are to procure that all passenger~~

~~630~~	~~tickets issued during the Charter Period for the carriage~~

~~631~~	~~of passengers and their luggage under this Charter shall~~

~~632~~	~~contain a paramount clause incorporating any legislation~~

~~633~~	~~relating to carrier’s liability for passengers and their~~

~~634~~	~~luggage compulsorily applicable in the trade; if no such~~

~~635~~	~~legislation exists, the passenger tickets shall incorporate~~

~~636~~	~~the Athens Convention Relating to the Carriage of~~

~~637~~	~~Passengers and their Luggage by Sea, 1974, and any~~

~~638~~	~~protocol thereto.~~

~~639~~	~~*) Delete as applicable.~~

640	24. Bank Guarantee

641	(Optional, only to apply if Box 27 filled in)

~~642~~	~~The Charterers undertake to furnish, before delivery of~~

~~643~~	~~the Vessel, a first class bank guarantee or bond in the~~

~~644~~	~~sum and at the place as indicated in Box 27 as guarantee~~

~~645~~	~~for full performance of their obligations under this~~

~~646~~	~~Charter.~~

647	25. Requisition / Acquisition

648	(a) In the event of the Requisition for Hire of the Vessel

649	by any governmental or other competent authority

650	(hereinafter referred to as “Requisition for Hire”)

651	Irrespective of the date during the ~~Charter Period~~Agreement Term when

652	“Requisition for Hire” may occur and irrespective of the

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

653	length thereof and whether or not it be for an indefinite

654	or a limited period of time, and irrespective of whether it

655	may or will remain in force for the remainder of the

656	~~Charter Period~~Agreement Term, this Charter shall not be deemed thereby

657	or thereupon to be frustrated or otherwise terminated

658	and the Charterers shall continue to pay the stipulated

659	hire in the manner provided by this Charter until the time

660	when the Charter would have terminated pursuant to

661	any of the provisions hereof always provided however

662	that in the event of “Requisition for Hire” any Requisition

663	Hire or compensation received or receivable by the

664	Owners shall be payable to the Charterers during the

665	remainder of the Charter Period or the period of the

666	“Requisition for Hire” whichever be the shorter.

~~667~~	~~(b) In the event of the Owners being deprived o their~~

~~668~~	~~ownership in the Vessel by any Compulsory Acquisition~~

~~669~~	~~of the Vessel or requisition for title by any governmental~~

~~670~~	~~or other competent authority (hereinafter referred to as~~

~~671~~	~~“Compulsory Acquisition”), then, irrespective of the date~~

~~672~~	~~during the Charter Period when “Compulsory Acquisition”~~

~~673~~	~~may occur, this Charter shall be deemed~~

~~674~~	~~terminated as of the date of such “Compulsory~~

~~675~~	~~Acquisition”. In such event Charter Hire to be considered~~

~~676~~	~~as earned and to be paid up to the date and time of~~

~~677~~	~~such “Compulsory Acquisition”.~~

678	26. War

679	(a) For the purpose of this Clause, the words “War

680	Risks” shall include any war (whether actual or

681	threatened), act of war, civil war, hostilities, revolution

682	rebellion, civil commotion, warlike operations, the laying

683	of mines (whether actual or reported), acts of piracy,

684	acts of terrorists, acts of hostility or malicious damage,

685	blockades (whether imposed against all vessels or

686	imposed selectively against vessels of certain flags or

687	ownership, or against certain cargoes or crews or

688	otherwise howsoever), by any person, body, terrorist or

689	Political group, or the Government of any state

690	whatsoever, which may be dangerous or are likely to be

691	or to become dangerous to the Vessel, her cargo, crew

692	or other persons on board the Vessel.

693	(b) The Vessel, unless the written consent of the

694	Owners be first obtained, shall not continue to or go

695	through any port, place, area or zone (whether of land

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

696	or sea), or any waterway or canal, where it reasonably
697	appears that the Vessel, her cargo, crew or other
698	persons on board the Vessel, in the reasonable
699	judgement of the Owners, may be, or are likely to be,
700	exposed to War Risks. Should the Vessel be within any
701	such place as aforesaid, which only becomes danger-

702	ous, or is likely to be or to become dangerous, after her
703	entry into it, the Owners shall have the right to require
704	the Vessel to leave such area.

705	(c) The Vessel shall not load contraband cargo, or to
706	pass through any blockade, whether such blockade be
707	imposed on all vessels, or is imposed selectively in any

708	way whatsoever against vessels of certain flags or
709	ownership, or against certain cargoes or crews or
710	otherwise howsoever, or to proceed to an area where
711	she shall be subject, or is likely to be subject to
712	a belligerent’s right of search and/or confiscation.
713	(d) If the insurers of the war risks insurance~~, when~~

714	~~Clause 14 is applicable,~~ should require payment of
715	premiums and/or calls because, pursuant to the

716	Charterers’ orders, the Vessel is within, or is due to enter
717	and remain within, any area or areas which are specified
718	by such insurers as being subject to additional premiums

719	because of War Risks, then the Charterers shall pay to the relevant insurers directly such premiums and/or calls
~~720~~	~~shall be reimbursed by the Charterers to the Owners at~~

721	~~the same time as the next payment of hire is~~ immediately when such premiums and/or calls are due.
722	(e) The Charterers shall have the liberty:
723	(i) to comply with all orders, directions, recommendations
724	or advice as to departure, arrival, routes,

725	sailing in convoy, ports of call, stoppages,
726	destinations, discharge of cargo, delivery, or in any
727	other way whatsoever, which are given by the
728	Government of the Nation under whose flag the
729	Vessel sails, or any other Government, body or
730	group whatsoever acting with the power to compel
731	compliance with their orders or directions;
732	(ii) to comply with the orders, directions or recom-

733	mendations of any war risks underwriters who have
734	the authority to give the same under the terms of
735	the war risks insurance;
736	(iii) to comply with the terms of any resolution of the

737	Security Council of the United Nations, any
738	directives of the European Community, the effective
739	orders of any other Supranational body which has

740	the right to issue and give the same, and with

741	national laws aimed at enforcing the same to which

742	the Owners are subject, and to obey the orders

743	and directions of those who are charged with their

744	enforcement.

~~745~~	~~(f) In the event of outbreak of war (whether there be a~~

~~746~~	~~declaration of war or not) (i) between any two or more~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~747~~	~~of the following countries: the United States of America;~~

~~748~~	~~Russia; the United Kingdom; France; and the People’s~~

~~749~~	~~Republic of China, (ii) between any two or more of the~~

~~750~~	~~countries stated in Box 36, both the Owners and the~~

~~751~~	~~Charterers shall have the right to cancel this Charter,~~

~~752~~	~~whereupon the Charterers shall redeliver the Vessel to~~

~~753~~	~~the Owners in accordance with Clause 15, if the Vessel~~

~~754~~	~~has cargo on board after discharge thereof at~~

~~755~~	~~destination, or if debarred under this Clause from~~

~~756~~	~~reaching or entering it at a near, open and safe port as~~

~~757~~	~~directed by the Owners, or if the Vessel has no cargo~~

~~758~~	~~on board, at the port at which the Vessel then is or if at~~

~~759~~	~~sea at a near, open and safe port as directed by the~~

~~760~~	~~Owners. In all cases hire shall continue to be paid in~~

~~761~~	~~accordance with Clause 11 and except as aforesaid all~~

~~762~~	~~other provisions of this Charter shall apply until~~

~~763~~	~~redelivery.~~

764	27. Commission

~~765~~	~~The Owners to pay a commission at the rate indicated~~

~~766~~	~~in Box 33 to the Brokers named in Box 33 on any hire~~

~~767~~	~~paid under the Charter. If no rate is indicated in Box 33,~~

~~768~~	~~the commission to be paid by the Owners shall cover~~

~~769~~	~~the actual expenses of the Brokers and a reasonable~~

~~770~~	~~fee for their work.~~

~~771~~	~~If the full hire is not paid owing to breach of the Charter~~

~~772~~	~~by either of the parties the party liable therefor shall~~

~~773~~	~~indemnify the Brokers against their loss of commission.~~

~~774~~	~~Should the parties agree to cancel the Charter, the~~

~~775~~	~~Owners shall indemnify the Brokers against any loss of~~

~~776~~	~~commission but in such case the commission shall not~~

~~777~~	~~exceed the brokerage on one year’s hire.~~

778	28. Termination

See Additional Clauses 52 (Termination Events) and 57 (Total Loss).

~~779~~	~~(a) Charterers’ Default~~

~~780~~	~~The Owners shall be entitled to withdraw the Vessel from~~

~~781~~	~~the service of the Charterers and terminate the Charter~~

~~782~~	~~with immediate effect by written notice to the Charterers if:~~

~~783~~	~~(i) the Charterers fail to pay hire in accordance with~~

~~784~~	~~Clause 11. However, where there is a failure to~~

~~785~~	~~make punctual payment of hire due to oversight,~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

 PART II

~~786~~	~~negligence, errors or omissions on the part of the~~
~~787~~	~~Charterers or their bankers, the Owners shall give~~
~~788~~	~~the Charterers written notice of the number of clear~~

~~789~~	~~banking days stated in Box 34 (as recognised at~~
~~790~~	~~the agreed place of payment) in which to rectify~~
~~791~~	~~the failure, and when so rectified within such~~
~~792~~	~~number of days following the Owners’ notice, the~~
~~793~~	~~payment shall stand as regular and punctual.~~
~~794~~	~~Failure by the Charterers to pay hire within the~~
~~795~~	~~number of days stated in Box 34 of their receiving~~

~~796~~	~~the Owners’ notice as provided herein, shall entitle~~
~~797~~	~~the Owners to withdraw the Vessel from the service~~
~~798~~	~~of the Charterers and terminate the Charter without~~
~~799~~	~~further notice;~~
~~800~~	~~(ii) the Charterers fail to comply with the requirements of:~~
~~801~~	~~(1) Clause 6 (Trading Restrictions)~~

~~802~~	~~(2) Clause 13(a) (Insurance and Repairs)~~
~~803~~	~~provided that the Owners shall have the option, by~~
~~804~~	~~written notice to the Charterers, to give the~~

~~805~~	~~Charterers a specified number of days grace within~~
~~806~~	~~which to rectify the failure without prejudice to the~~
~~807~~	~~Owners’ right to withdraw and terminate under this~~

~~808~~	~~Clause if the Charterers fail to comply with such~~
~~809~~	~~notice;~~
~~810~~	~~(iii) the Charterers fail to rectify any failure to comply~~
~~811~~	~~with the requirements of sub-clause 10(a)(i)~~
~~812~~	~~(Maintenance and Repairs) as soon as practically~~
~~813~~	~~possible after the Owners have requested them in~~

~~814~~	~~writing so to do and in any event so that the Vessel’s~~
~~815~~	~~insurance cover is not prejudiced.~~

~~816~~	~~(b) Owners’ Default~~
~~817~~	~~If the Owners shall by any act or omission be in breach~~
~~818~~	~~of their obligations under this Charter to the extent that~~

~~819~~	~~the Charterers are deprived of the use of the Vessel~~
~~820~~	~~and such breach continues for a period of fourteen (14)~~

~~821~~	~~running days after written notice thereof has been given~~
~~822~~	~~by the Charterers to the Owners, the Charterers shall~~
~~823~~	~~be entitled to terminate this Charter with immediate effect~~
~~824~~	~~by written notice to the Owners.~~

~~825~~	~~(c) Loss of Vessel~~
~~826~~	~~This Charter shall be deemed to be terminated if the~~
~~827~~	~~Vessel becomes a total loss or is declared as a~~
~~828~~	~~constructive or compromised or arranged total loss. For~~
~~829~~	~~the purpose of this sub-clause, the Vessel shall not be~~
~~830~~	~~deemed to be lost unless she has either become an~~
~~831~~	~~actual total loss or agreement has been reached with~~
~~832~~	~~her underwriters in respect of her constructive,~~

~~833~~	~~compromised or arranged total loss or if such agreement~~
~~834~~	~~with her underwriters is not reached it is adjudged by a~~
~~835~~	~~competent tribunal that a constructive loss of the Vessel~~
~~836~~	~~has occurred.~~

~~837~~	~~(d) Either party shall be entitled to terminate this~~
~~838~~	~~Charter with immediate effect by written notice to the~~
~~839~~	~~other party in the event of an order being made or~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~840~~	~~resolution passed for the winding up, dissolution,~~

~~841~~	~~liquidation or bankruptcy of the other party (otherwise~~

~~842~~	~~than for the purpose of reconstruction or amalgamation)~~

~~843~~	~~or if a receiver is appointed, or if it suspends payment,~~

~~844~~	~~ceases to carry on business or makes any special~~

~~845~~	~~arrangement or composition with its creditors.~~

~~846~~	~~(e) The termination of this Charter shall be without~~

~~847~~	~~prejudice to all rights accrued due between the parties~~

~~848~~	~~prior to the date of termination and to any claim that~~

~~849~~	~~either party might have.~~

850	29. Repossession

851	In the event of the termination of this Charter in

852	accordance with the applicable provisions of ~~Clause 28~~this Charter,

853	the Owners shall have the right to repossess the Vessel

854	from the Charterers at her current or next port of call, or

855	at a port or place convenient to them without hindrance

856	or interference by the Charterers, courts or local

857	authorities. Pending physical repossession of the Vessel

858	in accordance with this Clause 29, the Charterers shall

859	hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directors of the Owners.

~~860~~	~~The Owners shall arrange for an authorised representative~~

~~861~~	~~to board the Vessel as soon as reasonably~~

862	~~Practicable following the termination of the Charter.~~ The

863	Vessel shall be deemed to be repossessed by the

864	Owners from the Charterers upon the boarding of the

865	Vessel by the Owners’ representative. All arrangements

866	and expenses relating to the settling of wages,

867	disembarkation and repatriation of the Charterers’

868	Master, officers and crew shall be the sole responsibility

869	of the Charterers.

870	30. Dispute Resolution

See Additional Clause 79 (Enforcement).

~~871~~	~~*) (a) This Contract shall be governed by and construed~~

~~872~~	~~in accordance with English law and any dispute arising~~

~~873~~	~~out of or in connection with this Contract shall be referred~~

~~874~~	~~to arbitration in London in accordance with the Arbitration~~

~~875~~	~~Act 1996 or any statutory modification or re-enactment~~

~~876~~	~~thereof save to the extent necessary to give effect to~~

~~877~~	~~the provisions of this Clause.~~

~~878~~	~~The arbitration shall be conducted in accordance with~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~879~~	~~the London Maritime Arbitrators Association(LMAA)~~
~~880~~	~~Terms current at the time when the arbitration proceed-~~

~~881~~	~~ings are commenced.~~
~~882~~	~~The reference shall be to three arbitrators. A party~~
~~883~~	~~wishing to refer a dispute to arbitration shall appoint its~~
~~884~~	~~arbitrator and send notice of such appointment in writing~~
~~885~~	~~to the other party requiring the other party to appoint its~~
~~886~~	~~own arbitrator within 14 calendar days of that notice and~~
~~887~~	~~stating that it will appoint its arbitrator as sole arbitrator~~

~~888~~	~~unless the other party appoints its own arbitrator and~~
~~889~~	~~gives notice that it has done so within the 14 days~~
~~890~~	~~specified. If the other party does not appoint its own~~
~~891~~	~~arbitrator and give notice that it has done so within the~~
~~892~~	~~14 days specified, the party referring a dispute to~~
~~893~~	~~arbitration may, without the requirement of any further~~

~~894~~	~~prior notice to the other party, appoint its arbitrator as~~
~~895~~	~~sole arbitrator and shall advise the other party~~
~~896~~	~~accordingly. The award of a sole arbitrator shall be~~

~~897~~	~~binding on both parties as if he had been appointed by~~
~~898~~	~~agreement.~~
~~899~~	~~Nothing herein shall prevent the parties agreeing in~~

~~900~~	~~writing to vary these provisions to provide for the~~
~~901~~	~~appointment of a sole arbitrator.~~
~~902~~	~~In cases where neither the claim nor any counterclaim~~
~~903~~	~~exceeds the sum of US$50,000 (or such other sum as~~
~~904~~	~~the parties may agree) the arbitration shall be conducted~~
~~905~~	~~in accordance with the LMAA Small Claims Procedure~~

~~906~~	~~current at the time when the arbitration proceedings are~~
~~907~~	~~commenced.~~

~~908~~	~~*) (b) This Contract shall be governed by and construed~~
~~909~~	~~in accordance with Title 9 of the United States Code~~
~~910~~	~~and the Maritime Law of the United States and any~~

~~911~~	~~dispute arising out of or in connection with this Contract~~
~~912~~	~~shall be referred to three persons at New York, one to~~

~~913~~	~~be appointed by each of the parties hereto, and the third~~
~~914~~	~~by the two so chosen; their decision or that of any two~~
~~915~~	~~of them shall be final, and for the purposes of enforcing~~
~~916~~	~~any award, judgement may be entered on an award by~~

~~917~~	~~any court of competent jurisdiction. The proceedings~~
~~918~~	~~shall be conducted in accordance with the rules of the~~
~~919~~	~~Society of Maritime Arbitrators, Inc.~~
~~920~~	~~In cases where neither the claim nor any counterclaim~~
~~921~~	~~exceeds the sum of US$50,000 (or such other sum as~~
~~922~~	~~the parties may agree) the arbitration shall be conducted~~
~~923~~	~~in accordance with the Shortened Arbitration Procedure~~
~~924~~	~~of the Society of Maritime Arbitrators, Inc. current at~~

~~925~~	~~the time when the arbitration proceedings are commenced.~~
~~926~~	~~*) (c) This Contract shall be governed by and construed~~
~~927~~	~~in accordance with the laws of the place mutually agreed~~
~~928~~	~~by the parties and any dispute arising out of or in~~

~~929~~	~~connection with this Contract shall be referred to~~
~~930~~	~~arbitration at a mutually agreed place, subject to the~~
~~931~~	~~procedures applicable there.~~

~~932~~	~~(d) Notwithstanding (a), (b) or (c) above, the parties~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~933~~	~~may agree at any time to refer to media on any~~

~~934~~	~~difference and/or dispute arising out of or in connection~~

~~935~~	~~with this Contract.~~
~~936~~	~~In the case of a dispute in respect of which arbitration~~
~~937~~	~~has been commenced under (a), (b) or (c) above, the~~

~~938~~	~~following shall apply:-~~
~~939~~	~~(i) Either party may at any time and from time to time~~
~~940~~	~~elect to refer the dispute or part of the dispute to~~

~~941~~	~~mediation by service on the other party of a written~~
~~942~~	~~notice (the “Mediation Notice”) calling on the other~~
~~943~~	~~party to agree to mediation.~~
~~944~~	~~(ii) The other party shall thereupon within 14 calendar~~

~~945~~	~~days of receipt of the Mediation Notice confirm that~~
~~946~~	~~they agree to mediation, in which case the parties~~
~~947~~	~~shall thereafter agree a mediator within a further~~
~~948~~	~~14 calendar days, failing which on the application~~
~~949~~	~~of either party a mediator will be appointed promptly~~
~~950~~	~~by the Arbitration Tribunal (“the Tribunal”) or such~~

~~951~~	~~person as the Tribunal may designate for that~~

~~952~~	~~purpose. The mediation shall be conducted in such~~
~~953~~	~~place and in accordance with such procedure and~~
~~954~~	~~on such terms as the parties may agree or, in the~~
~~955~~	~~event of disagreement, as may be set by the~~
~~956~~	~~mediator.~~
~~957~~	~~(iii) If the other party does not agree to mediate, that~~

~~958~~	~~fact may be brought to the attention of the Tribunal~~
~~959~~	~~and may be taken into account by the Tribunal when~~
~~960~~	~~allocating the costs of the arbitration as between~~

~~961~~	~~the parties.~~
~~962~~	~~(iv) The mediation shall not affect the right of either~~
~~963~~	~~party to seek such relief or take such steps as it~~

~~964~~	~~considers necessary to protect its interest.~~
~~965~~	~~(v) Either party may advise the Tribunal that they have~~
~~966~~	~~agreed to mediation. The arbitration procedure shall~~
~~967~~	~~continue during the conduct of the mediation but~~
~~968~~	~~the Tribunal may take the mediation timetable into~~
~~969~~	~~account when settling the timetable steps in the~~

~~970~~	~~arbitration.~~
~~971~~	~~(vi) Unless otherwise agreed or specified in the~~

~~972~~	~~mediation terms, each party shall bear its own costs~~
~~973~~	~~incurred in the mediation and the parties shall share~~
~~974~~	~~equally the mediator’s costs and expenses.~~

~~975~~	~~(vii) The mediation process shall be without prejudice~~
~~976~~	~~and confidential and no information or documents~~

~~977~~	~~disclosed during it shall be revealed to the Tribunal~~
~~978~~	~~except to the extent that they are disclosable under~~
~~979~~	~~the law and procedure governing the arbitration.~~
~~980~~	~~(Note: The parties should be aware that the media on~~

~~981~~	~~process may not necessarily interrupt time limits.)~~
~~982~~	~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause~~
~~983~~	~~30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~984~~	~~apply in all cases.~~
~~985~~	~~*) Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~
~~986~~	~~indicate alternative agreed in Box 35.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

987	31.	Notices

See Additional Clause 73 (Notices).

~~988~~	~~(a) Any notice to be given by either party to the other~~

~~989~~	~~party shall be in writing and may be sent by fax, telex,~~

~~990~~	~~registered or recorded mail or by personal service.~~

~~991~~	~~(b) The address of the Parties for service of such~~

~~992~~	~~communication shall be as stated in Boxes 3 and 4~~

~~993~~	~~respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

~~1~~	~~1. Specifications and Building Contract~~

~~2~~	~~(a) The Vessel shall be constructed in accordance with~~

~~3~~	~~the Building Contract (hereafter called “the Building~~

~~4~~	~~Contract”) as annexed to this Charter, made between the~~

~~5~~	~~Builders and the Owners and in accordance with the~~

~~6~~	~~specifications and plans annexed thereto, such Building~~

~~7~~	~~Contract, specifications and plans having been counter-~~

~~8~~	~~signed as approved by the Charterers.~~

~~9~~	~~(b) No change shall be made in the Building Contract or~~

~~10~~	~~in the specifications or plans of the Vessel as approved by~~

~~11~~	~~the Charterers as aforesaid, without the Charterers’~~

~~12~~	~~consent.~~

~~13~~	~~(c) The Charterers shall have the right to send their~~

~~14~~	~~representative to the Builders’ Yard to inspect the Vessel~~

~~15~~	~~during the course of her construction on to satisfy themselves~~

~~16~~	~~that construction is in accordance with such approved~~

~~17~~	~~specifications and plans as referred to under sub-clause~~

~~18~~	~~(a) of this Clause.~~

~~19~~	~~(d) The Vessel shall be built in accordance with the~~

~~20~~	~~Building Contract and shall be of the description set out~~

~~21~~	~~therein. Subject to the provisions of sub-clause 2(c)(ii)~~

~~22~~	~~hereunder, the Charterers shall be bound to accept the~~

~~23~~	~~Vessel from the Owners, completed and constructed in~~

~~24~~	~~accordance with the Building Contract, on the date of~~

~~25~~	~~delivery by the Builders. The Charterers undertake that~~

~~26~~	~~having accepted the Vessel they will not thereafter raise~~

~~27~~	~~any claims against the Owners in respect of the Vessel’s~~

~~28~~	~~performance or specifications or defects, if any.~~

~~29~~	~~Nevertheless, in respect of any repairs, replacements or~~

~~30~~	~~defects which appear within the first 12 months from~~

~~31~~	~~delivery by the Builders, the Owners shall endeavour to~~

~~32~~	~~compel the Builders to repair, replace or remedy any defects~~

~~33~~	~~or to recover from the Builders any expenditure incurred in~~

~~34~~	~~carrying out such repairs, replacements or remedies.~~

~~35~~	~~However, the Owners’ liability to the Charterers shall be~~

~~36~~	~~limited to the extent the Owners have a valid claim against~~

~~37~~	~~the Builders under the guarantee clause of the Building~~

~~38~~	~~Contract (a copy whereof has been supplied to the~~

~~39~~	~~Charterers). The Charterers shall be bound to accept such~~

~~40~~	~~sums as the Owners are reasonably able to recover under~~

~~41~~	~~this Clause and shall make no further claim on the Owners~~

~~42~~	~~for the difference between the amount(s) so recovered and~~

~~43~~	~~the actual expenditure on repairs, replacement or~~

~~44~~	~~remedying defects or for any loss of time incurred.~~

~~45~~	~~Any liquidated damages for physical defects or deficiencies~~

~~46~~	~~shall accrue to the account of the party stated in Box 41(a)~~

~~47~~	~~or if not filled in shall be shared equally between the parties.~~

~~48~~	~~The costs of pursuing a claim or claims against the Builders~~

~~49~~	~~under this Clause (including any liability to the Builders)~~

~~50~~	~~shall be borne by the party stated in Box 41(b) or if not~~

~~51~~	~~filled in shall be shared equally between the parties.~~

~~52~~	~~2. Time and Place of Delivery~~

~~53~~	~~(a) Subject to the Vessel having completed her~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

~~54~~	~~acceptance trials including trials of cargo equipment in~~
~~55~~	~~accordance with the Building Contract and specifications~~
~~56~~	~~to the satisfaction of the Charterers, the Owners shall give~~

~~57~~	~~and the Charterers shall take delivery of the Vessel afloat~~

~~58~~	~~when ready for delivery and properly documented at the~~

~~59~~	~~Builders’ Yard or some other safe and readily accessible~~

~~60~~	~~dock, wharf or place as may be agreed between the parties~~

~~61~~	~~hereto and the Builders. Under the Building Contract the~~

~~62~~	~~Builders have estimated that the Vessel will be ready for~~

~~63~~	~~delivery to the Owners as therein provided but the delivery~~

~~64~~	~~date for the purpose of this Charter shall be the date when~~

~~65~~	~~the Vessel is in fact ready for delivery by the Builders after~~

~~66~~	~~completion of trials whether that be before or after as~~

~~67~~	~~indicated in the Building Contract. The Charterers shall not~~

~~68~~	~~be entitled to refuse acceptance of delivery of the Vessel~~

~~69~~	~~and upon and after such acceptance, subject to Clause~~

~~70~~	~~1(d), the Charterers shall not be entitled to make any claim~~

~~71~~	~~against the Owners in respect of any conditions,~~

~~72~~	~~representations or warranties, whether express or implied,~~

~~73~~	~~as to the seaworthiness of the Vessel or in respect of delay~~

~~74~~	~~in delivery.~~

~~75~~	~~(b) If for any reason other than a default by the Owners~~

~~76~~	~~under the Building Contract, the Builders become entitled~~

~~77~~	~~under that Contract not to deliver the Vessel to the Owners,~~

~~78~~	~~the Owners shall upon giving to the Charterers written~~

~~79~~	~~notice of Builders becoming so entitled, be excused from~~

~~80~~	~~giving delivery of the Vessel to the Charterers and upon~~

~~81~~	~~receipt of such notice by the Charterers this Charter shall~~

~~82~~	~~cease to have effect.~~

~~83~~	~~(c) If for any reason the Owners become entitled under~~

~~84~~	~~the Building Contract to reject the Vessel the Owners shall,~~

~~85~~	~~before exercising such right of rejection, consult the~~

~~86~~	~~Charterers and thereupon~~

~~87~~	~~(i) if the Charterers do not wish to take delivery of the Vessel~~

~~88~~	~~they shall inform the Owners within seven (7) running days~~

~~89~~	~~by notice in writing and upon receipt by the Owners of such~~

~~90~~	~~notice this Charter shall cease to have effect; or~~

~~91~~	~~(ii) if the Charterers wish to take delivery of the Vessel~~

~~92~~	~~they may by notice in writing within seven (7) running days~~

~~93~~	~~require the Owners to negotiate with the Builders as to the~~

~~94~~	~~terms on which delivery should be taken and/or refrain from~~

~~95~~	~~exercising their right to rejection and upon receipt of such~~

~~96~~	~~notice the Owners shall commence such negotiations and/~~

~~97~~	~~or take delivery of the Vessel from the Builders and deliver~~

~~98~~	~~her to the Charterers;~~

~~99~~	~~(iii) in no circumstances shall the Charterers be entitled to~~

~~100~~	~~reject the Vessel unless the Owners are able to reject the~~

~~101~~	~~Vessel from the Builders;~~

~~102~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of~~

~~103~~	~~this Clause, the Owners shall thereafter not be liable to the~~

~~104~~	~~Charterers for any claim under or arising out of this Charter~~

~~105~~	~~or its termination.~~

~~106~~	~~(d) Any liquidated damages for delay in delivery under the~~

~~107~~	~~Building Contract and any costs incurred in pursuing a claim~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

~~108~~	~~therefor shall accrue to the account of the party stated in~~

~~109~~	~~Box 41(c) or if not filled in shall be shared equally between~~

~~110~~	~~the parties.~~

~~111~~	~~3. Guarantee Works~~

~~112~~	~~If not otherwise agreed, the Owners authorise the~~

~~113~~	~~Charterers to arrange for the guarantee works to be~~

~~114~~	~~performed in accordance with the building contract terms,~~

~~115~~	~~and hire to continue during the period of guarantee works.~~

~~116~~	~~The Charterers have to advise the Owners about the~~

~~117~~	~~performance to the extent the Owners may request.~~

~~118~~	~~4. Name of Vessel~~

~~119~~	~~The name of the Vessel shall be mutually agreed between~~

~~120~~	~~the Owners and the Charterers and the Vessel shall be~~

~~121~~	~~painted in the colours, display the funnel insignia and fly~~

~~122~~	~~the house flag as required by the Charterers.~~

~~123~~	~~5. Survey on Redelivery~~

~~124~~	~~The Owners and the Charterers shall appoint surveyors~~

~~125~~	~~for the purpose of determining and agreeing in writing the~~

~~126~~	~~Condition of the Vessel at the time of redelivery.~~

~~127~~	~~Without prejudice to Clause 15 (Part II), the Charterers~~

~~128~~	~~shall bear all survey expenses and all other costs, if any,~~

~~129~~	~~including the cost of docking and undocking, if required,~~

~~130~~	~~as well as all repair costs incurred. The Charterers shall~~

~~131~~	~~also bear all loss of time spent in connection with any~~

~~132~~	~~docking and undocking as well as repairs, which shall be~~

~~133~~	~~paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV

~~1~~	See Additional Clause 56 (Purchase obligation and transfer of title). ~~On expiration of this Charter and provided the Charterers~~

~~2~~	~~have fulfilled their obligations according to Part I and II~~
~~3~~	~~as well as Part III, if applicable, it is agreed, that on~~
~~4~~	~~payment of the final payment of hire as per Clause 11~~

~~5~~	~~the Charterers have purchased the Vessel with~~
~~6~~	~~everything belonging to her and the Vessel is fully paid~~
~~7~~	~~for.~~

~~8~~	~~In the following paragraphs the Owners are referred to~~
~~9~~	~~as the Sellers and the Charterers as the Buyers.~~
~~10~~	~~The Vessel shall be delivered by the Sellers and taken~~
~~11~~	~~over by the Buyers on expiration of the Charter.~~

~~12~~	~~The Sellers guarantee that the Vessel, at the time of~~
~~13~~	~~delivery, is free from all encumbrances and maritime~~
~~14~~	~~liens or any debts whatsoever other than those arising~~
~~15~~	~~from anything done or not done by the Buyers or any~~
~~16~~	~~existing mortgage agreed not to be paid off by the time~~
~~17~~	~~of delivery. Should any claims, which have been incurred~~
~~18~~	~~prior to the time of delivery be made against the Vessel,~~

~~19~~	~~the Sellers hereby undertake to indemnify the Buyers~~
~~20~~	~~against all consequences of such claims to the extent it~~
~~21~~	~~can be proved that the Sellers are responsible for such~~
~~22~~	~~claims. Any taxes, notarial, consular and other charges~~
~~23~~	~~and expenses connected with the purchase and~~
~~24~~	~~registration under Buyers’ flag, shall be for Buyers’~~

~~25~~	~~account. Any taxes, consular and other charges and~~
~~26~~	~~expenses connected with closing of the Sellers’ register,~~
~~27~~	~~shall be for Sellers’ account.~~

~~28~~	~~In exchange for payment of the last month’s hire~~
~~29~~	~~instalment the Sellers shall furnish the Buyers with a~~
~~30~~	~~Bill of Sale duly attested and legalized, together with a~~
~~31~~	~~certificate setting out the registered encumbrances, if~~
~~32~~	~~any. On delivery of the Vessel the Sellers shall provide~~
~~33~~	~~for deletion of the Vessel from the Ship’s Register and~~
~~34~~	~~deliver a certificate of deletion to the Buyers.~~
~~35~~	~~The Sellers shall, at the time of delivery, hand to the~~
~~36~~	~~Buyers all classification certificates (for hull, engines,~~

~~37~~	~~anchors, chains, etc.), as well as all plans which may~~
~~38~~	~~be in Sellers’ possession.~~

~~39~~	~~The Wireless Installation and Nautical Instruments,~~
~~40~~	~~unless on hire, shall be included in the sale without any~~
~~41~~	~~extra payment.~~

~~42~~	~~The Vessel with everything belonging to her shall be at~~
~~43~~	~~Sellers’ risk and expense until she is delivered to the~~

~~44~~	~~Buyers, subject to the conditions of this Contract and~~
~~45~~	~~the Vessel with everything belonging to her shall be~~
~~46~~	~~delivered and taken over as she is at the time of delivery,~~
~~47~~	~~after which the Sellers shall have no responsibility for~~

~~48~~	~~possible faults or deficiencies of any description.~~
~~49~~	~~The Buyers undertake to pay for the repatriation of the~~
~~50~~	~~Master, officers and other personnel if appointed by the~~
~~51~~	~~Sellers to the port where the Vessel entered the Bareboat~~
~~52~~	~~Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~53~~	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

~~1.~~	~~1.~~	~~Definitions~~

~~2~~	~~For the purpose of this PART V, the following terms shall~~

~~3~~	~~have the meanings hereby assigned to them:~~

~~4~~	~~“The Bareboat Charter Registry” shall mean the registry~~

~~5~~	~~of the State whose flag the Vessel will fly and in which~~

~~6~~	~~the Charterers are registered as the bareboat charterers~~

~~7~~	~~during the period of the Bareboat Charter.~~

~~8~~	~~“The Underlying Registry” shall mean the registry of the~~

~~9~~	~~state in which the Owners of the Vessel are registered~~

~~10~~	~~as Owners and to which jurisdiction and control of the~~

~~11~~	~~Vessel will revert upon termination of the Bareboat~~

~~12~~	~~Charter Registration.~~

~~13~~	~~2.~~	~~Mortgage~~

~~14~~	~~The Vessel chartered under this Charter is financed by~~

~~15~~	~~a mortgage and the provisions of Clause 12(b) (Part II)~~

~~16~~	~~shall apply.~~

~~17~~	~~3.~~	~~Termination of Charter by Default~~

~~18~~	~~If the Vessel chartered under this Charter is registered~~

~~19~~	~~in a Bareboat Charter Registry as stated in Box 44, and~~

~~20~~	~~if the Owners shall default in the payment of any amounts~~

~~21~~	~~due under the mortgage(s) specified in Box 28, the~~

~~22~~	~~Charterers shall, if so required by the mortgagee, direct~~

~~23~~	~~the Owners to re-register the Vessel in the Underlying~~

~~24~~	~~Registry as shown in Box 45.~~

~~25~~	~~In the event of the Vessel being deleted from the~~

~~26~~	~~Bareboat Charter Registry as stated in Box 44, due to a~~

~~27~~	~~default by the Owners in the payment of any amounts~~

~~28~~	~~due under the mortgage(s), the Charterers shall have~~

~~29~~	~~the right to terminate this Charter forthwith and without~~

~~30~~	~~prejudice to any other claim they may have against the~~

~~31~~	~~Owners under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Execution version

CONTENTS

Page

32.	Definitions	3
33.	Interpretations	21
34.	Background	22
35.	Delivery	23
36.	Conditions precedent	25
37.	Bunkers and luboils	28
38.	Further maintenance and operation	28
39.	Structural changes and alterations	29
40.	Hire	29
41.	Increased Costs	34
42.	Insurance	35
43.	Inspection	42
44.	Redelivery	43
45.	Redelivery conditions	43
46.	Survey on redelivery	44
47.	Owners’ mortgage	44
48.	Charterers’ representations and warranties	44
49.	Charterers’ undertakings	48
50.	Financial covenants	53
51.	Value maintenance clause	55
52.	Termination Events	57
53.	Sub-chartering and assignment	61
54.	Name of Vessel	62
55.	Purchase Option	62
56.	Purchase obligation and transfer of title	63
57.	Total Loss	64
58.	Appointment of manager	65
59.	Fees and expenses	65
60.	Stamp duties	66
61.	Operational notifiable events	66
62.	Further indemnities	66
63.	Set-off	68
64.	Further assurances and undertakings	69
65.	Cumulative rights	69
66.	No waiver	69
67.	Entire agreement	69

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

68.	Amendments	69
69.	Invalidity	69
70.	English language	69
71.	No partnership	69
72.	Disclosure of information	70
73.	Notices	70
74.	Conflicts	71
75.	Survival of Charterers’ obligations	71
76.	Counterparts	71
77.	Third Parties Act	71
78.	Waiver of immunity	72
79.	Enforcement	72
80.	FATCA	73
81.	Quiet Enjoyment	74
82.	Control	74
83.	Discharge and re-assignment of Security	74
SCHEDULE 1 LIST OF RELATED VESSELS		75
SCHEDULE 2 FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE		76
SCHEDULE 3 FORM OF TITLE RE-TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE		77
SCHEDULE 4 FORM OF COMPLIANCE CERTIFICATE		78

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

ADDITIONAL CLAUSES

TO BAREBOAT CHARTER dated 28 January 2021 FOR THE chemical/oil products tanker NAMED “HAFNIA TOPAZ”
as amended and supplemented pursuant to

a side letter dated 30 July 2021,

as AMENDED AND supplemented pursuant to a supplemental agreement dated 3 July 2023,

and as novated, amended and restated pursuant to A novation, amendment and restatement agreement dated 2023

32.	Definitions

In this Charter:

“Account Bank” means Citibank (or such other bank or financial institution as selected or designated by the Charterers and approved by the Owners from time to time (such approval not to be unreasonably withheld)).

“Account Charge” means the deed of charge over the Cash Security Account and all amounts from time to time standing to the credit to the Cash Security Account from the Charterers in favour of Fortune Chem6 Shipping Limited as security agent in connection this Charter and the Related Charters.

“Actual Delivery Date” means the date of delivery of the Vessel by the Owners to the Original Charterers under the Original Charter.

“Actual Owners’ Costs” means the MOA Purchase Price.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement Term” means the period commencing on:

(i)	for the purpose of Clause 10(b) (Operation of the Vessel), Clause 25 (Requisition/Acquisition), Clause 42 (Insurance) and Clause 51 (Value maintenance clause) only, the Actual Delivery Date; or

(ii)	in any other cases, the Original Charter Date,

and terminating on the later of:

(a)	the expiration of the Charter Period; and

(b)	the date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged, (whether or not following (i) the occurrence of a Termination Event or (ii) the exercise of the Purchase Option in accordance with the terms of this Charter).

“AML Laws” means as to any Obligor and in relation to money laundering or terrorism, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit, requirement, order or determination of any Governmental Agency, and the interpretation or administration thereof, in each case applicable to or binding upon such Obligor.

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“Applicable Rate” means, subject to Clause 40(p) (Cost of funds), for any Hire Period, the percentage rate per annum which is the aggregate of (i) the Reference Rate applicable to that Hire Period and (ii) the Credit Adjustment Spread.

“Approved Insurance Broker” means Willis, Cap Marine and Georg Duncker or any other independent and reputable firm or firms of insurance brokers as the Charterers may appoint from time to time and in each case approved by the Owners.

“Approved Commercial Manager” means:

(a)	Navig8 Chemicals Asia Pte. Ltd., Navig8 Chemical Tankers Inc, Navig8 Chemicals Pool Inc., Hafnia Middle East DMCC or Hafnia Pools Pte. Ltd.; or

(b)	any other reputable management company designated by the Charterers and approved by the Owners for the commercial management of the Vessel (such approval to be given promptly by the Owners and not to be unreasonably withheld).

“Approved Flag State” means, in relation to the Vessel, the Republic of the Marshall Islands, or such other reputable flag approved by the Owners (such approval not to be unreasonably withheld).

“Approved Manager” means, in relation to the Vessel, either the Approved Commercial Manager or, as the context may require, the Approved Technical Manager.

“Approved Technical Manager” means:

(a)	OSM Ship Management AS, Thome Croatia d.o.o., TB Marine Shipmanagement or Suntech Ship Management Pte. Ltd.; or

(b)	any other reputable management company designated by the Charterers and approved by the Owners for the technical management of the Vessel (such approval to be given promptly by the Owners and not to be unreasonably withheld).

“Approved Valuer” means any one of Clarksons Valuations, SSY, Braemar Seascope Limited, Lilleaker Shipping Advisors, Grieg Shipbrokers and any other reputable and independent international ship brokers mutually agreed by the Charterers and the Owners.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration.

“Break Costs” means all costs, losses, premiums or penalties incurred by the Owners (including, without limitation (but without double-counting), all costs, losses, premiums or penalties incurred by the Owners under the Finance Documents) as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question, or as a result of the Purchase Option Date not falling on a Hire Payment Date or as a result of the Termination Payment Date not falling on a Hire Payment Date, or as a result of any prepayment of any Principal Hire not falling on a Hire Payment Date.

“Business Day” means:

(a)	for the purpose of the definition of “Variable Hire Determination Date”, a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and Shanghai and which is a US Government Securities Business Day: and

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(b)	in any other cases, a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore, Hong Kong, New York and Shanghai.

“BW Group” means BW Group Limited, an exempted limited liability corporation incorporated under the laws of Bermuda with registered number 39869 and registered address at Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM1189, Hamilton, HM EX, Bermuda.

“Cash Security Account” means the US Dollar account in the name of the Charterers opened or to be opened with the Account Bank, and includes any sub-account thereof and such account which is designated by the Owners and the Related Owners as the cash security account.

“Change of Control Event” means any one of the following events:

(a)	the interests of Mr Andreas Sohmen-Pao, his immediate family and their respective heirs and successors, including trusts or similar arrangements of which they are individual or collective beneficiaries (together, the “Sohmen Family Trust”) cease to beneficially hold more than fifty per cent. (50%) of the issued share capital of BW Group or such number of shares in the BW Group as carry more than fifty per cent. (50%) of the voting rights normally exercisable at a general meeting of BW Group; or

(b)	BW Group ceases to beneficially and legally hold (directly or indirectly) twenty per cent. (20%) or more of the issued share capital of the Guarantor or such number of shares in the Guarantor as carrying twenty per cent. (20%) or more of the voting rights normally exercisable at a general meeting of the Guarantor; or

(c)	the Charterers cease to be legally and beneficially one hundred per cent. (100%) owned (whether directly or indirectly) by the Guarantor; or

(d)	any person or persons acting in concert or any entity other than BW Group (directly or via one or more intermediate holding companies):

(i)	acquires legally and/or beneficially, and either directly or indirectly, more than the percentage of the issued share capital of the Guarantor held by the BW Group (either directly or via one or more intermediate holding companies); or

(ii)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Guarantor.

“Charter Period” means, subject to paragraph (j) (Illegality) of Clause 40 (Hire), Clauses 52 (Termination Events), 55 (Purchase Option) and 57 (Total Loss), the period of one hundred and twenty (120) consecutive months commencing from the Actual Delivery Date.

“Charterers’ Assignment” means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Owners in relation to certain of the Charterers’ rights and interest in and to (among other things):

(a)	the Earnings;

(b)	the Insurances;

(c)	the Requisition Compensation;

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(d)	the Initial Sub-Charter;

(e)	any Sub-Charter which (1) is on demise chartering basis or (2) has a duration (taking into account any option to renew or extend) of more than twelve (12) months; and

(f)	any Sub-Charter Guarantee.

“Classification Society” means the vessel classification society referred to in Box 10 (Classification Society) of this Charter or such other member of the International Association of Classification Societies (IACS) as the Charterers may select and the Owners and the Finance Parties (if any) may approve from time to time.

“Compliance Certificate” means a certificate delivered pursuant to paragraph (n) (Compliance Certificate) of Clause 49 (Charterers’ undertakings) and signed by one director of the Guarantor substantially in the form set out in Schedule 4 (Form of Compliance Certificate).

“Cost Balance” means, at any time during the Agreement Term, an amount equal to the Actual Owners’ Costs at the relevant time as may be reduced by payment, prepayment, or deemed payment of:

(a)	the Upfront Hire; and

(b)	the Principal Hire.

“Credit Adjustment Spread” means zero point two six one six one per cent. (0.26161%) per annum.

“Default Termination” means a Termination pursuant to the provisions of Clause 52 (Termination Events).

“Earnings” means all hires, freights, passage moneys, pool income and other sums payable to or for the account of the Charterers and/or the Sub-Charterers in respect of the Vessel including (without limitation) all earnings received or to be received from each Sub-Charter, all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

“Effective Date” means the “Effective Date” as defined and determined under the Novation, Amendment and Restatement Agreement.

“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption or other Authorisation required under the applicable Environmental Law.

“Environmental Claim” means any claim, proceeding, or formal notice by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

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“Environmental Incident” means:

(a)	any release, emission, spill or discharge into the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Fair Market Value” means the fair market value of the Vessel as ascertained in accordance with paragraph (b) (Valuations) of Clause 51 (Value maintenance clause).

“FATCA Deduction” has the meaning given to such term in Clause 80 (FATCA).

“Finance Document” means any facility agreement, security document, fee letter and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of, among other things, financing or (as the case may be) refinancing all or any part of the Actual Owners’ Costs.

“Finance Party” means:

(a)	any Affiliate of the Owners; or

(b)	any bank, financial institution, trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, which is or will be party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder) and “Finance Parties” means two or more of them.

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“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instrument;

(d)	the amount of any liability in respect of any finance or capital lease (other than any liability in respect of a finance or capital lease which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or hire purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction protecting against or benefit from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“GAAP” means the International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Guarantor and its Subsidiaries from time to time.

“Guarantee” means the guarantee by the Guarantor in favour of the Owners in respect of the Obligors’ obligations under the Transaction Documents.

“Guarantor” means Hafnia Limited, a company incorporated and existing under the laws of Bermuda with company registration number 49023 and registered office address at Inchona Services Limited, Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda.

“Handling Fee” means the non-refundable handling fee in an amount of zero point eight seven five per cent. (0.875%) of the Actual Owners’ Costs.

“Hire” means each or any combination or aggregate of (as the context may require):

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(a)	the Upfront Hire;

(b)	the relevant Principal Hire; and

(c)	the relevant Variable Hire.

“Hire Payment Date” means the first day of each and any Hire Period, it being understood that there are altogether forty (40) Hire Payment Dates.

“Hire Period” means (a) for the first Hire Period, a period commencing on the Actual Delivery Date and ending on the date falling three (3) months thereafter and (b) for each and any successive Hire Period, a period commencing on the last day of the preceding Hire Period and ending on the date falling three (3) months thereafter, provided that if a Hire Period would otherwise extend beyond the expiration of the Charter Period, then such Hire Period shall terminate on the expiration of the Charter Period.

“Historic Term SOFR” means the most recent Term SOFR (i) as of a US Government Securities Business Day (prior to 5:00 p.m. (New York time)) which is no more than three (3) US Government Securities Business Days before the Variable Hire Determination Date in respect of the relevant Hire Period and (ii) for a period of three (3) months.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of The People’s Republic of China.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“IFRS” means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements.

“Increased Costs” has the meaning given to such term in Clause 41 (Increase Costs).

“Indemnitee” has the meaning given to such term in Clause 62 (Further indemnities).

“Initial Sub-Charter” means the Pool Agreement.

“Initial Sub-Charterers” means Hafnia Middle East DMCC.

“Innocent Owners’ Interest Insurances” means all policies and contracts of innocent owners’ interest insurance and innocent owners’ additional perils (oil pollution) from time to time taken out by the Owners in relation to the Vessel.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into by the Charterers and/or the Sub-Charterers in respect of or in connection with the Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

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“Interpolated Historic Term SOFR” means, in relation to a Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(1)	the most recent applicable Term SOFR as of a US Government Securities Business Day (prior to 5:00 p.m. (New York time)) which is no more than three (3) US Government Securities Business Days before the Variable Hire Determination Date in respect of that Hire Period for the longest period (for which Term SOFR is available) which is less than three (3) months; or

(2)	if no such Term SOFR is available for a period which is less than three (3) months, Overnight SOFR for the day which is two (2) US Government Securities Business Days before the Variable Hire Determination Date in respect of that Hire Period; and

(b)	the most recent applicable Term SOFR as of a US Government Securities Business Day (prior to 5:00 p.m. (New York time)) which is no more than three (3) US Government Securities Business Days before the Variable Hire Determination Date in respect of that Hire Period for the shortest period (for which Term SOFR is available) which exceeds three (3) months.

“Interpolated Term SOFR” means, in relation to a Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(1)	the applicable Term SOFR (as of the Variable Hire Determination Date (prior to 5:00 p.m. (New York time)) in respect of that Hire Period) for the longest period (for which Term SOFR is available) which is less than three (3) months; or

(2)	if no such Term SOFR is available for a period which is less than three (3) months, Overnight SOFR for the day which is two (2) US Government Securities Business Days before the Variable Hire Determination Date in respect of that Hire Period; and

(b)	the applicable Term SOFR (as of the Variable Hire Determination Date (prior to 5:00 p.m. (New York time)) in respect of that Hire Period) for the shortest period (for which Term SOFR is available) which exceeds three (3) months.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation, as the same may be amended, supplemented or superseded from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code.

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“Long Stop Date” has the meaning given to such term in the MOA.

“Major Casualty Amount” means two million US Dollars (US$2,000,000) or the equivalent in any other currency or currencies.

“Manager’s Undertaking” means a written undertaking and confirmation of the Approved Commercial Manager or (as the case may be) the Approved Technical Manager executed or to be executed in favour of the Owners (in form and substance acceptable to the Owners).

“Margin” means three point six five per cent. (3.65%) per annum.

“Market Disruption Rate” means the percentage rate per annum which is the aggregate of the Reference Rate and the Credit Adjustment Spread.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, or financial condition of the Guarantor;

(b)	the ability of any Obligor to perform its obligations under the Transaction Documents to which it is a party; or

(c)	the validity, legality or enforceability of the Transaction Documents or the rights or remedies of the Owners under the Transaction Documents.

“Minimum Amount” means an amount equal to US$3,380,542.08.

“MOA” has the meaning given to such term in Clause 34 (Background).

“MOA Purchase Price” has the meaning given to such term in the MOA.

“Mortgagees’ Interest Insurances” means all policies and contracts of mortgagees’ interest insurance and mortgagees’ additional perils (oil pollution) insurance from time to time taken out by any Finance Party in relation to the Vessel.

“Novation, Amendment and Restatement Agreement” means the novation, amendment and restatement agreement dated _________________ 2023 in relation to the Original Charter and executed by the Owners, the Original Charterers and the Charterers.

“Obligors” means, together, the Charterers, the Guarantor and any person designated as such by the Owners and the Charterers from time to time and “Obligor” means any one (1) of them.

“Original Financial Statements” means, in relation to the Guarantor, its audited consolidated financial statements for the financial year ended 31 December 2022.

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“Original Charter” means the bareboat charter dated the Original Charter Date and made between the Owners (as owners) and the Original Charterers (as charterers) in relation to the Vessel as amended and supplemented pursuant to a side letter dated 30 July 2021 and as amended and supplemented by a supplemental agreement dated 3 July 2023.

“Original Charter Date” means 28 January 2021.

“Original Charterers” means Chemical Tankers 28 Inc, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 70856.

“Overnight SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Owners’ Account” has the meaning given to such term in paragraph (e) of Clause 40 (Hire).

“Party” means a party to this Charter and “Parties” means both of them.

“PDA” means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form of Schedule 2 (Form of Protocol of Delivery and Acceptance) hereto.

“Permitted Security Interest” means:

(a)	any Security Interest created by the Transaction Documents and the Finance Documents;

(b)	unless a Termination Event has occurred and is continuing, any ship repairer’s or outfitter’s possessory lien for an amount not exceeding the Major Casualty Amount;

(c)	any lien arising by operation of law in the ordinary course of her trading (other than for master’s, officer’s or crew’s wages outstanding);

(d)	any lien for salvage; and

(e)	Security Interest the creation of which has been otherwise expressly permitted in writing by the Owners.

“Pool Agreement” means the pool agreement (titled “Hafnia Chemical IMO 2 MR Pool Agreement”) in respect of the Vessel (and other vessels) dated 1 May 2022 and made between (a) the Initial Sub-Charterers and (b) the Original Charterers (as a participant) (the “Original Pool Agreement”) as novated by a novation agreement dated 28 November 2023 and executed by (a) the Initial Sub-Charterers, (b) the Original Charterers and (c) the Charterers pursuant to which the Vessel is one of the Pool Vessels (as defined in the Original Pool Agreement), incorporating the time charter party bearing the same date and made between the same parties (as may be amended, supplemented and/or further novated from time to time).

“Potential Termination Event” means an event or circumstance which would, with the giving of any notice, the lapse of time, a determination of the Owners (or any combination of the foregoing) be a Termination Event.

“Principal Hire” has the meaning given to such term in sub-paragraph (a)(ii) of Clause 40 (Hire).

“Project Documents” means, together, the Transaction Documents, any Sub-Charter and any Sub-Charter Guarantee.

“Purchase Obligation” means the Charterers’ obligation to purchase the Vessel at the applicable Purchase Obligation Price in accordance with Clause 56 (Purchase obligation and transfer of title).

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“Purchase Obligation Price” means the amount due and payable by the Charterers to the Owners pursuant to Clause 56 (Purchase obligation and transfer of title), being the aggregate of:

(a)	seventeen point five per cent. (17.5%) of the Actual Owners’ Costs; and

(b)	all Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (h) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment.

“Purchase Option” means the option to purchase the Vessel at the applicable Purchase Option Price which the Charterers may exercise in accordance with Clause 55 (Purchase Option).

“Purchase Option Date” means:

(a)	in respect of any purchase of the Vessel under or pursuant to paragraph (a) of Clause 55 (Purchase Option), the date indicated as such in the Purchase Option Notice, which shall be a Business Day falling on or after the third (3rd) anniversary of the Actual Delivery Date; and

(b)	in respect of any purchase of the Vessel under or pursuant to paragraph (b) or (c) of Clause 55 (Purchase Option), the date indicated as such in the Purchase Option Notice, which can be at any time on or after the Actual Delivery Date.

“Purchase Option Notice” means a written notice (in such form as the Owners and the Charterers may agree) which the Charterers may deliver to the Owners for the purpose of the Charterers exercising the Purchase Option.

“Purchase Option Price” means the amount due and payable by the Charterers to the Owners pursuant to Clause 55 (Purchase Option), being the aggregate of:

(a)

(i)	if the purchase of the Vessel is under or pursuant to paragraph (a) of Clause 55 (Purchase Option):

(A)	if the Purchase Option Date falls on or after the third (3rd) anniversary of the Actual Delivery Date but before the fourth (4th) anniversary of the Actual Delivery Date, one hundred and two point five per cent. (102.5%) of the then current Cost Balance;

(B)	if the Purchase Option Date falls on or after the fourth (4th) anniversary of the Actual Delivery Date but before the fifth (5th) anniversary of the Actual Delivery Date, one hundred and two per cent. (102%) of the then current Cost Balance;

(C)	if the Purchase Option Date falls on or after the fifth (5th) anniversary of the Actual Delivery Date but before the sixth (6th) anniversary of the Actual Delivery Date, one hundred and one point five per cent. (101.5%) of the then current Cost Balance;

(D)	if the Purchase Option Date falls on or after the sixth (6th) anniversary of the Actual Delivery Date but before the seventh (7th) anniversary of the Actual Delivery Date, one hundred and one per cent. (101%) of the then current Cost Balance;

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(E)	if the Purchase Option Date falls on or after the seventh (7th) anniversary of the Actual Delivery Date but before the eighth (8th) anniversary of the Actual Delivery Date, one hundred point five per cent. (100.5%) of the then current Cost Balance; or

(F)	if the Purchase Option Date falls on or after the eighth (8th) anniversary of the Actual Delivery Date, one hundred per cent. (100%) of the then current Cost Balance;

(ii)	if the purchase of the Vessel is under or pursuant to paragraph (b) or (c) of Clause 55 (Purchase Option), the then current Cost Balance;

(b)	all Hire due and payable, but unpaid, under this Charter by the Purchase Option Date together with interest accrued thereon pursuant to paragraph (h) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(c)	all other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (h) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(d)	Break Costs (if any);

(e)	any documented legal costs and other expenses incurred by the Owners in respect of the exercise of the Purchase Option and any other documented costs, losses, liabilities and expenses incurred or suffered by the Owners in connection with any Finance Document as a result of the Charterers’ exercise of the Purchase Option; and

(f)	any other sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in paragraph (a) of Clause 17 (Indemnity) and Clause 62 (Further indemnities).

“Quiet Enjoyment Letter” means, in relation to the Vessel, a quiet enjoyment letter to be issued by the Finance Party (which becomes a mortgagee of the Vessel) in favour of the Charterers on market terms and in such form and substance as may be required by that Finance Party and acceptable to the Owners.

“Reference Rate” means, in relation to a Hire Period,

(b)	a rate which is the applicable Term SOFR as of the Variable Hire Determination Date (prior to 5:00 p.m. (New York time)) in respect of that Hire Period and for a period of three (3) months; or

(c)	as otherwise determined pursuant to Clause 40(n) (Unavailability of Term SOFR),

and if, in either case, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Reference Rate shall be deemed to be such a rate that the aggregate of the Reference Rate and the Credit Adjustment Spread is zero.

“Related Charter” means, in relation to each Related Vessel, the bareboat charter entered or to be entered into (as the case may be) between the relevant Related Owners (as owners) and the relevant Related Charterers (as bareboat charterers).

“Related Charterers” means, in relation to each Related Vessel, the bareboat charterer who has bareboat chartered or will bareboat charter (as the case may be) such Related Vessel pursuant to the terms of the Related Charter, as more particularly set out in Schedule 1 (List of Related Vessels) hereto.

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“Related MOA” means, in relation to each Related Vessel, the memorandum of agreement pursuant to which the Related Owners acquired or will acquire title (as the case may be) to that Related Vessel.

“Related Owners” means, in relation to each Related Vessel, the owner who has acquired or will acquire (as the case may be) title to that Related Vessel pursuant to the terms of the Related MOA, as more particularly set out in Schedule 1 (List of Related Vessels) hereto.

“Related Vessel” means each of the vessels listed in Schedule 1 (List of Related Vessels) hereto.

“Relevant Jurisdictions” means, in relation to an Obligor:-

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to any Security Interest to be created by it pursuant to the relevant Security Document is situated;

(c)	any jurisdiction where it conducts its business;

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it; and

(e)	the jurisdiction where any asset of such Obligor which is subject to the relevant arbitral award or court judgment is situated,

and a “Relevant Jurisdiction” means each one of them.

“Requisition Compensation” means all compensation or other money which may from time to time be payable to the Charterers and/or the Sub-Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

“Restricted Party” means a person or entity that is (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (ii) a national of, located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Sanctions” means the economic sanction laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and His Majesty’s Treasury (“HMT”) (together, the “Sanctions Authorities”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

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“Security Documents” means, in relation to the Vessel, collectively the following:

(a)	the Account Charge;

(b)	the Charterers’ Assignment;

(c)	the Guarantee;

(d)	any Subordination Deed (if any);

(e)	each Manager’s Undertaking;

(f)	all notices and acknowledgments and other documents issued in relation to or in connection with the documents set out above; and

(g)	any other document that may at any time be executed by any person guaranteeing, creating, evidencing or perfecting any Security Interest to secure all or part of all the Obligors’ obligations under or in connection with the Transaction Documents, and “Security Document” means any one of them.

“Security Interest” means a mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, hypothecation, assignment or security interest of any kind securing any obligation of any person or any type of preferential arrangement (including, without limitation, conditional sale, title transfer and/or retention arrangements having a similar effect), in each case howsoever arising.

“Settlement Date” means, following a Total Loss of the Vessel, the earlier of:

(a)	the date which falls on the earlier of:

(i)	the date falling (x) one hundred and thirty five (135) days after the Total Loss Date in relation to a Total Loss as set out in paragraph (a) or (b) of the definition of “Total Loss” and (y) ninety (90) days after the Total Loss Date in relation to a Total Loss as set out in paragraph (c) of the definition of “Total Loss”; and

(ii)	the date falling one hundred and twenty (120) months after the Actual Delivery Date,

in each case, if such date is not a Business Day, the immediately preceding Business Day; and

(b)	the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss.

“Sub-Charter” means:

(a)	the Initial Sub-Charter; or

(b)	any other charterparty or contract of employment in respect of the Vessel entered or to be entered into between the Charterers as disponent owners and any Sub-Charterers.

“Sub-Charter Guarantee” means any guarantee provided by a Sub-Charter Guarantor in favour of the Charterers in respect of the relevant Sub-Charterers’ obligations under the relevant Sub-Charter.

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“Sub-Charter Guarantor” means any sub-charter guarantor in connection with a Sub-Charter which is or will be a party to a Sub-Charter Guarantee.

“Sub-Charterers” means:

(a)	the Initial Sub-Charterers; or

(b)	any other sub-charterers which are or will be parties to the relevant Sub-Charter.

“Subordination Deed” means any subordination deed required by paragraph (ii) of Clause 49(i) (Financial Indebtedness), being in such form as the Owners may agree.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Tax” or “tax” means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and “Taxes”, “taxes”, “Taxation” and “taxation” shall be construed accordingly.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination” means the termination at any time of the chartering of the Vessel under this Charter.

“Termination Event” means each of the events specified in paragraph (a) (Termination Events) of Clause 52 (Termination Events).

“Termination Notice” has the meaning given to such term in (as the context may require):

(a)	paragraph (j) (Illegality) of Clause 40 (Hire); or

(b)	paragraph (c) (Owners’ options after occurrence of a Termination Event) of Clause 52 (Termination Events).

“Termination Payment Date” means:

(a)	in respect of a Termination in accordance with paragraph (j) (Illegality) of Clause 40 (Hire), the date specified in the Termination Notice served on the Charterers pursuant to that Clause;

(b)	in respect of a Default Termination, the date specified in the Termination Notice served on the Charterers pursuant to paragraph (c) (Owners’ options after occurrence of a Termination Event) of Clause 52 (Termination Events) in respect of such Default Termination (which date shall be no earlier than 7 Business Days after the date of such Termination Notice); or

(c)	in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination.

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“Termination Sum” means an amount representing the Owners’ losses as a result of a Termination prior to the expiry of the Agreed Charter Period (other than by virtue of the Charterers exercising the Purchase Option in accordance with Clause 55 (Purchase Option)), which both parties acknowledge as a genuine and reasonable pre-estimate of the Owners’ losses in the event of such Termination and shall consist of the following:

(a)

(i)	in relation to a Termination Sum (other than that referred to under paragraph (j) (Illegality) of Clause 40 (Hire)):

(A)	if the Termination Payment Date falls before the fourth (4th) anniversary of the Actual Delivery Date, one hundred and two point five per cent. (102.5%) of the then current Cost Balance;

(B)	if the Termination Payment Date falls on or after the fourth (4th) anniversary of the Actual Delivery Date but before the fifth (5th) anniversary of the Actual Delivery Date, one hundred and two per cent. (102%) of the then current Cost Balance;

(C)	if the Termination Payment Date falls on or after the fifth (5th) anniversary of the Actual Delivery Date but before the sixth (6th) anniversary of the Actual Delivery Date, one hundred and one point five per cent. (101.5%) of the then current Cost Balance;

(D)	if the Termination Payment Date falls on or after the sixth (6th) anniversary of the Actual Delivery Date but before the seventh (7th) anniversary of the Actual Delivery Date, one hundred and one per cent. (101%) of the then current Cost Balance;

(E)	if the Termination Payment Date falls on or after the seventh (7th) anniversary of the Actual Delivery Date but before the eighth (8th) anniversary of the Actual Delivery Date, one hundred point five per cent. (100.5%) of the then current Cost Balance; or

(F)	if the Termination Payment Date falls on or after the eighth (8th) anniversary of the Actual Delivery Date, one hundred per cent. (100%) of the then current Cost Balance;

(ii)	in relation to a Termination Sum referred to under paragraph (j) (Illegality) of Clause 40 (Hire), the then current Cost Balance;

(b)	all Hire due and payable, but unpaid, under this Charter by the relevant Termination Payment Date together with interest accrued thereon pursuant to paragraph (h) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(c)	all other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (h) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(d)	Break Costs (if any);

(e)	any documented legal costs and other expenses incurred by the Owners in respect of the Termination and any other documented costs, losses, liabilities and expenses incurred or suffered by the Owners in connection with any Finance Document as a result of the Termination;

(f)	so long as the Vessel is not being transferred to the Charterers, all liabilities, costs and expenses so incurred in recovering possession of, and in repositioning, berthing, insuring and maintaining the Vessel for carrying out any works or modifications required to cause the Vessel to conform with the provisions of Clauses 44 (Redelivery) and 45 (Redelivery conditions); and

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(g)	any other sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in paragraph (a) of Clause 17 (Indemnity) and Clause 62 (Further indemnities).

“Test Date” has the meaning given to such term in paragraph (a) (Definitions) of Clause 51(Value maintenance clause).

“Third Parties Act” means the Contracts (Rights of Third Parties) Act 1999.

“Title Re-Transfer PDA” means the protocol of delivery and acceptance in relation to the re-transfer of the Vessel to be executed between the Owners and the Charterers, substantially in the form of Schedule 3 (Form of Title Re-Transfer Protocol of Delivery and Acceptance) hereto upon expiration of the Charter Period.

“Total Loss” means, during the Charter Period:

(a)	actual or constructive or compromised or agreed or arranged total loss of the Vessel;

(b)	the requisition for title or compulsory acquisition of the Vessel by any Governmental Agency;

(c)	the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within (b) above), unless the Vessel is released and returned to the possession of the Owners or the Charterers within forty five (45) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement.

“Total Loss Date” means, in relation to the Total Loss of the Vessel:

(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b)	in the case of a constructive, arranged, agreed or compromised Total Loss of the Vessel, the earlier of:

a.	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

b.	the date of any compromise, arrangement or agreement made with the Vessel’s insurers in which the insurers agree to treat the Vessel as a Total Loss;

(c)	in the case of capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel, the date falling forty five (45) days after the date on which it happened; and

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(d)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Owners that the event constituting the Total Loss occurred.

“Total Loss Proceeds” means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss unconditionally received and retained by or on behalf of the Owners in respect of a Total Loss.

“Total Loss Termination” means a Termination pursuant to the provisions of paragraph (a) (Total Loss Termination) of Clause 57 (Total Loss).

“Transaction Documents” means, together, this Charter, the MOA, the Security Documents and such other documents as may be designated as such by the Owners and the Charterers from time to time and “Transaction Document” means any one of them.

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Transaction Documents.

“Upfront Hire” means the non-refundable advance hire payment which the Original Charterers are obliged to pay upfront to the Owners, being an amount which equals thirty per cent. (30%) of the MOA Purchase Price.

“US Dollars”, “United States Dollars”, “Dollars”, “USD”, “US$” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

“US Government Securities Business Day” means a day other than:

(a)	a Saturday or Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Valuation Report” means, in relation to the Vessel, a desktop valuation report (without physical inspection) addressed to the Owners and prepared:

(a)	by an Approved Valuer;

(b)	on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer.

“Variable Hire” has the meaning given to such term in sub-paragraph (a)(iii) of Clause 40 (Hire).

“Variable Hire Determination Date” means, in relation to a Hire Period, the date falling five (5) Business Days prior to the first day of such Hire Period.

“Vessel” means the chemical/oil products tanker named “HAFNIA TOPAZ” as more particularly described in Boxes 5 (Vessel’s name, call sign and flag) to 10 (Classification Society) of this Charter.

“Vessel Management Agreement” means, in relation to the Vessel, each technical and/or commercial management agreement executed or to be executed (as the case may be) between (a) the relevant Approved Manager(s) (as technical and/or commercial manager (as the case may be)) and (b) the Charterers in each case in such form and substance as may be approved by the Owners.

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33.	Interpretations

(a)	In this Charter, unless the context otherwise requires, any reference to:

(i)	this Charter includes the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time;

(ii)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor;

(iii)	the term “Vessel” includes any part of the Vessel;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)	the “Owners”, the “Charterers”, any “Guarantor”, any “Obligor”, any “ Sub-Charterers”, any “Sub-Charter Guarantor”, any “Related Owners”, any “Related Charterers”, or any other person include any of their respective successors, permitted assignees and permitted transferees;

(vi)	a “Project Document” or any other agreement, instrument or document include such Project Document or other agreement, instrument or document as the same may from time to time by amended, modified, supplemented or novated;

(vii)	the “equivalent” in one currency (the “first currency”) as at any date of an amount in another currency (the “second currency”) shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the Owners at or about 11:00 a.m. (Shanghai time) two (2) business days (being a day other than a Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Shanghai) prior to such date for the purchase of the first currency with the second currency for delivery and value on such date;

(viii)	“hereof”, “herein” and “hereunder” and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof;

(ix)	“including” shall be constructed as “including without limitation” (and cognate expressions shall be construed similarly);

(x)	“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary;

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

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(xii)	“month” means, save as otherwise provided, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last day in that calendar month;

(xiii)	the word “person” or “persons” or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(xiv)	the “winding-up”, “dissolution”, “administration”, “liquidation”, “insolvency”, “reorganisation”, “readjustment of debt”, “suspension of payments”, “moratorium” or “bankruptcy” (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business;

(xv)	“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs, including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies;

(xvi)	a Potential Termination Event is “continuing” if it has not been remedied or waived and a Termination Event is “continuing” if it has not been waived; and

(xvii)	words denoting the plural number include the singular and vice versa.

(b)	Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter.

(c)	A time of day (unless otherwise specified) is a reference to Shanghai time.

34.	Background

(a)	The MOA By a memorandum of agreement (the “MOA”) dated the Original Charter Date and made between the Owners (as buyers thereunder) and the Original Charterers (as sellers thereunder), the Owners have agreed to purchase and the Original Charterers have agreed to sell the Vessel subject to the terms and conditions therein.

(b)	Transfer of ownership pursuant to MOA Accordingly the parties hereby agree that this Charter is subject to the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA.

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(c)	Cancelling Events If:

(i)	the Vessel is not delivered by the Long Stop Date (or such later date as the Owners and the Charterers may agree); or

(ii)	before the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA, it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA, or any of the obligations of the Owners under the MOA is not or ceases to be legal, valid, binding and enforceable; or

(iii)	before the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA, the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason, then (notwithstanding any rights and claims which the parties to the MOA may have against each other under the MOA) neither Party shall be liable to the other for any claim arising out of this Charter and this Charter shall immediately terminate and be cancelled (with the exception of Clause 17 (Indemnity) (Part II) and Clause 62 (Further indemnities)), provided that:

(A)	the Owners shall be entitled to retain all fees paid by the Charterers pursuant to Clause 59 (Fees and expense) and, without prejudice to Clause 59 (Fees and expenses), if any fees which are or have been due and payable pursuant to such Clause but have not so been paid by the Charterers, the Charterers shall forthwith pay such fees to the Owners); and

(B)	such payment shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in the cancellation of this Charter and shall therefore be paid as compensation to the Owners.

35.	Delivery

(a)	Conditions to delivery The obligation of the Owners to charter the Vessel to the Charterers pursuant to this Charter shall be subject to the following conditions:

(i)	delivery of the Vessel by the Charterers to the Owners pursuant to the terms of the MOA (the Owners to render all such assistance as is necessary to complete such registration);

(ii)	the Owners obtaining full title to the Vessel pursuant to the terms of the MOA;

(iii)	no Termination Event having occurred which is continuing on or prior to the date of this Charter or the Actual Delivery Date;

(iv)	the representations and warranties referred to in Clause 48 (Charterers’ representations and warranties) being true and correct on the date of this Charter and the Actual Delivery Date;

(v)	the Actual Delivery Date falling on or before the Long Stop Date (or such later date as may be agreed between the Owners (as buyers under the MOA) and the Charterers (as sellers under the MOA)); and

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(vi)	the Owners having received, or being satisfied that they will receive, the documents and evidence referred to in paragraph (a) (Owners’ conditions precedent) of Clause 36 (Conditions precedent), in each case in all respects in form and substance satisfactory to them on or before the Actual Delivery Date

(b)	Delivery and acceptance Provided that the conditions referred to in paragraph (a) (Conditions to delivery) above have been fulfilled or waived to the satisfaction of the Owners (which shall be evidenced in writing by the Owners), the Owners and the Charterers agree that:

(i)	the Charterers shall, at their own expense and cost, upon the Actual Delivery Date arrange for the Vessel to be registered under the laws and flag of the Approved Flag State and in the name of the Owners as legal owner;

(ii)	the Charterers shall take delivery of the Vessel from the Owners under this Charter (such delivery to be conclusively evidenced by a duly executed PDA) immediately following the acceptance of delivery of the Vessel by the Owners from the Charterers pursuant to the MOA;

(iii)	the Charterers will accept the Vessel:

(A)	on an “as is where is” basis in exactly the same form and state as the Vessel is delivered by the Charterers to the Owners pursuant to the MOA;

(B)	in such form and state with any faults, deficiencies and errors of description; and

(C)	for the avoidance of doubt, no underwater inspection shall be performed at the time of commencement of this Charter on the basis that any repairs required at the next scheduled dry-docking are the responsibility of the Charterers; and

(c)	the Charterers shall have no right to refuse acceptance of delivery of the Vessel into this Charter if the Vessel is delivered to the Owners pursuant to the MOA, and shall be deemed to have accepted delivery of the Vessel under this Charter unconditionally without reservation upon her delivery under the MOA, and notwithstanding and without prejudice to the foregoing, the Owners and the Charterers nonetheless agree to enter into and execute the PDA on delivery of the Vessel under this Charter.

(d)	No representation or warranty from Owners The Charterers acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners pursuant to the MOA, and have therefore made no representations or warranties in respect of the Vessel or any part thereof, and hereby waive all their rights in respect of any warranty or condition implied (whether statutory or otherwise) on the part of the Owners and all claims against the Owners howsoever the same might arise at any time in respect of the Vessel, or arising out of the design, construction, quality, classification, condition, operation, performance, capacity of the Vessel, fitness for use of the Vessel and the chartering thereof under this Charter (including, without limitation, in respect of the seaworthiness, merchantability or eligibility for particular trade or operation or otherwise of the Vessel).

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(e)	No liability from Owners In particular, and without prejudice to the generality of paragraph (d) (No representation or warranty from Owners) above, the Owners shall be under no liability whatsoever, howsoever arising, in respect of the injury, death, loss, damage or delay of or to or in connection with the Vessel or any person or property whatsoever, whether onboard the Vessel or elsewhere, and irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of the Vessel. For the purpose of this paragraph (e), “delay” shall include delay to the Vessel (whether in respect of delivery under this Charter or thereafter and any other delay whatsoever).

(f)	Non-Obligation of Owners’ The Charterers shall be responsible for the condition of the Vessel on the Actual Delivery Date without any obligation on the part of the Owners.

(g)	No Replacement The Owners shall be under no obligation to supply any replacement vessel or any piece or part thereof during any period when the Vessel is unusable or suffers a Total Loss and shall not be liable to the Charterers or any other person as a result of the Vessel being unusable or a Total Loss.

36.	Conditions precedent

(b)	Owners’ conditions precedent Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners’ receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the Actual Delivery Date:

(i)	an original of each of the Transaction Documents (other than the Account Charge) together with all documents required by any of them (other than the letters of undertaking referred to in the Charterers’ Assignment) (which shall contain the Initial Sub-Charterers’ acknowledgement that all Earnings payable under the Initial Sub-Charter shall be paid to an account designated by the Owners until the Owners notify the Initial Sub-Charterers to the contrary, and the Owners shall be under no obligation to so notify the Initial Sub-Charterers if (x) the Charterers have not complied with paragraph (ff) (Account Charge) of Clause 49 (Charterers’ undertakings) or (y) a Potential Termination Event or a Termination Event has occurred);

(ii)	certified true copies of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation;

(iii)	certified true copies of written resolutions or (as the case may be) resolutions passed at meetings of the board of directors of each Obligor, evidencing their respective approval of the Transaction Documents and authorising appropriate officers, directors or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on their behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners;

(iv)	certified true copies of written resolutions signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Transaction Documents to which that Obligor is a party;

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(v)	an original certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this paragraph (a) is correct, complete and in full force and effect.

(vi)	if applicable, the original power of attorney of each Obligor under which any document (including the Transaction Documents) are to be executed or transactions undertaken by them;

(vii)	if applicable, copies (certified true where possible) of all Authorisations as may be necessary to authorise the performance by each of the Obligors of its obligations under the Transaction Documents to which it is or (as the case may be) will be a party, and the execution, validity and enforceability of such Transaction Documents;

(viii)	originals or, if not available, certified true copies of the following:

(A)	each duly executed Vessel Management Agreement;

(B)	the duly executed Project Documents (other than the Transaction Documents);

(C)	the Vessel’s current IAPPC;

(D)	the Vessel’s classification certificate evidencing that it is free of all conditions of class from the Classification Society;

(E)	each applicable Approved Technical Manager’s current Document of Compliance (as such term is defined pursuant to the ISM Code);

(F)	the Vessel’s current Safety Management Certificate (as such term is defined pursuant to the ISM Code) and the Vessel’s current ISSC; and

(G)	the Original Financial Statements of the Guarantor and the Charterers,

in each case (and where applicable) together with all addenda, amendments or supplements;

(ix)	evidence that:

(A)	all the conditions precedents under clause 7 (Conditions precedent and subsequent) of the MOA have been, or, in the Owners’ opinion, will be satisfied on the Actual Delivery Date;

(B)	the Charterers have paid the Handling Fee and all other fees, costs and expenses that are due on or before the Actual Delivery Date in accordance with Clause 59 (Fees and expenses);

(C)	all costs and expenses associated with the Vessel’s registration under the laws and flag the Approved Flag State and in the name of the Owners have been paid by the Charterers in accordance with paragraph (b)(vii) (Other costs and expenses) of Clause 59 (Fees and expenses);

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(D)	the Vessel is insured in the manner required by the Transaction Documents (including, in particular, evidence that Innocent Owners’ Interest Insurance has been arranged and that the Owners have been or will be reimbursed by the Charterers for all costs, premiums and expenses paid or incurred by the Owners in connection therewith), together with:

(1)	intentionally left blank

(2)	evidence that the relevant loss payable clause (in a form as the Owners may approve) has been or will be endorsed on or attached to the policies, the cover notes or certificates of entry relating to the Insurances; and

(3)	evidence that letters of undertaking (each in a form as the Owners may approve) will be issued;

(E)	the Upfront Hire has been deducted from the Actual Owners’ Costs or (as the case may be) paid in accordance with the terms of this Charter; and

(F)	any process agent referred to in any Transaction Document has accepted its appointment;

(x)	a market standard legal opinion of the legal advisers to the Owners in each of the following relevant jurisdictions in form and substance acceptable to the Owners:

(A)	England and Wales;

(B)	the Marshall Islands;

(C)	Norway; and

(D)	any other jurisdiction where any Approved Manager (that is required to give a Manager’s Undertaking) is incorporated or confirmation satisfactory to the Owners that such an opinion will be given;

(xi)	a copy of any other Authorisation or other document, opinion or assurance which the Owners consider to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document (including, without limitation in relation to or for the purposes of any financing by the Owners); and

(xii)	copies of the Vessel’s certificate of registry and certificate of ownership and encumbrance, both dated the Actual Delivery Date (evidencing that the Vessel is registered under the laws and flag of the Approved Flag State and in the name of the Owners and that the Vessel is free from registered encumbrances and mortgages).

(c)	Owners’ discretion regarding conditions precedent If the Owners in their sole discretion agree at the request of the Charterers to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required under paragraph (a) (Owners’ conditions precedent) above have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than seven (7) Business Days after the Actual Delivery Date (or such later date as the Owners may agree in writing, acting in their sole discretion). The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners’ right to require production of all the documents and evidenced required by this Clause 36.

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(d)	Certified true copies Each certified true copy document referred to this Clause 36 must be certified by a director, company secretary, legal representative or other duly authorised representative of the Charterers or (as the case may be) the Owners as being true and complete as at a date no later than the Actual Delivery Date.

37.	Bunkers and luboils

(a)	At delivery the Charterers shall take over all bunkers, lubricating oil, water and unbroached provisions in the Vessel without cost.

(b)	At redelivery the Owners shall take over all bunkers, unused lubricating oil, water and unbroached provisions and other consumable stores in the Vessel without cost.

38.	Further maintenance and operation

(a)	Maintenance The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include:

(i)	the maintenance and operation of the Vessel by the Charterers in accordance with:

(A)	the relevant regulations, requirements and recommendations of the Classification Society;

(B)	the relevant regulations, requirements and recommendations of the country and flag of the Vessel’s registry;

(C)	any applicable IMO regulations (including, without limitation, the ISM Code, the ISPS Code and MARPOL), relating to the safe operation of the Vessel;

(D)	all other applicable regulations, requirements and recommendations, relating to the safe operation of the Vessel; and

(E)	the Charterers’ operations and maintenance manuals, relating to the safe operation of the Vessel;

(ii)	the maintenance and operation of the Vessel by the Charterers taking into account:

(A)	engine manufacturers’ recommended maintenance and service schedules;

(B)	builder’s operations and maintenance manuals; and

(iii)	recommended maintenance and service schedules of all installed equipment and pipework.

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(b)	Access to class records The Charterers covenant with the Owners to provide (at the Charterers’ costs) access to class records and inspection records to the Owners upon the Owners’ request.

(c)	Extra equipment Any equipment that is found not to be required on board as a result of regulation or operational requirements is either to be, at the Charterers’ option, removed at the Charterers’ expense or to be maintained in operable condition.

39.	Structural changes and alterations

(a)	The Charterers shall make no structural changes in the Vessel or changes in the machinery, engines, appurtenances or spare parts thereof without in each instance first securing the Owners’ consent thereto, except where any such change:

(i)	does not have a material adverse effect on the Vessel’s certification or the Vessel’s fitness for purpose; and

(ii)	will not materially diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel.

(b)	Upon the occurrence of any Termination Event which is continuing, and if the Vessel is not being transferred to the Charterers pursuant to and in accordance with paragraph (f) (Transfer of title) of Clause 52 (Termination Events) and the Owners decide to retake possession of the Vessel, then the Charterers shall, in each case at their expense, restore the Vessel to its former condition unless the changes made are carried out:

(i)	with the prior written consent of the Owners; or

(ii)	to improve the performance, operation or marketability of the Vessel; or

(iii)	as a result of a regulatory compliance.

(c)	Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers’ account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period, or at redelivery of the Vessel. The Charterers shall not remove any such improvement structural changes or new equipment at redelivery of the Vessel. The Charterers shall upon request give written notice to the Owners of any such improvement, structural changes or new equipment.

40.	Hire

(a)	Hire during Charter Period In consideration of the Owners’ agreement to charter the Vessel to the Charterers during the Charter Period pursuant to the terms hereof, the Charterers shall pay (or, in respect of the Upfront Hire only and subject to compliance with paragraph (i) below, be deemed to have paid) to the Owners each of the following sums on the relevant dates as follows:

(i)	by way of advance hire which is payable upfront, an amount equal to the Upfront Hire on or before the Actual Delivery Date which:

(A)	is non-refundable under any circumstances; and

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(B)	shall be set off against the Actual Owners’ Costs in accordance with the MOA;

(ii)	on each Hire Payment Date, by way of principal hire (each a “Principal Hire”) an amount equal to one fortieth (1/40th) of fifty two point five per cent. (52.5%) of the Actual Owners’ Costs;

(iii)	on each Hire Payment Date, by way of variable hire (each a “Variable Hire”), the variable hire then payable on the corresponding Hire Payment Date. The amount of Variable Hire payable on each Hire Payment Date is calculated in accordance with the following formula:

A x B x C

whereby

A	=	the Cost Balance immediately prior to the relevant Hire Payment Date

B	=	the aggregate of (i) the Margin and (ii) the Applicable Rate

C	=	a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days which will elapse from that Hire Payment Date (including that date) until, in respect of the Hire Payment Date of the final Hire Period during the Charter Period, the last day of such Hire Period (including that day), and, in respect of all other Hire Payment Dates, the next Hire Payment Date (not including that date).

(b)	Accrual of Hire For the purpose of determining any Hire payment under paragraph (a) (Hire during Charter Period) above, Variable Hire shall accrue from and including the first (1st) day of the relevant Hire Period in accordance with paragraph (a) (Hire during Charter Period) above.

(c)	Payment of Hire The Hire shall be paid in advance and on or before each Hire Payment Date (in respect of which time is of the essence) with the first Hire Payment Date falling on the Actual Delivery Date. Each Hire shall be received by the Owners by 3:00 p.m. (Hong Kong time) on the relevant Hire Payment Date (in respect of which time is of the essence).

(d)	Non-Business Day Any payment provided herein due on any day which is not a Business Day shall be payable on the preceding Business Day.

(e)	Payment account information All payments under this Charter shall be made to the account opened in the name of the Owners with such bank as the Owners may choose in Hong Kong, the details of which shall be notified by the Owners to the Charterers prior to the first Hire Payment Date (or such other account as the Owners may thereafter notify the Charterers in writing from time to time) (the “Owners’ Account”) for credit to the account of the Owners.

(f)	Charterers’ Hire payment obligation absolute Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers’ obligation to pay Hire on a “hell and high water” basis in accordance with this Clause 40 shall be absolute and unconditional irrespective of any contingency whatsoever including but not limited to:

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(i)	any set-off, counterclaim, recoupment, defence or other right which either party to this Charter may have against the other;

(ii)	the occurrence of a Total Loss or any other occurrence including the loss, destruction, confiscation, seizure, damage to the Vessel, or the interruption or cessation in or prohibition of the use, possession or enjoyment of the Vessel by the Charterers for any reason whatsoever;

(iii)	any unavailability of the Vessel, for any reason, including but not limited to any action or inaction by any Sub-Charterers, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel;

(iv)	any lack or invalidity of title, registration, or the good standing of the Owners or any other defect in title, registration, or the good standing of the Owners provided such lack or invalidity of title or defect does not affect the quiet and peaceful use, possession and enjoyment of the Vessel;

(v)	any failure or delay on the part of either party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter;

(vi)	any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners, any Obligor, any Sub-Charterers, or any change in the constitution of the Owners, any Obligor, any Sub-Charterers or any Sub-Charter Guarantor;

(vii)	any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter or any Sub-Charter; or

(viii)	any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder,

it being the intention of the parties that the provisions of this Clause 40, and the obligation of the Charterers to pay Hire and make any payments under this Charter, shall (save as expressly provided in this Clause 40) survive any frustration and that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers. For the avoidance of doubt, the obligation of Charterers to pay Hire under this Charter shall not be affected by any breach of this Charter by the Owners, it being understood that the Charterers shall, in the event of such breach, be entitled to claim compensation for their losses, documented damages or expenses (excluding Hire paid under this Charter).

(g)	All payments free from deductions

(i)	All payments of Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in US Dollars and free and clear of, and without deduction for or on account of, any bank charges and any other Taxes (including a FATCA Deduction).

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(ii)	In the event that the Charterers are required by any law or regulation to make any deduction or withholding (including a FATCA Deduction) on account of any taxes which arise as a consequence of any payment due under this Charter, then:

(A)	the Charterers shall notify the Owners promptly after they become aware of such requirement;

(B)	the Charterers shall remit the amount of such taxes to the appropriate taxation authority within any applicable time limits and in any event prior to the date on which penalties attach thereto; and

(C)	such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes.

(iii)	The Charterers shall forward to the Owners evidence satisfactory to the Owners that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted.

(h)	Default interest Subject to paragraph (a)(i) (Non-payment) of Clause 52 (Termination Events), if the Charterers fail to pay any amount payable by it under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the day which is three (3) days of the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. (2%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted Principal Hire for successive Hire Periods. Any interest accruing under this paragraph (h) shall be immediately payable by the Charterers on demand by the Owners. Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Hire Period applicable to that Unpaid Sum but will remain immediately due and payable.

(i)	Hire payment obligation to survive termination In the event that this Charter is terminated for whatever reason, the Charterers’ obligation to pay Hire and such other Unpaid Sum which (in each case) has accrued due before, and which remains unpaid, at the date of such termination shall continue notwithstanding such termination.

(j)	Illegality In the event that it becomes unlawful or it is prohibited for the Owners to charter the Vessel to the Charterers pursuant to this Charter, then the Owners shall notify the Charterers of the relevant event and negotiate in good faith with the Charterers for a period of thirty (30) days from the date of the receipt of the relevant notice by the Charterers to agree an alternative. If such agreement is not reached within such thirty (30)-day period, the Parties agree that, in such circumstances, the Owners shall have the right to terminate this Charter by delivering to the Charterers a Termination Notice specifying a Termination Payment Date, whereupon the Charterers shall be obliged to pay to the Owners the Termination Sum in accordance with paragraph (d) (Payment of Termination Sum) of Clause 52 (Termination Events) and comply with such other terms and conditions as may be specified in such Termination Notice, and, for the avoidance of doubt, paragraph (f) (Transfer of Title) of Clause 52 (Termination Events) shall apply.

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(k)	Break Costs The Charterers shall, within three (3) Business Days of the Owners’ demand, pay to the Owners the Break Costs.

(l)	Certificates and determinations Any certification or determination by the Owners of a rate or amount under any Transaction Document is, in the absence of fraud or manifest error, conclusive evidence of the matters to which it relates.

(m)	Day count convention Any Hire, interest, commission or fee accruing under an Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days that will elapse or have elapsed and a year of 360 days (or, where the amount is payable in a currency other than US Dollars, such period as is customary for such currency).

(n)	Unavailability of Term SOFR

(A)	If no Term SOFR is available for three (3) months, the applicable Reference Rate shall be the Interpolated Term SOFR.

(B)	If paragraph (A) above applies but it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR.

(C)	If paragraph (B) above applies but no Historic Term SOFR is available, the applicable Reference Rate shall be the Interpolated Historic Term SOFR.

(o)	Market disruption If before close of business in Shanghai on the Variable Hire Determination Date for the relevant Hire Period, (1) no Reference Rate is available or (2) the Charterers receive notifications from the Owners that the cost to them of funding the Cost Balance would be in excess of the Market Disruption Rate, then Clause 40(p) (Cost of funds) shall apply to the Cost Balance for the relevant Hire Period.

(p)	Cost of funds

(i)	If this Clause 40(p) applies for any Hire Period, then the Applicable Rate on the Cost Balance for that Hire Period shall be the rate notified to the Charterers by the Owners as soon as practicable, and in any event before the first day of that Hire Period, to be that which expresses as a percentage rate per annum the cost to the Owners of funding the Cost Balance and if such rate is less than zero then it shall be deemed to be zero.

(ii)	If this Clause 40(p) applies and the Owners or the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the Applicable Rate.

(iii)	Any alternative basis agreed pursuant to sub-paragraph (ii) above shall be binding on all Parties.

(iv)	If an alternative basis is not agreed pursuant to sub-paragraph (ii) above, the Applicable Rate shall continue to be determined in accordance with sub-paragraph (i) above.

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41.	Increased Costs

(a)	Increased Costs Subject to paragraph (c) (Exceptions) below, the Charterers shall, within three (3) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred by the Owners or any of the Owners’ Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)	compliance with any law or regulation made after the Original Charter Date; or

(iii)	the implementation or application of or compliance with Basel III, CRR or CRD IV or any other law or regulation which implements Basel III, CRR or CRD IV (whether such implementation, application or compliance is by a government, regulator, the Owners or any of the Owners’ Affiliates).

In this Charter:

(i)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	“CRD IV” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, supplemented or restated.

(iii)	“CRR” means Regulation EU No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation EU No 648/2012, as amended, supplemented or restated.

(iv)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Hire or on the Owners’ (or any of the Owners’ Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Transaction Document,

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which is incurred or suffered by the Owners or any of the Owners’ Affiliates to the extent that it is attributable to the Owners or any of the Owners’ Affiliates having entered into any Transaction Document or funding or performing its obligations under any Transaction Document.

(b)	Increased Cost claims

(i)	The Owners shall promptly notify the Charterers of any claim arising from paragraph (a) (Increased Costs) above and of the event giving rise to such claim.

(ii)	The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of their Increased Costs.

(c)	Exceptions Paragraph (a) (Increased Costs) above does not apply to the extent that any Increased Cost is:

(i)	compensated for by a payment made under sub-paragraph (g)(ii)(C) (All payments free from deductions) of Clause 40 (Hire);

(ii)	compensated for by a payment made under Clause 60 (Stamp duties);

(iii)	attributable to a FATCA Deduction required to be made by either Party, an Obligor or a Finance Party (if applicable);

(iv)	attributable to the wilful breach by the Owners (or an Affiliate of the Owners) of any law or regulation; or

(v)	attributable to the implementation or application of, or compliance with, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Original Charter Date (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Owners or any of the Owners’ Affiliates).

42.	Insurance

(a)	Charterers’ obligation to place insurance During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and marine risks (including, without limitation, hull and machinery and excess risks), oil pollution liability risks, war (including, if applicable, “War Risks” as defined in paragraph (a) of Clause 26 (War)) and protection and indemnity risks (and any risks against which it is compulsory to insure for the operation for the Vessel):

(i)	in US Dollars; and

(ii)	in such market and on such terms as the Owners shall approve in writing, such approval not to be unreasonably withheld;

(b)	Beneficiaries of insurances Such insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the Finance Parties, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager and the interest of any other named assured or co-assured if the interest of such Approved Manager, other named assured or co-assured is limited:

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(i)	in respect of any insurances for hull and machinery and war risks:

(A)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any such claims made specifically against them); and

(ii)	in respect of any insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them,

(c)	Scope of insurance The policies of Insurance shall cover the Owners, the Charterers and (if any) the Finance Parties according to their respective interests. Subject to the approval of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

(d)	Repairs etc. not covered by Insurances The Charterers shall also remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the Insurance and/or not exceeding any possible franchise(s) or deductibles provided for in the Insurance.

(e)	H&M and war risks coverage The Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance (including increased value insurance) shall be:

(i)	in an amount not less than the greater of:

(A)	one hundred and twenty per cent. (120%) of the then current Cost Balance; and

(B)	one hundred and twenty per cent. (120%) of the latest Fair Market Value of the Vessel ascertained prior to such time;

(ii)	effected through internationally reputable insurer(s) or underwriter(s) approved by the Owners; and

(iii)	on industry standard terms applicable at the time or otherwise on terms acceptable to the Owners.

(f)	Protection and indemnity coverage The Vessel shall be entered in a protection and indemnity association which is a member of the International Group of P&I Clubs (the “IG”) on customary terms and shall (i) include freight, demurrage and defence insurances and (ii) be covered against liability for pollution claims in an amount not less than one thousand million US Dollars (US$1,000,000,000) or the maximum amount of cover from time to time provided by members of the IG (if such maximum amount of cover is higher than one thousand million US Dollars (US$1,000,000,000)). The Charterers may only place protection and indemnity cover with a captive insurance company or any protection and indemnity association which is not a member of the IG if (A) prior written approval from the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) is obtained and (B) all of the documents required by the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) are provided to the satisfaction of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)). All insurances shall include customary protection in favour of the Owners and (if any) the Finance Parties such as notice of cancellation and exclusion from liability for premiums or calls.

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(g)	Placing of Insurances and named assureds Without prejudice to paragraph (e) (H&M and war risks coverage) and paragraph (f) (Protection and indemnity coverage) above, the Charterers undertake to place the Insurances in such markets, in such currency and on such terms and conditions as are customary for owners of similar tonnage, and (unless any Insurances are placed directly and not through a broker) with an Approved Insurance Broker or such other first class and reputable brokers as the Owners shall have approved in writing.

(h)	No alteration to terms of Insurances and supply of information The Charterers shall not materially alter the terms of any of the Insurances nor allow any person to be co-assured under any of the Insurances without the prior written consent of the Owners. The Charterers shall, (A) no later than ten (10) days before the proposed date of delivery under this Charter, and (B) at any other time upon request of the Owners, supply the Owners with such information as the Owners may in their discretion require with regard to the Insurances (including, without limitation, the main terms of the Insurances) and the brokers, underwriters or associations through or with which the Insurances are placed.

(i)	Insurance reports The Charterers shall:

(i)	reimburse the Owners on demand all costs and expenses incurred by the Owners in obtaining from time to time a report on the adequacy of the Insurances from an insurance adviser instructed by the Owners; and

(ii)	procure that there is delivered to such insurance adviser all such information in relation to the Insurances as such insurance adviser may require.

(j)	Payment of premiums etc. The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any underwriters, protection and indemnity or war risks association. From time to time at the Owners’ request, the Charterers will provide the Owners with (i) copies of all invoices issued by the brokers, underwriters or associations in respect of such premiums, calls, contributions and other sums, and (ii) evidence satisfactory to the Owners that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given.

(k)	Compliance with Insurances The Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners, and the Charterers will promptly notify the Owners of any new material requirement imposed by any broker, underwriter or association in relation to any of the Insurances.

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(l)	Renewal of Insurances The Charterers will, no later than ten (10) days before the expiry of any of the Insurances renew them and shall, no later than ten (10) days before the expiry of any of the Insurances, give the Owners and, if applicable, the Finance Parties such details of those renewals as the Owners and, if applicable, the Finance Parties may require.

(m)	Delivery of documents relating to Insurances The Charterers shall:

(i)	deliver to the Owners and, if applicable, the Finance Parties, certified copies (and, if required by the Owners and/or (if applicable) any Finance Parties, the originals) of all policies, certificates of entry (endorsed with the appropriate notices of assignment and loss payable clauses as may be required by the Owners and, if applicable, the Finance Parties from time to time) and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions);

(ii)	procure that a loss payable clause (substantially in the form attached to the Charterers’ Assignment) or, in the case of entries in a protection and indemnity association, a note of the Owners’ interest in such form as the Owners may approve, shall be endorsed on or attached to the policies, cover notes or certificates of entry relating to the Insurances; and

(iii)	procure that letters of undertaking (in such form as the Owners and, if applicable, the Finance Parties may approve) shall be issued to the Owners and, if applicable, the Finance Parties by the brokers, underwriters or associations through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers);

(n)	Fleet cover If the Vessel is at any time during the Agreement Term insured under any form of fleet cover, the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set-off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel in the sole name of the Charterers or of the Charterers’ brokers as agents for the Charterers.

(o)	Provision of information on casualty, accident or damage The Charterers shall promptly provide the Owners and, if applicable, the Finance Parties with full information regarding any casualty or other accident or damage to the Vessel including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances.

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(p)	Step-in rights of Owners and Finance Parties The Charterers agree that, on and at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to:

(i)	collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances;

(ii)	pay collecting brokers the customary commission on all sums collected in respect of those claims;

(iii)	compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and

(iv)	otherwise deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit.

(q)	Total loss insurance proceeds Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 57 (Total Loss).

(r)	Payment of insurance proceeds

(i)	The Owners agree that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Charterers to reimburse the Charterers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, a Termination Event shall have occurred and is continuing, in which event the Owners shall be entitled to receive the amounts in question and to apply them either:

(A)	in reduction of the Termination Sum owed by the Charterers pursuant to paragraph (d) of Clause 52 (Termination Events); or

(B)	at the option of the Owners, to the Charterers and/or other third parties in discharge of the liability in respect of which they were paid.

(ii)	Without prejudice to the forgoing and subject to the terms of the Finance Documents (if any), all other claims in relation to the Insurances (other than in respect of a Total Loss), shall, unless and until the occurrence of a Termination Event which is continuing, in which event all claims under the relevant policy shall be payable directly to the Owners, be payable as follows:

(A)	a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the Major Casualty Amount, prior to adjustment for any franchise or deductible under the terms of the relevant policy, shall be paid directly to the Charterers (as agent for the Owners) for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges; or

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(B)	a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the Major Casualty Amount prior to adjustment for any franchise or deductible under the terms of the relevant policy shall, subject to the prior written consent of the Owners, be paid to the Charterers as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected but, in the absence of such prior written consent shall be payable directly to the Owners.

(s)	Settlement, compromise or abandonment of claims The Charterers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Major Casualty Amount arising other than from a Total Loss) without the prior written consent of the Owners and, if applicable, the Finance Parties.

(t)	Owners’ rights to maintain Insurances If the Charterers fail to effect or keep in force the Insurances, the Owners may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel and such entries in protection and indemnity or war risks associations as the Owners in their discretion consider desirable, and the Owners may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Charterers will reimburse the Owners from time to time on demand for all such premiums, calls or contributions paid by the Owners, together with interest calculated in accordance with paragraph (h) (Default interest) of Clause 40 (Hire) from the date of payment by the Owners until the date of reimbursement.

(u)	Environmental protection issues The Charterers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular the Charterers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the “Act”) if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the Charterers shall:

(i)	pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Charterers for the Vessel in the market;

(ii)	make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association in order to maintain such cover, and promptly deliver to the Owners copies of such declarations;

(iii)	submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Owners copies of reports made in respect of such surveys;

(iv)	implement any recommendations contained in the reports issued following the surveys referred to in sub-paragraph (u)(iii) above within the shorter of (x) the relevant time limits contained in such reports, or (y) ten (10) Business Days, and provide evidence satisfactory to the Owners that the protection and indemnity insurers are satisfied that this has been done; and

(v)	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

(A)	obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Owners with evidence of the same;

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(B)	procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and

(C)	comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution.

(v)	Mortgagees’ Interest Insurance Any Finance Party shall be at liberty to take out a Mortgagees’ Interest Insurance in relation to the Vessel for such amounts and on such terms and conditions as that Finance Party may from time to time decide. The Charterers shall from time to time within seven (7) Business Days upon the Owners’ demand reimburse the Owners or such Finance Party for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with any Mortgagees’ Interest Insurance, but only to the extent corresponding to a Mortgagees’ Interest Insurance for an amount not exceeding one hundred and twenty per cent. (120%) of the then current Cost Balance.

(w)	Innocent Owners’ Interest Insurance The Owners shall be at liberty to, at any time during the Agreement Term, take out an Innocent Owners’ Interest Insurance in relation to the Vessel for such amounts and on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time within seven (7) Business Days upon the Owners’ demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with any Innocent Owners’ Interest Insurance, but only to the extent corresponding to an Innocent Owners’ Interest Insurance for an amount not exceeding one hundred and twenty per cent. (120%) of the then current Cost Balance.

(x)	Cooperation by the Charterers The Charterers agree and undertake that:

(i)	in the event that the Charterers receive any payment in relation to the Insurances in contravention of this Charter, the Charterers will hold such payment on trust and on behalf of the Owners;

(ii)	the Charterers will not refuse, withhold (or otherwise delay giving) consent to the payment of any amount which becomes payable to the Owners under the Insurances (to the extent that such payment is payable to the Owners in accordance with terms of this Charter);

(iii)	at the request of the Owners and at the cost of the Charterers, place any other market standard insurance as may be requested by the Owners and/or the Finance Parties (if any);

(iv)	from time to time on the written request of the Owners, the Charterers will promptly execute and deliver to the Owners all documents which the Owners may require for the purpose of obtaining any payment in relation to the Insurances (to the extent that such payment is payable to the Owners in accordance with the terms of this Charter).

(y)	Freight, demurrage and defence To the extent not already covered under the Vessel’s Insurances, the Owners shall be at liberty to, in relation to the Vessel, take out freight, demurrage and defence cover on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time upon the Owners’ demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with such cover.

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43.	Inspection

(a)	Owners’ right to inspect For so long as no Termination Event has occurred and is continuing, the Owners shall exercise the inspection rights under Clause 8 (Inspection):

(i)	no more than once per calendar year on such date as the Owners may determine (and not at all if during a calendar year the Vessel is inspected pursuant to paragraph (c) (Inspection during dry-docking) below);

(ii)	during normal business hours and upon written notice; and

(iii)	so as not to disrupt the commercial operation of the Vessel,

and, in each case, the Charterers must grant or procure that the Owners and/or their representatives are given access to the Vessel, provided that the above shall not apply upon the occurrence of a Termination Event and the Owners shall, in such event, be entitled to inspect or survey or instruct a duly authorised surveyor to carry out such survey of the Vessel on their behalf at any time after the occurrence of a Termination Event.

(b)	Inspection costs generally All incurred and documented out-of-pocket costs and expenses of any visit, inspection or survey carried out in accordance with Clauses 8 (Inspection) and paragraph (a) (Owners’ right to inspect) above shall be for the account of the Charterers.

(c)	Inspection during dry-docking The Charterers must give the Owners not less than one (1) month’s prior notice of any scheduled dry-docking of the Vessel to be performed during the Charter Period, and must:

(i)	permit and/or procure permission for, the Owners and/or any person designated by the Owners to inspect and survey the Vessel during such dry-docking (so long as such inspection is during normal business hours, is upon written notice and does not disrupt the dry-docking of the Vessel); and

(ii)	provide, or procure the provision of, proper facilities for such inspection.

(d)	Inspection costs during dry-docking All incurred and documented out-of-pocket costs and expenses of any visit, inspection or survey carried out in accordance with paragraph (c) (Inspection during dry-docking) above shall be for the account of the Charterers.

(e)	No liability upon Owners regarding inspection The Owners shall not:

(i)	have any duty or liability to make any visit, inspection or survey pursuant to this Charter; or

(ii)	incur any liability or obligations by not making any inspection or have any liability arising out of any visit, inspection or survey.

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44.	Redelivery

Upon:

(a)	the occurrence of any Termination Event which is continuing and if the Owners decide to withdraw the Vessel from the service of the Charterers pursuant to paragraph (c) of Clause 52 (Owners’ options after occurrence of Termination Event); or

(b)	the Owners deliver a Termination Notice to the Charterers under paragraph (j) of Clause 40 (Hire) but the Charterers fail to pay the relevant Termination Sum on the Termination Payment Date; or

(c)	the expiry of the Agreed Charter Period (and subject to no Total Loss having occurred, no Purchase Option being exercised and no Purchase Obligation being fulfilled),

the Charterers shall, at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 15 (Redelivery) (Part II), 45 (Redelivery conditions) and 46 (Survey on redelivery).

If the Vessel is to be redelivered pursuant to paragraph (b) above, the Charterers shall give the Owners not less than ninety (90) running days’ preliminary notice of expected date of redelivery and not less than seven (7) running days’ definite notice of expected date of redelivery and port of redelivery.

45.	Redelivery conditions

(a)	Redelivery conditions In addition to what has been agreed in Clauses 15 (Redelivery) (Part II) and 44 (Redelivery), the condition of the Vessel shall at redelivery be as follows:

(i)	the Vessel shall be free of any class conditions, recommendations and/or statutory breaches affecting the validity of its trading certificates;

(ii)	the Vessel must be redelivered with all equipment and spares or replacement items which were on board at the time of the delivery under the MOA (save for any spare part or spare equipment which has been consumed in the course of operating the Vessel) and transferred to the Owners pursuant to the MOA and the log book (or a certified copy if the original cannot be provided) and other technical documentation which may be in the Charterers’ possession shall promptly be forwarded to the Owners at the Charterers’ expense;

(iii)	the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any recommendation and qualifications valid and un-extended for a period of at least three (3) months beyond the redelivery date.

(iv)	the Vessel shall have passed any flag or class surveys or inspections due within three (3) months after the date of redelivery and have its continuous survey system up to date;

(v)	the Vessel shall be free and clear of all liens; and

(vi)	without prejudice to any of the foregoing, the Vessel shall be in the same or as good structure, state, condition and class as she was when she was delivered to the Charterers under this Charter on the Actual Delivery Date, fair wear and tear excepted.

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(b)	Obligation to pay Hire to continue Unless and until such time as the Termination Sum is paid by the Charterers to the Owners in accordance with the terms of this Charter, the Charterers shall continue to pay Hire in accordance with the terms of this Charter.

46.	Survey on redelivery

If the Vessel is not sold or transferred in accordance with this Charter (including pursuant to the exercise of a Purchase Option or fulfilment of the Purchase Obligation or any other reason whatsoever), and provided that it has not become a Total Loss, the Owners shall be entitled to appoint (at the cost of the Charterers) one independent surveyor for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery. If the Vessel is not in the condition or does not meet the performance criteria required by Clause 45 (Redelivery conditions), a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be prepared by the surveyor and the Charterers shall be obligated to, at their costs, repair/remedy all deficiencies identified in such list prior to redelivery.

47.	Owners’ mortgage

(a)	Owners’ funding arrangements The Charterers:

(i)	acknowledge that the Owners may enter into certain funding arrangements with the Finance Parties in order to finance part of the Actual Owners’ Costs, which funding arrangements may be secured, inter alia, by ship mortgages over the Vessel and (along with other related matters) the relevant Finance Documents provided that simultaneously with the Owners’ execution of any such ship mortgages, the relevant Finance Parties shall issue a Quiet Enjoyment Letter in favour of the Charterers;

(ii)	irrevocably consent to any assignment in favour of the Finance Parties of the Charterers’ rights, title, interests and benefits in and to the Insurances, Earnings, Requisition Compensation, any Transaction Documents in favour of the Finance Parties pursuant to the relevant Finance Documents; and

(iii)	without limiting the generality of paragraph (p) (Further assurance (Finance Parties)) of Clause 49 (Charterers’ undertakings), undertake to promptly execute, provide or procure the execution or provision (as the case may be) of such further information or document as in the opinion of the Owners and/or the Finance Parties are necessary to effect the assignment referred to in sub-paragraph (ii) above and any assignment (by way of security) by the Owners of its rights in the Transaction Documents in favour of any Finance Party.

(b)	Owners’ right to assign Without prejudice to paragraph (a) (Owners’ funding arrangements) of this Clause 47 (Owners’ mortgage) or any other provisions in this Charter, the Owners may assign (by way of security) their rights under any Transaction Document to a Finance Party without the prior written consent of the Charterers.

48.	Charterers’ representations and warranties

(a)	The Charterers make the representations and warranties set out in this Clause 48 to the Owners on the Effective Date:

(i)	Status each Obligor:

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(A)	is a company or corporation (as applicable), duly incorporated in good standing and validly existing under the laws of its jurisdiction of incorporation; and

(B)	has the power to own its assets and carry on its business as it is being conducted;

(ii)	Binding obligations the obligations expressed to be assumed by each Obligor in the Transaction Documents to which it is a party are legal, valid, binding and enforceable obligations;

(iii)	Non-conflict with other obligations the entry into and performance by each Obligor of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(A)	any law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any material agreement or instrument binding on it or any of its assets;

(iv)	Power and authority each Obligor has the power to enter into, perform and deliver, and have taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated thereunder;

(v)	Validity and admissibility in evidence all Authorisations required:

(A)	to enable each Obligor to lawfully enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(B)	to make each Transaction Document to which each Obligor is a party admissible in evidence in its Relevant Jurisdiction;

(C)	for each Obligor to carry on its business; and

(D)	to enable each relevant Obligor to create the Security Interest to be created by it under any Security Document to which it is a party and to ensure that such Security Interest has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect;

(vi)	Governing law and enforcement

(A)	the choice of English law as the governing law of the Transaction Documents (other than the Account Charge) and the choice of Singapore law as governing law of the Account Charge will be recognised and enforced in the Relevant Jurisdiction of each Obligor; and

(B)	any arbitral award granted in relation to any Transaction Document will be recognised and enforced in the Relevant Jurisdiction of each relevant Obligor and in the jurisdiction where any asset of such Obligor (which asset is subject to such arbitral award) is situated;

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(vii)	Deduction of Tax it is not required under the laws of any Relevant Jurisdiction of any Obligor to make any deduction for or on account of Tax from any payment any Obligor may make under any Transaction Document (including a FATCA Deduction);

(viii)	No filing or stamp taxes under the laws of each Relevant Jurisdiction of each Obligor, it is not necessary that any Transaction Document to which such Obligor is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation thereto or the transactions contemplated thereby;

(ix)	No Potential Termination Event

(A)	no Potential Termination Event or Termination Event is continuing or might be expected to result from any Obligor’s entry into, or performance of the transactions contemplated by any Transaction Document to which such Obligor is a party; and

(B)	no other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any of such Obligor’s Subsidiaries or to which such Obligor’s (or any of such Obligor’s Subsidiaries’) assets are subject and which might have a Material Adverse Effect;

(x)	No misleading information

(A)	any factual information provided by or on behalf of the Charterers to the Owners was true and accurate in all material respects as at the date it was provided or as the date (if any) at which such information was stated;

(B)	nothing has occurred or been omitted from the information so provided and no information has been given by or on behalf of the Charterers or withheld that results in the information provided by or on behalf of the Charterers being untrue or misleading in any material respect; and

(C)	any financial projections provided by each relevant Obligor or on its behalf and delivered to the Owners in connection with this Charter have been prepared on the basis of most recent historical information and on the basis of reasonable and lawful assumptions.

(xi)	Copies of Project Documents the copies of the Project Documents provided by the Charterers to the Owners in accordance with Clause 36 (Conditions precedent) are true and accurate copies of the originals and represent the full agreement between the parties to those Project Documents in relation to the subject matter of those Project Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Project Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Owners.

(xii)	Financial statements in relation to the Original Financial Statements:

(A)	the Original Financial Statements were prepared in accordance with GAAP consistently applied;

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(B)	the Original Financial Statements give a true and fair view and represent the consolidated financial condition of the Guarantor and the Charterers and their respective operations during the relevant financial year save to the extent expressly disclosed in such financial statements; and

(C)	there has been no material adverse change in the business or financial condition of the Guarantor or the Charterers since the date on which the relevant Original Financial Statements were drawn up;

(xiii)	Pari passu ranking the payment obligations of each Obligor under each Transaction Document to which it is a party rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such Obligor, except for obligations mandatorily preferred by law applying to companies generally;

(xiv)	No proceedings pending or threatened no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have (to the best of the Charterers’ knowledge) been started or threatened which, if adversely determined, might be expected to have a material adverse effect on the business, assets, financial condition or creditworthiness of any Obligor;

(xv)	No immunity none of the Obligors nor any of its assets has any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereign immunity or otherwise;

(xvi)	Tax compliance and no tax claims: each Obligor has complied with all Tax laws and regulations applicable to it and its business and there are no tax claims commenced or threatened to commence against any Obligor;

(xvii)	No insolvency none of the Obligors is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Charterers or all or any part of their assets;

(xviii)	No breach of AML Laws none of the Obligors is, or will be, directly or indirectly, and whether knowingly or otherwise, involved in any transaction (including any sale and leaseback transaction):

(A)	which is contrary to any AML Laws; or

(B)	the proceeds of which have been used for any purpose that would breach any anti-bribery or anti-corruption legislation in jurisdictions in which any Obligor conduct its business;

(xix)	No Restricted Party none of the Obligors is a Restricted Party, nor have they or any of their directors, or officers received notice or are aware of any claim, action, suit, proceeding or investigation against them with respect to Sanctions by a Sanctions Authority; and

(xx)	Authorised signatories Any person specified as an authorised signatory of each Obligor under any Transaction Documents is duly authorised to sign all documents and notices on its behalf.

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(b)	Each representation and warranty in sub-paragraphs (a)(i) (Status) to (a)(v) (Validity and admissibility in evidence), (a)(x) (No misleading information) to (a)(xv) (No immunity) and (a)(xviii) (No breach of AML Laws) to (a)(xix) (No Restricted Party) above is deemed to be repeated by the Charterers by reference to the facts and circumstances then existing on each Hire Payment Date.

49.	Charterers’ undertakings

The Charterers hereby undertake to the Owners that they will comply in full and procure compliance (where applicable) with the following undertakings throughout the Agreement Term:

(a)	Corporate status each Obligor will maintain its corporate existence as a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation;

(b)	Authorisations each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Owners of,

any Authorisation required by any applicable law to enable it to perform its obligations under the Transaction Documents to which it is a party, and to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document;

(c)	Compliance with laws each Obligor shall comply in all respects with all laws in all material respects to which it may be subject in its jurisdiction of incorporation, the Approved Flag State (or such other flag state as the Owners may consent to in writing) and any jurisdiction in which the Vessel is employed, if failure so to comply would have a Material Adverse Effect;

(d)	Manager’s Undertaking the Charterers shall procure that each Approved Manager shall enter into a Manager’s Undertaking;

(e)	Negative pledge the Charterers must not create or allow to exist any Security Interest (other than a Permitted Security Interest) on any of its rights, title and interest in and to, and all benefits accruing to it under or pursuant to (A) the Transaction Documents, (B) the Vessel, (C) the Insurances, (D) the Requisition Compensation, or (E) the Earnings;

(f)	Disposals the Charterers shall not enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any of its rights, title and interest in and to, and all benefits accruing to it under or pursuant to (A) the Transaction Documents, (B) the Vessel, (C) the Insurances, (D) the Requisition Compensation, or (E) the Earnings;

(g)	Merger the Charterers shall not enter into any amalgamation, merger, demerger or corporate restructuring which would result in a Material Adverse Effect and shall procure that the Guarantor shall not enter into any merger which would result in a Material Adverse Effect.

(h)	Change in control or ownership of the Charterers the Charterers shall procure that, except with the prior written consent of the Owners, no Change of Control Event shall occur;

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(i)	Intentionally left blank

(j)	Intentionally left blank

(k)	Financial statements the Charterers will supply or cause to be supplied to the Owners:

(i)	as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each financial year of each of the Guarantor and the Charterers, the audited consolidated financial statements of the Guarantor and the unaudited financial statements of the Charterers for that financial year in English language;

(ii)	as soon as the same become available, but in any event within ninety (90) days after the end of each financial half-year of each of the Guarantor and the Charterers, the unaudited semi-annual consolidated financial statements of each of the Guarantor and the Charterers for that financial half-year.

(l)	Requirements as to financial statements the Charterers shall procure that:

(i)	each set of financial statements delivered by the Charterers pursuant to paragraph (l) (Financial statements) above in relation to the Charterers and the Guarantor (each a “Notifying Party”) shall be giving a true and fair view of the financial condition and operations of that Notifying Party as at the date at which, and for the period in relation to which those financial statements were drawn up; and

(ii)	each set of financial statements delivered pursuant to paragraph (l) (Financial statements) above is prepared using GAAP and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements unless, in relation to any set of financial statements, they notify the Owners that there has been a change in GAAP or financial reference periods and their auditors deliver to the Owners:

(1)	a description of any change necessary for those financial statements to reflect GAAP and financial reference periods upon which the relevant Original Financial Statements were prepared; and

(2)	sufficient information, in form and substance as may be required by the Owners, to enable the Owners to make an accurate comparison between the financial position indicated in those financial statements and the relevant Original Financial Statements.

(m)	Compliance Certificate concurrently with the delivery of each set of the annual financial statements and the semi-annual financial statements in accordance with paragraph (l) (Financial statements) above, the Charterers shall deliver to the Owners a Compliance Certificate signed by one director of the Guarantor, certifying that, as at the date of such financial statements:

(i)	the Guarantor is in compliance with the covenants and undertakings in Clause 50 (Financial covenants) (or if they are not in compliance, indicating the extent of the breach) and setting out the calculation of the covenants and undertakings in Clause 50 (Financial covenants); and

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(ii)	confirming that no Termination Event has occurred and is continuing which has not been waived or remedied at the date of such Compliance Certificate or, if that is not the case, specifying the same and the steps, if any, being taken to remedy the same.

(n)	Notifications: miscellaneous the Charterers shall:

(i)	notify the Owners as soon as the Charterers become aware of, and shall procure the Guarantor to notify the Owners as soon as the Guarantor is aware of, the occurrence of any Potential Termination Event or Termination Event (including, without limitation, any of the Safety Management Certificate and the Document of Compliance (such terms having the same meanings as are given to them in the ISM Code or the ISSC) (in each case in respect of the Vessel) being cancelled, suspended or otherwise ceasing to be in full force and effect) and in each case, shall keep the Owners fully informed of all developments;

(ii)	notify the Owners in writing promptly upon becoming aware of (A) any Environmental Claim against the Charterers (or any other person) which is current, or pending in relation to the Vessel or (B) any Environmental Incident or alleged Environmental Incident in relation to the Vessel;

(iii)	notify the Owners in writing promptly upon becoming aware of any Project Document being terminated, repudiated, cancelled or otherwise ceasing to remain in full force and effect;

(iv)

(x)	disclose, and use best endeavours to procure the Sub-Charterers to disclose, all information in relation to any Sub-Charter, including (but not limited to) the main commercial terms of such Sub-Charter, any information in relation to fulfilment by any Sub-Charterers of their obligations pursuant to the relevant Sub-Charter and any other information which the Owners may request; and

(y)	without prejudice to the foregoing

(A)	deliver or procure the delivery to the Owners of, the employment status in respect of the Vessel together with (if requested by the Owners) the details of such employment (including, without limitation, the relevant contract of employment) every six (6) months during the Charter Period;

(B)	provide to the Owners upon their request, a performance report on the pool (in which the Vessel is entered) showing the profitability of the Charterers during the immediately preceding three months;

(v)	upon request of the Owners, procure that the Account Bank provides to the Owners, written statements of account showing all entries made to the credit and debit of the Cash Security Account during the immediately preceding calendar month; and

(vi)	upon request of the Owners, the Charterers will supply or cause to be supplied to the Owners, written information on the budget, the actual operating expense and overall performance and maintenance of the Vessel during the immediately preceding six months.

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(o)	Further assurance (Finance Parties) the Charterers will from time to time, do and perform such other and further acts and execute and deliver any and all such other agreements, instruments and documents as may be necessary for the Owners or the Finance Parties (as the case may be) to:

(i)	maintain and protect the existing rights and remedies of the Owners and/or the Finance Parties (as the case may be); or

(ii)	carry out and effect the intent and purpose of this Charter, the other Transaction Documents and any Finance Document;

(p)	Cessation of business the Charterers shall not cease or threaten to cease to carry on all or, in the opinion of the Owners, any material part of the Charterers’ business;

(q)	Environmental matters the Charterers shall:

(i)	comply with, and procure each Approved Manager to comply with, all Environmental Law applicable to and in relation to using and operating the Vessel;

(ii)	obtain, maintain and ensure compliance with all applicable Environmental Approvals in relation to using and operating the Vessel; and

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to the use and operation of the Vessel;

(r)	Compliance with international convention etc. the Charterers shall procure that the Charterers and each Approved Manager shall comply with all international conventions, codes and regulations (including, without limitation, the ISM Code (or any replacement thereof) and the ISPS Code (or any replacement thereof)) applicable to each of them respectively;

(s)	No dealings with Restricted Party or breach of Sanctions the Charterers will not, and will not permit or authorise any other person to directly utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities:

(i)	with a Restricted Party; or

(ii)	in any other manner that would result in any Obligor, any Approved Manager or the Owners (if applicable) being in breach of any Sanctions or becoming a Restricted Party;

(t)	Change of business the Charterers shall not change the nature and scope of their business from that carried on at the Effective Date;

(u)	Project Documents the Charterers shall:

(i)	comply with all their obligations under the Project Documents to which they are a party, and will procure that each other party (where that party is a member of the Group) shall comply with its obligations under the Project Documents to which it is a party; and

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(ii)	except with the prior written consent of the Owners, the Charterers shall not, and shall use their best endeavours to procure that no other party (where that party is a member of the Group) shall, amend, cancel, vary, novate, supplement, supersede, waive or terminate any Project Document to which it is a party;

(v)	Conditions subsequent The Charterers shall deliver or cause to be delivered to the Owners:

(i)	to the extent that any certificate received by the Owners pursuant to paragraph (a)(viii) of Clause 36 (Conditions precedent) was in provisional form at the time of the receipt, the corresponding formal certificate as soon as possible after the Charterers’ receipt of the same from the relevant persons, and in any event prior to the expiry of the validity period of such provisional certificate; and

(ii)	within ten (10) Business Days from the Actual Delivery Date, letters of undertaking in respect of the Insurances as required by the Transaction Documents, together with copies of the relevant policies or cover notes or entry certificates in respect of the Insurances duly endorsed with the interest of the Owners;

(w)	Cash Security Account the Charterers shall:

(i)	procure that at any time during the Agreement Term the Minimum Amount is retained in the Cash Security Account, free and clear of any costs, fees, expenses, disbursements, withholdings or deductions; and

(ii)	[intentionally left blank]

(iii)	ensure that during the Agreement Term no sum may be withdrawn from the Cash Security Account without the prior written consent of the Owners.

(x)	Classification the Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel’s Classification Society, in each case, free from any overdue recommendations and conditions;

(y)	Cargo exclusion the Charterers shall ensure that the Vessel is used for transporting cargo that is fit for the Vessel in accordance with the Vessel’s specification, Insurances and recommendations from the Classification Society;

(z)	Provision of information the Charterers shall provide, or procure that there is provided, to the Owners promptly, such information regarding compliance by each Obligor with the terms of the Transaction Documents to which it is a party, or with respect to the Vessel, as the Owners may from time to time request;

(aa)	Reduction of capital unless approved by the Owners, neither the Charterers nor the Guarantor shall redeem or purchase or otherwise reduce any of its equity or any issued shares or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner save for distributions permitted by the terms of this Charter;

(bb)	Increase in capital the Charterers shall not issue shares or other equity interests to anyone;

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(cc)	Distributions and other payments following the occurrence of a Termination Event that is continuing, the Charterers shall not make, declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of their equity or any issued shares or any warrants without the prior written consent of the Owners;

(dd)	Sharing of Earnings except with the prior written consent of the Owners (and then only subject to such terms as the Owners may impose), the Charterers shall not enter into any agreement or arrangement whereby the Earnings may be shared with any person (except under the Pool Agreement or with the other Obligors); and

50.	Financial covenants

(a)	Financial definitions For the purpose of this Clause 50, the following definitions shall apply:

“Adjusted Equity” means the total equity presented in the most recent consolidated financial statements by adjusting the vessels’ book values (being the aggregate of vessels, vessels under construction (to the extent paid for by any member of the Group) and periodic maintenance reserves) to their current market values.

“Cash” means, at any time:

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)	cash deposits legally and beneficially owned by a member of the Group which are deposited with any deposit taking institution having a rating of at least A from Standard & Poor’s Ratings Group or A3 from Moody’s Investors Service or A from Fitch Ratings (each, an “Acceptable Bank”), which in each case:

(i)	is free from any Security Interest, other than pursuant to the Transaction Documents;

(ii)	is at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

(iii)	in the case of cash in hand or cash deposits held by a member of the Group other than the Guarantor, is capable or, upon the occurrence of a Termination Event, would become capable of being paid without restriction to the Guarantor, within five (5) Business Days of its request or demand therefor either by way of a dividend or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Guarantor to that Subsidiary.

“Cash Equivalents” means, at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or any member state of the European Economic Area having a rating of at least AA from Standard & Poor’s Ratings Group or AA2 from Moody’s Investors Service or AA from Fitch Ratings, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

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(c)	commercial paper not convertible or exchangeable to any other security:

(i)       for which a recognised trading market exists;

(ii)	which is issued by an issuer incorporated in the United States of America or any member state of the European Economic Area;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of at least A-1 or higher by Standard & Poor’s Ratings Group or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Ratings Group or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than five (5) days’ notice; or

(e)	any other debt security approved by the Owners, in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than under the Transaction Documents).

“Credit Lines” means any available credit lines of each member of the Group with a remaining tenor of at least six (6) months held with reputable international banks.

“Current Liabilities” means, on any day, all liabilities of the Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as current liabilities on that day.

“Liabilities” means, on any day, an amount equal to the aggregate of the Current Liabilities and the Long Term Liabilities.

“Long Term Liabilities” means, on any day, all liabilities of the Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as long term liabilities on that day (excluding for these purposes “deferred taxes” (as such term is used in accordance with GAAP)).

“Minimum Liquidity” means, on any day, the aggregate Cash and Cash Equivalents of each member of the Group and any available Credit Lines on a consolidated basis.

(b)	Financial covenants The Charterers shall procure that the Guarantor will ensure that at all times during the Agreement Term:

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(i)	on a consolidated basis the Adjusted Equity shall at all times be no less than twenty-five per cent. (25%) of the aggregate of the Liabilities and Adjusted Equity;

(ii)	on a consolidated basis the Adjusted Equity on the last day of any financial half-year shall at all times be no less than three hundred and fifty million US Dollars (US$350,000,000); and

(iii)	on a consolidated basis, the Minimum Liquidity shall at all times be equal to or greater than sixty million US Dollars (US$60,000,000) of which thirty million US Dollars (US$30,000,000) may consist of Credit Lines.

(c)	Financial testing

(i)	The financial covenants in this Clause 50 shall be tested by reference to each of the financial statements delivered pursuant to, as applicable, paragraph (l) (Financial statements) of Clause 49 (Charterers’ undertaking) and/or each Compliance Certificate delivered pursuant to paragraph (n) (Compliance Certificate) of Clause 49 (Charterers’ undertaking).

(ii)	Any amount in a currency other than US Dollars is to be taken into account at its US Dollar equivalent calculated on the basis of the relevant rates of exchange used by the Guarantor in, or in connection with, its financial statements for that period.

(iii)	When calculating the financial covenants in this Clause 50, the effect of all transactions between members of the Group shall be eliminated to the extent not already netted out on consolidation.

(iv)	No item may be credited or deducted more than once in any calculation under this Clause 50.

(d)	Most favoured nation clause The Charterers shall procure that any financial covenants which are binding upon the Guarantor and which are more onerous than that set out under Clause 50(b)(ii) above and/or more favourable to the relevant creditor than those set out above shall automatically and immediately apply to this Charter. The Charterers shall procure that the Guarantor keeps the Owner informed of any such financial covenants.

51.	Value maintenance clause

(a)	Definitions In this Clause 51:

“Test Date” means 31 December of each calendar year during the Agreement Term.

“Value Maintenance Ratio” means the ratio (expressed as a percentage) of:

(i)	the Fair Market Value of the Vessel plus any additional cash already deposited into the Owners’ Account to restore the Value Maintenance Threshold pursuant to sub-paragraph (c)(ii)(A) below; to

(ii)	the aggregate of the then current Cost Balance.

“Value Maintenance Threshold” means the ratio (expressed as a percentage) of one hundred and twenty-five per cent. (125%).

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(b)	Valuations

(i)	For the purposes of testing the Value Maintenance Ratio on a Test Date, the Fair Market Value shall be the arithmetic mean of (x) the valuation from the Valuation Report issued by an Approved Valuer designated by the Owners and (y) the valuation from the Valuation Report issued by an Approved Valuer designated by the Charterers provided to the Owners in accordance with the requirements under this Clause 51, provided that:

(A)	in the absence of a Termination Event, the Charterers shall arrange, deliver to the Owners and bear the cost of the issuance of such Valuation Reports (issued at or about the same time) once every twelve (12) months during the Agreement Term and any additional Valuation Report shall be at the Owners’ cost;

(B)	upon the occurrence of a Termination Event, the Charterers shall arrange, deliver to the Owners and bear the cost of the issuance of all Valuation Reports as may be required by the Owners (acting in their sole discretion); and

(C)	if the lower valuation of the two Valuation Reports is less than ninety per cent. (90%) of the higher valuation of the two Valuation Reports, the Charterers shall at their cost obtain a third Valuation Report from a different Approved Valuer and the Fair Market Value shall be the arithmetic mean of the valuations from the two Valuation Reports which give the two closest valuations (or, if there are two sets of two closest valuations, from the two Valuation Reports which give the lowest valuations), provided further that if the Charterers fail to deliver any Valuation Report in accordance with the requirements under this Clause 51, the Owners shall be entitled to arrange each such Valuation Report at the Charterers’ cost.

(ii)	Each Valuation Report to be provided for the purpose of sub-paragraph (b)(i) above shall be issued by an Approved Valuer and delivered to the Owners no later than forty five (45) days after the relevant Test Date.

(iii)	If an Approved Valuer determines that the Fair Market Value shall fall within a range, the valuation as determined by such Approved Valuer should be the lower value of such range.

(iv)	Each valuation shall be provided by an Approved Valuer in US Dollars.

(c)	Value Maintenance Ratio

(i)	The Owners may test the Value Maintenance Ratio on any Test Date in accordance with the methodology described in sub-paragraph (b) (Valuations) above.

(ii)	If, after conducting testing the Value Maintenance Ratio on the relevant Test Date, the Owners determine that the Value Maintenance Ratio is less than the Value Maintenance Threshold, then the Charterers shall, within thirty (30) days of the Owners’ demand, undertake any of the following at the Charterers’ option (but always subject to Owners’ prior approval):

(A)	provide cash collateral in the amount of the shortfall and deposit the same in the Owners’ Account; or

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(B)	prepay such part of the Principal Hire in inverse order of maturity (or, if no Principal Hire is payable any more, to prepay such part of the Cost Balance) in the amount of the shortfall (together with any Break Costs or other associated costs, expenses or penalties) (it being understood and the Owners and the Charterers hereby agree and acknowledge that any amount prepaid in accordance with this sub-paragraph (B) shall, once so applied by the Owners, not be refundable in any circumstance whatsoever), in each case for the purpose of and in order to restore the Value Maintenance Ratio to the Value Maintenance Threshold.

(iii)	If, after testing the Value Maintenance Ratio on the relevant Test Date, the Owners determine that the Value Maintenance Ratio is greater than one hundred and five per cent. (105%) of the Value Maintenance Threshold, the Owners shall notify the Charterers and, if the Charterers so request (and provided that no Termination Event and no Potential Termination Event has then occurred and is continuing), the Owners shall allow the release to the Charterers of such part of the cash collateral provided by the Charterers pursuant to sub-paragraph (c)(ii)(A) above, as shall reduce the Value Maintenance Ratio to one hundred and five per cent. (105%) of the Value Maintenance Threshold.

52.	Termination Events

(a)	Termination Events Each of the following events shall constitute a Termination Event:

(i)	Non-payment any Obligor fails to pay on the due date any sum payable pursuant to the Transaction Document to which it is a party at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within five (5) Business Days of its due date;

(ii)	Specific covenants any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by the Charterers under any of Clause 42 (Insurance), Clause 49 (Charterers’ undertakings) and Clause 50 (Financial covenants) provided that no Termination Event under this paragraph will occur if the failure to perform or comply is capable of remedy (to the extent that the Owners consider, in their absolution discretion, that such failure is capable of remedy) and is remedied to the satisfaction of the Owners within ten (10) Business Days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor, and (B) any Obligor becoming aware of such failure to perform or comply;

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(iii)	Other obligations any Obligor does not comply with any provision of the Transaction Documents to which it is a party (other than those referred to in sub-paragraphs (a)(i) (Non-payment) and (a)(ii) (Specific covenants) above) provided that no Termination Event under this paragraph will occur if the failure to perform or comply is capable of remedy (to the extent that the Owners consider, in their absolution discretion, that such failure is capable of remedy) and is remedied to the satisfaction of the Owners within ten (10) Business Days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor, and (B) any Obligor becoming aware of such failure to perform or comply;

(iv)	Misrepresentation any representation or statement made or deemed to be made by any Obligor in or pursuant to a Transaction Document to which it is a party or any other document delivered by or on behalf of an Obligor under or in connection with any Transaction Document to which it is a party is or proves to have been incorrect or misleading in any material respect when made or repeated, or deemed to be made or repeated;

(v)	Cross default

(A)	any Financial Indebtedness of the Charterers or any Related Charterers is not paid when due, taking into account any originally applicable grace period;

(B)	any Financial Indebtedness of the Charterers is declared to be otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(C)	any commitment for any Financial Indebtedness of the Charterers is cancelled or suspended by a creditor of the Charterers as a result of an event of default (however described); or

(D)	any enforcement of any Security Interest over any assets of the Charterers in respect of any Financial Indebtedness,

provided that no Termination Event will occur under this sub-paragraph (a)(v) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within sub-paragraphs (A) to (D) above is equal to or less than the lesser of (1) ten million US Dollars (US$10,000,000) (or its equivalent in any other currency or currencies) and (2) the lowest threshold amount for any cross default stated in the current or future documents entered into by the Charterers or (as the case may be) the Related Charterers with their counterparties in order that the Owners shall be treated no less favourably than any of these counterparties (for the purpose of this Clause 52(a)(v), the Charterers shall keep the Owners advised of any threshold amount for any cross default which has been agreed in any such document);

(vi)	Insolvency

(A)	either of the Charterers and the Guarantor:

(1)	is unable or admits inability to pay its debts as they fall due;

(2)	suspends making payments on any of its debts; or

(3)	by reason of actual financial difficulties, commences and concludes negotiations with one or more of its creditors (excluding the Owners in their capacities as such) with a view to rescheduling any of its indebtedness; or

(B)	a moratorium is declared in respect of any indebtedness of any of the Charterers and the Guarantor;

(vii)	Insolvency proceedings any corporate action, legal proceedings or other procedure or step is taken in relation to:

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(A)	the suspension of payments, a moratorium of any indebtedness, winding-up, liquidation, dissolution, bankruptcy, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of either of the Charterers and the Guarantor other than as part of a solvent reorganisation;

(B)	a composition, assignment or arrangement with the creditors of either of the Charterers and the Guarantor; or

(C)	the appointment of a liquidator, receiver, administrator or other similar officer in respect of either of the Charterers and the Guarantor, which is not discharged or dismissed within 14 days of appointment, or any analogous procedure or step is taken in any jurisdiction, provided that this sub-paragraph (a)(vii) above shall not apply to any winding-up petition which is discharged or dismissed within ten (10) Business Days of commencement;

(viii)	Adverse impact on Vessel operation for any reason whatsoever:

(A)	any of the Safety Management Certificate and the Document of Compliance (such terms having the same meanings as are given to them in the ISM Code or the ISSC) (in each case in respect of the Vessel) is cancelled, suspended or otherwise ceases to be in full force and effect and such cancellation, suspension or cessation is not remedied by the Charterers to the Owners’ satisfaction within ten (10) Business Days of the earlier of (I) the Owners giving notice of such cancellation, suspension or cessation to the Charterers, and (II) the date any officer of the Charterer has actual knowledge of such cancellation, suspension or cessation; or

(B)	the Vessel ceases to comply with the ISM Code or the ISPS Code and such non-compliance is not remedied by the Charterers to the Owners’ satisfaction within ten (10) Business Days of the earlier of (I) the Owners giving notice of the non-compliance to the Charterers, and (II) the date that any responsible officer of the Charterers has actual knowledge of the non-compliance;

(ix)	Repudiation of Transaction Documents an Obligor repudiates any of the Transaction Documents to which that Obligor is a party or evidences an intention to do so;

(x)	Material adverse change any other event or events (whether related or not) occurs which is a material adverse change from the position applicable as at the Effective Date in the business, or financial condition of the Charterers or the Guarantor, the effect of which is to impair, delay or prevent the due fulfilment by the Charterers or the Guarantor of any of its material obligations or undertakings contained in a Transaction Document to which it is a party;

(xi)	Change in control or ownership of the Charterers except with the prior written consent of the Owners, a Change of Control Event occurs;

(xii)	Unlawfulness and invalidity it is or becomes unlawful for an Obligor to perform any of its obligations under the Transaction Documents, or any Transaction Document ceases to be in full force and effect;

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(xiii)	MOA termination events there occurs any event or circumstances referred to in clause 10 (MOA Termination Events) of the MOA; or

(xiv)	Related Charter there occurs any event or circumstance referred to in clause 52 (Termination Events) of a Related Charter.

(b)	Effect of a Termination Event A Termination Event shall constitute (as the case may be) either a repudiatory breach of, or breach of condition by the Charterers under, this Charter or an agreed terminating event the occurrence of which will (in any such case) entitle the Owners to exercise all or any of the remedies set out below in this Clause 52.

(c)	Owners’ options after occurrence of Termination Event Without prejudice to the forgoing or to any other rights of the Owners under the Charter, at any time after a Termination Event shall have occurred and be continuing following the lapse of any applicable grace period as specified in paragraph (a) (Termination Events) above, the Owners may (1) at their option and by delivering to the Charterers a Termination Notice, terminate this Charter with immediate effect or on the date specified in such Termination Notice, (2) withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners in accordance with Clauses 44 (Redelivery) and 45 (Redelivery conditions) and (3) appoint any ship management company as replacement for any Approved Manager or any other manager which the Charterers may appoint pursuant to this Charter.

(d)	Payment of Termination Sum On the Termination Payment Date in respect of any Termination in accordance with paragraph (c) (Owners’ options after occurrence of Termination Event) above or paragraph of Clause 40(j) (Illegality), the Charterers shall pay to the Owners an amount equal to the Termination Sum.

(e)	Owners’ application of Termination Sum Following any termination to which this Clause 52 applies, all sums payable in accordance with paragraph (d) above shall be paid to such account or accounts as the Owners may direct and shall be applied in the Owners’ sole discretion.

(f)	Transfer of title If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, the obligation of the Charterers to pay Hire shall cease once the Charterers have made the payment pursuant to paragraph (d) (Payment of Termination Sum) above to the satisfaction of the Owners, whereupon the Owners shall, in exchange of such payment, arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (b) (Title transfer) to (c) (“As is, where is” title transfer) of Clause 56 (Purchase obligation and transfer of title).

(g)	Charterers have no right to termination Save as otherwise expressly provided in this Charter, the Charterers shall not have the right to terminate this Charter any time prior to the expiration of the Agreement Term.

(h)	Owners’ rights cumulative The rights conferred upon the Owners by the provisions of this Clause 52 are cumulative and in addition to any rights which they may otherwise have in law or in equity or by virtue of the provisions of this Charter.

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53.	Sub-chartering and assignment

(a)	Restrictions on sub-chartering generally The Charterers shall not, and (as the case may be) shall procure the Sub-Charterers not to, without the prior written consent of the Owners (such consent not to be unreasonably withheld):

(i)	let the Vessel on any demise charter for any period;

(ii)	enter into any time or consecutive voyage charter with a duration (taking into account any option to renew or extend) of more than twelve (12) months in respect of the Vessel (subject to paragraph (b) below);

(iii)	except as may be permitted under the relevant Sub-Charter, de-activate or cold lay-up the Vessel; or

(iv)	assign their rights under this Charter.

(b)	Exceptions The restrictions in paragraph (a) above shall not apply to:

(i)	the Initial Sub-Charter; or

(ii)	any Sub-Charter which is on a time charter basis with a duration (taking into account any option to renew or extend) of more than twelve (12) months and which would not expire after the end of the Charter Period if and only if:

(A)	the Charterers have, prior to their entering into of such Sub-Charter, notified the Owners in writing of such intended Sub-Charter and provided the Owners with any information which the Owners may request in respect of such Sub-Charter, including (but not limited to) the identity of the intended Sub-Charterers and the proposed terms of such Sub-Charter and the Owners have given their written consent to the identity of such Sub-Charterers and the proposed terms of such Sub-Charter; and

(B)	the Charterers assign to the Owners all the Charterers’ earnings arising out of and in connection with such Sub-Charter and all their rights and interest in such Sub-Charter on such conditions as the Owners may require and the Charterers shall serve a notice on any Sub-Charterers and shall:

(1)	use best endeavours to obtain a written acknowledgement of such assignment from such Sub-Charterers in such form as is required by the Owners or any Finance Party (as the case may be);

(2)	provide the Owners with written evidence of service of such notice on such Sub-Charterers; and

(3)	procure that any conditions to be satisfied in order for the assignment to be effective have been satisfied.

(c)	Demise charter The Charterers acknowledge that the Owners’ consent to any sub-bareboat chartering may be subject (amongst other things) to (i) the Owners being satisfied as to the intended flag during such sub-bareboat chartering and (ii) an insurance assignment from the Sub-Charterers, in form and substance acceptable to the Owners being executed and delivered to the Owners.

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54.	Name of Vessel

The Charterers may at their own cost:

(i)	choose the initial name of the Vessel, but may only change the initial name of the Vessel with the prior consent of the Owners (which is not to be unreasonably withheld); and

(ii)	paint the Vessel in the colours, display the funnel insignia and fly the house flag as required by the Charterers from time to time.

55.	Purchase Option

(a)	Purchase Option – from the third anniversary of the Actual Delivery Date

Subject to:

(i)	no Total Loss under Clause 57 (Total loss) having occurred;

(ii)	no Termination Event under Clause 52 (Termination Events) having occurred;

(iii)	the Charterers’ delivery of the Purchase Option Notice to the Owners at least ninety (90) days prior to the proposed Purchase Option Date; and

(iv)	the Purchase Option Date being any Business Day falling on or after the third (3rd) anniversary of the Actual Delivery Date,

the Charterers may purchase the Vessel on that proposed Purchase Option Date for the Purchase Option Price.

(b)	Purchase Option – Increased Costs

If the Owners claim the Increased Costs from the Charterers under Clause 41 (Increased Costs) in an amount in excess of two hundred and fifty thousand US Dollars (US$250,000), the Charterers may, by delivering a Purchase Option Notice to the Owners, purchase the Vessel on the Purchase Option Date for the Purchase Option Price.

For the avoidance of doubt, conditions (i), (ii) and (iii) set out in paragraph (a) above shall apply to any purchase of the Vessel by the Charterers pursuant to this paragraph (b).

(c)	Purchase Option – disruption event

If

(i)	the Charterers will be prevented from performing their payment obligations under this Charter as a result of the Owners becoming a Restricted Party (the “Disruption Event”);

(ii)	such Disruption Event is not caused by, and is beyond the control of, the Obligors; and

(iii)	such Disruption Event is continuing and deprives the Charterers of their quiet enjoyment of the Vessel in accordance with this Charter,

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the Charterers may, by delivering a Purchase Option Notice to the Owners, purchase the Vessel on the Purchase Option Date for the Purchase Option Price.

For the avoidance of doubt, conditions (i), (ii) and (iii) set out in paragraph (a) above shall apply to any purchase of the Vessel by the Charterers pursuant to this paragraph (c).

(d)	Title transfer upon exercise of Purchase Option In exchange for payment by the Charterers of the Purchase Option Price on the Purchase Option Date, the Owners shall arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (b) (Title transfer) and (c) (“As is, where is” title transfer) of Clause 56 (Purchase obligation and transfer of title).

56.	Purchase obligation and transfer of title

(a)	Purchase obligation – expiry of Agreed Charter Period Unless (i) Total Loss under Clause 57 (Total loss) has occurred, (ii) the Termination Sum has been paid in full in accordance with the terms of this Charter or (iii) the Purchase Option has been exercised in accordance with the terms of this Charter, the Owners shall be obliged to sell the Vessel to the Charterers or their nominee and the Charterers shall be obliged to purchase the Vessel or cause their nominee to purchase the Vessel on the date falling one hundred and twenty (120) months after the Actual Delivery Date by the Charterers’ payment of the Purchase Obligation Price.

(b)	Title transfer In exchange of full payment by the Charterers of:

(i)	in each case as applicable:

(A)	(in the case of the circumstances described in Clause 55 (Purchase Option) the Purchase Option Price;

(B)	(in the case of the circumstances described in paragraph (a) (Purchase obligation – expiry of Agreed Charter Period) above) the Purchase Obligation Price; and

(ii)	any other sums payable by the Charterers to the Owners under this Charter and subject to compliance with the other conditions set out in this Clause 56,

the Owners shall:

(C)	transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers’ costs):

(1)	a duly executed and notarised, legalised and/or apostilled (as applicable) original bill of sale; and

(2)	the Title Re-Transfer PDA; and

(D)	procure the deletion of any mortgage in relation to the Vessel at the Charterers’ costs,

provided always that prior to such transfer or deletion (as the case may be) the Charterers shall have performed all their obligations in connection with this Charter and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel.

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(c)	“As is, where is” title transfer

(i)	The transfer in accordance with paragraph (b) (Title transfer) above shall be made in all respects at the Charterers’ expense on an “as is, where is” basis and the Owners shall give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel’s condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise.

(ii)	Without prejudice to sub-paragraph (i) above, the Charterers confirm that:

(A)	as the Vessel will at all relevant times be in their physical possession and use pursuant to this Charter, they do not require any inspection of the Vessel; and

(B)	they will accept unconditionally the Vessel and its classification records for the purpose of any transfer under this Clause 56.

(iii)	The place of documentary closing shall be at such place or places as may be agreed by the parties in writing.

57.	Total Loss

(a)	Total Loss Termination If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. If the Charterers wish to proceed on the basis of a Total Loss and advise the Owners thereof, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss. Without prejudice to the obligations of the Charterers to pay to the Owners all monies then due or thereafter to become due under this Charter, if the Vessel shall become a Total Loss during the Charter Period, then the Charter Period shall end on the Settlement Date.

(b)	Occurrence of Total Loss If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph (c) (Payment on Settlement Date) below.

(c)	Payment on Settlement Date On the Settlement Date, the Charterers shall pay to the Owners an amount equal to the Termination Sum as at the Settlement Date. The foregoing obligations of the Charterers under this paragraph (c) shall apply regardless of whether or not any moneys are payable under any Insurances in respect of the Vessel, regardless of the amount payable thereunder, regardless of the cause of the Total Loss and regardless of whether or not any of the said compensation shall become payable.

(d)	Payment of Total Loss Proceeds All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Termination Sum and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application, such surplus shall be returned to the Charterers.

(e)	Constructive Total Loss The Charterers shall, at the Owners’ request, provide evidence satisfactory to the Owners as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss.

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(f)	Payment unconditional The Charterers shall continue to pay Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss provided always that no further instalments of Hire shall become due and payable after the Charterers have made the payment required by paragraph (c) above.

58.	Appointment of manager

(a)	Subject to the other provisions of this Charter, the Owners confirm their consent to the appointment by the Charterers of:

(i)	Navig8 Chemicals Asia Pte. Ltd. as the commercial manager of the Vessel; and

(ii)	OSM Ship Management AS as the technical manager of the Vessel,

it being understood that each such appointment shall take effect on or before the Actual Delivery Date.

(b)	The Charterers shall ensure that, at all times during the Agreement Term, the Vessel is managed by an Approved Manager.

59.	Fees and expenses

(a)	Handling Fee The Original Charterers shall pay to the Owners the Handling Fee not later than three (3) Business Days prior to the Actual Delivery Date.

(b)	Other costs and expenses The Charterers shall bear all documented costs, fees (including legal fees) and disbursements incurred by the Owners and the Charterers in connection with:

(i)	the negotiation, preparation and execution of this Charter, the other Transaction Documents and any Finance Documents;

(ii)	the sale, purchase and delivery of the Vessel under the MOA and this Charter;

(iii)	any amendment to, or any waiver or consent under, this Charter, any other Transaction Documents or any Finance Documents requested by the Charterers;

(iv)	preparation or procurement of any survey, inspection, valuation, tax or insurance advice;

(v)	the exercise of the Purchase Option pursuant to Clause 55 (Purchase Option) or the fulfilment of the Purchase Obligation pursuant to Clause 56 (Purchase obligation and transfer of title);

(vi)	the occurrence of a Termination Event or a Total Loss;

(vii)	the registration of the Vessel under the laws and flag of the Approved Flag State (or such other flag state as the Owners may consent to in writing); and

(viii)	such other activities relevant to the transaction contemplated herein.

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60.	Stamp duties

The Charterers shall pay promptly all stamp, documentary or other like duties and Taxes to which the Charter, the MOA and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes.

61.	Operational notifiable events

(a)	Notifiable events The Owners are to be advised as soon as possible after the occurrence of any of the following events:

(i)	when a material condition of class is applied by the Classification Society;

(ii)	whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons;

(iii)	whenever a class or flag authority refuses to issue or withdraw trading certification;

(iv)	in the event of a fire requiring the use of fixed fire systems or collision / grounding amounting to an estimated repair cost exceeding the Major Casualty Amount;

(v)	whenever the Vessel is planned for dry-docking, whether in accordance with paragraph (g) of Clause 10 (Maintenance and Operation) or any Sub-Charter, and whether routine or emergency;

(vi)	any damage to the Vessel the repair costs of which (whether before or after adjudication) exceed the Major Casualty Amount;

(vii)	when any material alteration is proposed to be made to the Vessel.

(b)	Without limiting the generality of paragraph (a) (Notifiable events) above, the Charterers shall, upon the Owners’ request during the Agreement Term, supply (or cause to be supplied) to the Owners all information (including copies where available) relating to the Vessel’s operation.

62.	Further indemnities

(a)	Further indemnities Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall, in addition and subject to the provisions under Clause 17 (Indemnity) (Part II) of this Charter and subject to sub-clause (b) below, indemnify, protect, defend and hold harmless the Owners and their officers, directors, agents and employees (collectively, the “Indemnitees”) throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including legal fees and expenses, of whatsoever kind and nature (collectively, the “Expenses”), imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following (except to the extent that such Expenses have solely resulted from any Indemnitee’s gross negligence or wilful misconduct):

(i)	this Charter and any other Transaction Documents and any amendment, supplement or modification thereof or thereto requested by the Charterers;

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(ii)	the Vessel or any part thereof, including with respect to:

(A)	the manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort);

(B)	any claim or penalty arising out of violations by any Obligor, Approved Commercial Manager, Approved Technical Manager or any other person of any applicable law (including any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions);

(C)	any Environmental Claim;

(D)	death or property damage of any party;

(E)	any liens in respect of the Vessel or any part thereof; or

(F)	any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships and any service fees payable to any service provider in relation to maintaining such registration at any registry of ships, including, without limitation, any registration fees and annual registration fees in connection with registering and maintaining the Owners as a foreign maritime entity (or its equivalent) in the Approved Flag State (or such other flag state as the Owners may consent to in writing) for the purpose of registering and maintaining the Owners’ title with the relevant flag;

(iii)	any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which it is a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which it is a party or the occurrence of any Termination Event;

(iv)	in connection with:

(A)	preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel; or

(B)	securing or attempting to secure the release of the Vessel,

in each case in connection with the exercise of the rights of a holder of a lien created by the Charterers;

(v)	incurred or suffered by the Owners in:

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(A)	procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery)

(B)	recovering possession of the Vessel following termination of this Charter under Clause 52 (Termination Events); or

(C)	arranging for a transfer of the Vessel’s title in accordance with paragraph (d) (Title transfer upon exercise of Purchase Option) of Clause 55 (Purchase Option), or paragraph (b) (Title transfer) of Clause 56 (Purchase obligation and transfer of title);

(vi)	arising from the Master or officers of the Vessel or the Charterers’ agents signing bills of lading or other documents;

(vii)	in connection with:

(A)	the arrest, seizure, taking into custody or other detention of the Vessel by any court or other tribunal or by any governmental entity (including any prevention or attempt to prevent such arrest, seizure, taking into custody or other detention); or

(B)	subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever,

of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress.

(b)	Cost indemnities The Charterers shall pay to the Owners promptly on the Owners’ written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel.

(c)	Run-off indemnities Without prejudice to any right to damages or other claim which either party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect for a period of twenty four (24) months after the Agreement Term.

63.	Set-off

The Owners may set off any matured and/or contingent obligation due from the Charterers under the Transaction Documents against any obligation (whether matured or not) owed by the Owners to the Charterers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in their usual course of business for the purpose of the set-off.

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64.	Further assurances and undertakings

(a)	Each Party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter.

(b)	The Parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter.

65.	Cumulative rights

The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

66.	No waiver

No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.

67.	Entire agreement

This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements.

68.	Amendments

This Charter may not be amended, altered or modified except by a written instrument executed by each of the parties to this Charter.

69.	Invalidity

If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

70.	English language

All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

71.	No partnership

Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and neither party may make, or allow to be made any representation that any such relationship exists between the parties. Neither party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.

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72.	Disclosure of information

At any time after the Effective Date and during the Agreement Term, each of the Owners and the Charterers shall keep confidential and shall not, without the prior written consent of the other, disclose to any person:

(a)	the financial details of, or the transactions contemplated by, the Transaction Documents; or

(b)	any information provided pursuant to any of the Transaction Documents,

provided that the Parties may disclose any such information without consent:

(i)	to any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;

(ii)	to any person to whom, and to the extent that, information is required to be disclosed by any applicable law;

(iii)	to any investor, potential investor, purchaser or potential purchaser of or in any member of the Group;

(iv)	to any other member of the Group and, if required, to the financiers of such member of the Group;

(v)	to any Governmental Agency;

(vi)	to the Finance Parties or any party to any of the Transaction Documents;

(vii)	to the auditors, legal, financial or insurance advisors, underwriters or brokers of the Owners, the Charterers or of any of the persons listed in the paragraphs above or the lenders or financiers of or to the Group who shall, in each case, be instructed or under a professional obligation to maintain the confidentiality of any information supplied to them; or

(viii)	in any manner contemplated by any of the Transaction Documents.

73.	Notices

(a)	Any communication to be made under or in connection with this Charter shall be made in writing and, unless otherwise stated, may be made by letter or email.

(b)	The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Charter for any communication or document to be made or delivered under or in connection with this Charter are:

(i)	in the case of the Charterers:

Hafnia Chemical Tankers Pte. Ltd.

Address:	10 Pasir Panjang Road, #18-01 Mapletree Business City, Singapore 117438

Email:	spa@hafniabw.com; jla@hafniabw.com; cts@hafniabw.com; jte@hafniabw.com; jto@hafniabw.com; corptf@hafniabw.com

Attention:	Corporate Finance Team

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(ii)	in the case of the Owners:

Fortune Chem4 Shipping Limited

Address: Room 1802-3, 18/F, Worldwide House, 19 Des Voeux Road Central, Central, Hong Kong

Email: zhangxr@csscshipping.com

Attention: Zhang Xiaoran

or any substitute address, email address, department or officer as either party may notify to the other by not less than five (5) Business Days’ notice.

(c)	Any communication or document made or delivered by one party to this Charter to the other under or in connection with this Charter will only be effective:

(iii)	if by way of email, when sent with no error message received; or

(iv)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under paragraph (b) above, if addressed to that department or officer.

Any communication or document to be made or delivered to the Owners will be effective only when actually received by the Owners.

Any communication or document which becomes effective, in accordance with this paragraph (c), after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.

74.	Conflicts

Unless stated otherwise, in the event of there being any conflict between the provisions of Clauses 1 (Definitions) (Part II) to 31 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 83 (Discharge and re-assignment of Security), the provisions of Clauses 32 (Definitions) to 83 (Discharge and re-assignment of Security) shall prevail.

75.	Survival of Charterers’ obligations

The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder.

76.	Counterparts

This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

77.	Third Parties Act

(a)	Any person which is an Indemnitee or a Finance Party from time to time and is not a party to this Charter shall be entitled to enforce such terms of this Charter as provided for in this Charter in relation to the obligations of the Charterers to such Indemnitee, or (as the case may be) Finance Party, subject to the Third Parties Act. The Third Parties Act applies to this Charter as set out in this Clause 77.

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(b)	Save as provided above, a person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter.

78.	Waiver of immunity

(a)	To the extent that any Party may in any jurisdiction claim for itself or its assets or revenues immunity from any proceedings, suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to such Party or its assets or revenues, each Party agrees, to the extent permitted by any applicable law, not to claim and irrevocably waive, to the extent permitted by any applicable law, such immunity to the full extent permitted by the laws of such jurisdiction.

(b)	Each Party consents generally in respect of any proceedings to the giving of any relief and the issue of any process in connection with such proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which is made or given in such proceedings. Each Party agrees that in any proceedings in England this waiver shall have the fullest scope permitted by the English State Immunity Act 1978 and that this waiver is intended to be irrevocable for the purposes of such Act.

79.	Enforcement

79.1        Law and arbitration

(a)	This Charter and any contractual or non-contractual obligations arising from or connected with this Charter shall be governed by, and interpreted in accordance with, English law.

(b)	Any dispute, controversy, difference or claim arising out of or relating to this Charter, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (a “Dispute”) shall be referred to and finally resolved by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(c)	The seat of arbitration shall be Hong Kong.

(d)	The number of arbitrators shall be three. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if the sole arbitrator had been appointed by agreement. If each party appoints its own arbitrator those two arbitrators shall (within 30 days of the appointment of the last of the two appointments) nominate the third arbitrator. If they cannot agree on a third arbitrator, then the chairperson of the HKIAC must be chosen as the third arbitrator.

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(e)	The arbitration proceedings shall be conducted in English.

(f)	The law governing this Clause 79.1 (Law and arbitration) shall be English law.

79.2	Waiver of immunity

To the extent that the Charterers have acquired or may, after the Effective Date, acquire any immunity, with respect to themselves and their revenues and assets (irrespective of their use or intended use), on the grounds of sovereignty or other similar grounds from:

(f)	suit;

(g)	jurisdiction of any court;

(h)	relief by way of injunction or order for specific performance or recovery of property;

(i)	attachment of their assets (whether before or after judgment); and

(j)	execution or enforcement of any judgment to which they or their revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and they irrevocably agree, to the extent permitted by applicable law, that they will not claim any immunity in any such proceedings), the Charterers irrevocably and expressly waives, to the extent permitted by applicable law, such immunity in respect of their obligations under this Charter.

80.	FATCA

(a)	For the purpose of this Clause 80, the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(i)	sections 1471 through 1474 of the Code and any associated regulations;

(ii)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above; or

(iii)	any agreement pursuant to the implementation of paragraphs (i) or (ii) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the other Transaction Documents required by or under FATCA.

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(b)	The Charterers shall procure that:

(i)	if an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA;

(ii)	if a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required; and

(iii)	within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment shall deliver to the Owners evidence satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant governmental or taxation authority.

81.	Quiet Enjoyment

The Owners undertake with the Charterers that unless a Termination Event has occurred, the Owners shall not (and shall procure that a Finance Party shall not) disturb or interfere with the quiet and peaceful use, possession and enjoyment of the Vessel and the operation of the Vessel by the Charterers.

82.	Control

Unless with the prior written consent of the Charterers (which consent shall not be unreasonably withheld or delayed), the Owners are to remain under the sole ownership and control of CSSC (Hong Kong) Shipping Company Limited, being the parent company of the Owners throughout the Charter Period.

83.	Discharge and re-assignment of Security

(a)	Following the expiry of the Agreement Term, the Owners will, at the cost of and the request of the Charterers, execute and deliver to the Charterers a discharge or re-assignment (as applicable) of any Security Interest and redeliver the Security Documents to or to the order of Charterers.

(b)	When any discharge or re-assignment is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, liquidation or otherwise, without limitation, the security created by or pursuant to any Security Document shall continue as if the discharge or re-assignment had not occurred.

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CSSC/Hafnia - BBC AC (Amended and Restated) - Hafnia Topaz

SCHEDULE 1
LIST OF RELATED VESSELS

Name of Vessel	Owners	Charterers
m.v. “Hafnia Aragonite”	Fortune Chem1 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.
m.v. “Hafnia Alabaster”	Fortune Chem2 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.
m.v. “Hafnia Achroite”	Fortune Chem3 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.
m.v. “Hafnia Tourmaline”	Fortune Chem5 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.
m.v. “Hafnia Tanzanite”	Fortune Chem6 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.

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SCHEDULE 2
FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE

It is hereby certified that pursuant to a bareboat charter dated                                           20 and made between Fortune Chem4 Shipping Limited (the “Owners”) as owners and Navig8 Chemical Tankers 28 Inc (the “Bareboat Charterer”) as bareboat charterers (as maybe amended and supplemented from time to time, the “Bareboat Charter”) in respect of one (1) 49,560.8 DWT chemical/oil products tanker named “Navig8 Topaz” and registered under the laws and flag of the Republic of the Marshall Islands with IMO number 9753686 (the “Vessel”), the Vessel is delivered for charter by the Owners to the Bareboat Charterers, and accepted by the Bareboat Charterers from the Owners at hours ([ ] time) on the date hereof pursuant to the terms and conditions of the Bareboat Charter.

IN WITNESS WHEREOF, the Owners and the Bareboat Charterers have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this day of in .

THE OWNERS	THE BAREBOAT CHARTERERS
Fortune CHEM4 Shipping Limited	Navig8 Chemical Tankers 28 Inc
by:	by:

Name:	Name:
Title:	Title:
Date:	Date:

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SCHEDULE 3
FORM OF TITLE RE-TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE

PROTOCOL OF DELIVERY AND ACCEPTANCE

m.v. “ HAFNIA TOPAZ”

Fortune Chem4 Shipping Limited of 1801, 18/F., Worldwide House, 19 Des Voeux Road, Central, Hong Kong (the “Owners”) deliver to Hafnia Chemical Tankers Pte. Ltd. whose registered office is at 10 Pasir Panjang Road, #18-01, Mapletree Business City, Singapore 117438 (the “Bareboat Charterers”) the Vessel described below and the Bareboat Charterers accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charter 28 January 2021, as amended, supplemented and novated from time to time, pursuant to which the Owners have agreed to let and the Charterers have agreed to charter the Vessel.

Name of Vessel:	m.v. “HAFNIA TOPAZ”

Flag:	the Republic of the Marshall Islands

Place of Registration:	the Republic of the Marshall Islands

IMO Number:	9753686

Gross	Registered Tonnage: 29,492

Net Registered Tonnage:	13,589

Dated:	20

At:	hours ([ ] time)

Place of delivery:

THE OWNERS	THE BAREBOAT CHARTERERS
Fortune chem4 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.
by:	by:

Name:	Name:
Title:	Title:
Date:	Date:

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SCHEDULE 4
FORM OF COMPLIANCE CERTIFICATE

To:	Fortune chem4 Shipping Limited

1801, 18/F., Worldwide House, 19 Des Voeux Road, Central, Hong Kong

(the “Owners”)

From:	Hafnia Limited

Inchona Services Limited, Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda

Dated:

Dear Sirs

Bareboat charter dated 28 January 2021, as amended, supplemented and novated from time to time, pursuant to which the Owners have agreed to let and Hafnia Chemical Tankers Pte. Ltd. has agreed to charter the chemical/oil products tanker named “HAFNIA TOPAZ” (the “Charter”)

1.	We refer to the Charter.

2.	This is a Compliance Certificate. Terms defined in the Charter have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

3.	We confirm that: as at the date on which the financial statements accompanying this Compliance Certificate were drawn up:

[Insert details of covenants to be certified]

[Charterers to provide details of calculations of financial covenants]

4.	[We confirm that no Termination Event is continuing.]*

For and on behalf of

Hafnia Limited

________________

Name:

Title: Director

* If this statement cannot be made, the certificate should identify any Termination Event that is continuing and the steps, if any, being taken to remedy it.

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BAREBOAT CHARTER dated 28 January 2021
FOR THE chemical/oil products tanker NAMED “HAFNIA TOPAZ”
as amended and supplemented pursuant to

a side letter dated 30 July 2021,

as AMENDED AND supplemented pursuant to a supplemental agreement dated 3 July 2023,

and as novated, amended and restated pursuant to A novation, amendment and restatement agreement dated 2023

THE OWNERS	THE CHARTERERS

Fortune chem4 Shipping Limited	Hafnia Chemical Tankers Pte. Ltd.

by:	by:

Name:	Name:
Title:	Title:
Date:	Date:

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Schedule 4 Form of Protocol of Delivery and Acceptance

Protocol of Delivery and Acceptance

It is hereby certified that:

(1)	pursuant to the bareboat charter 28 January 2021 and made between Fortune chem4 Shipping Limited (the “Owner”) as owners and CHEMICAL TANKERS 28 INC (the “Original Charterer”) as bareboat charterers (as amended and supplemented from time to time, the “Original Charter”) in respect of the chemical/oil products tanker named “HAFNIA TOPAZ” with IMO number 9753686 and registered under the laws and flag of the Republic of the Marshall Islands (the “Vessel”), the Vessel was delivered for charter by the Owner to the Original Charterer, and accepted by the Original Charterer from the Owner at 20:24 hours (Shanghai time) on 29 July 2021 pursuant to the terms and conditions of the Original Charter; and

(2)	pursuant to the novation, amendment and restatement agreement dated _____________________ and made between (among others) the Owner, the Original Charterer and Hafnia Chemical Tankers Pte. Ltd. (the “New Charterer”) (the “Novation, Amendment and Restatement Agreement”):

(i)	the possession of the Vessel was delivered by the Original Charterer to the New Charterer; and

(ii)	the Vessel was delivered for charter by the Owner to the New Charterer, and accepted by the New Charterer from the Owner under the Original Charter as novated, amended and restated pursuant to the Novation, Amendment and Restatement Agreement,

at __________ hours (Shanghai time) on _______________________ [at sea].

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CSSC/Hafnia – Novation, Amendment and Restatement Agreement - Hafnia Topaz

IN WITNESS WHEREOF, the Owner, the Original Charterer and the New Charterer have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representatives on this                                   day of                                     20.

the owner
Fortune chem4 Shipping Limited
by:
_________________________
Name:
Title:
Date:

the oRIGINAL CHARTERER	the new CHARTERER
CHEMICAL TANKERS 28 INC	Hafnia Chemical Tankers Pte. Ltd.
by:	by:
_________________________	_________________________
Name:	Name:
Title:	Title:
Date:	Date:

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In witness of which the Parties have executed this Novation, Amendment and Restatement Agreement as a deed the day and year first before written.

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The Original Charterer

Signed and delivered		)	Petrus Wouter van Echtelt
as a Deed		)
by CHEMICAL TANKERS 28 INC		)
acting by		)
)
its dully authorised director		)
)
in the presence of:		)

Witness signature:
Name:	Joshua Lau Tse Siong
Address:	Mapletree Business City, #18-01, 10 Pasir Panjang Road, Singapore 117438

The New Charterer

Signed and delivered		)	Pay Shu Zhen
as a Deed		)
by HAFNIA CHEMICAL TANKERS		)
PTE. LTD.		)
acting by		)
)
its dully authorised director		)
)
in the presence of:		)

Witness signature:
Name:	Joshua Lau Tse Siong
Address:	Mapletree Business City, #18-01, 10 Pasir Panjang Road, Singapore 117438

The New Guarantor

Signed and delivered		)	Petrus Wouter van Echtelt
as a Deed		)
by HAFNIA LIMITED		)
acting by		)
)
its dully authorised director Attorney-in-fact		)
)
in the presence of:		)

Witness signature:
Name:	Joshua Lau Tse Siong
Address:	Mapletree Business City, #18-01, 10 Pasir Panjang Road, Singapore 117438

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The Owner

Signed and delivered		)
as a Deed		)
by FORTUNE CHEM4 SHIPPING LIMITED		)
acting by Zhang Xiaoran		)
)
its dully authorised director Attorney-in-fact		)
)
in the presence of:		)

Witness signature:
Name:	Zhang Mu
Address:	Room 12B01-03,128/F, Marine Tower, No.1 Pudong Avenue, Shanghai, 200120

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CSSC/Hafnia – Novation, Amendment and Restatement Agreement - Hafnia Topaz